As filed with the U.S. Securities and Exchange Commission on July 21, 2015

File No. 811-7440

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	(X)

Amendment No. 34	(X)

DIMENSIONAL EMERGING MARKETS VALUE FUND
(Exact Name of Registrant as Specified in Charter)

6300 Bee Cave Road, Building One
Austin, Texas 78746
(Address of Principal Executive Offices)

(512) 306-7400
(Registrant’s Telephone Number, including Area Code)
___________

Catherine L. Newell, Esq.
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746
(Name and Address of Agent for Service)
___________

Please Send Copies of Communications to:
Jana L. Cresswell, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
(215) 564-8048

DIMENSIONAL EMERGING MARKETS VALUE FUND

Part A

July 21, 2015

Introduction

DIMENSIONAL EMERGING MARKETS VALUE FUND (formerly, Dimensional Emerging Markets Value Fund Inc.) (the “Fund”), 6300 Bee Cave Road, Building One, Austin, TX 78746, (512) 306-7400, offers its shares to other investment companies and institutional investors.  The investment objective of the Fund is to seek long-term capital growth through investment in emerging market equity securities.

Shares of the Fund are issued solely in private placements pursuant to available exemptions from registration under the Securities Act of 1933, as amended (“Securities Act”).  This Part A of the Fund’s registration statement (“Part A”) does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

TABLE OF CONTENTS
Page
DIMENSIONAL EMERGING MARKETS VALUE FUND
Investment Objective and Policies
Fund Characteristics and Policies
Portfolio Construction
SECURITIES LOANS
SECURITIES LENDING REVENUE
PRINCIPAL RISKS
Market Risk
Small Company Risk
Value Investment Risk
Foreign Securities Risk
Emerging Markets Risk
Foreign Currencies and Related Transactions Risk
Risks of Borrowing
Derivatives Risk
Risks of Futures Contracts and Options on Futures
Securities Lending Risk
MANAGEMENT OF THE FUND
Investment Services
Manager of Managers Structure
DISTRIBUTIONS AND TAXES
PURCHASE OF SHARES
Cash Purchases
In-Kind Purchases
POLICY REGARDING EXCESSIVE OR SHORT-TERM TRADING
VALUATION OF SHARES
Net Asset Value
Public Offering Price
EXCHANGE OF SHARES
REDEMPTION OF SHARES
Redemption Procedures
Redemption of Small Accounts
In-Kind Redemptions
DISCLOSURE OF PORTFOLIO HOLDINGS

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DIMENSIONAL EMERGING MARKETS VALUE FUND

Investment Objective and Policies

Dimensional Fund Advisors LP (the “Advisor”) believes that equity investing should involve a long-term view and a systematic focus on sources of expected returns, not on stock picking or market timing. In constructing an investment portfolio, the Advisor identifies a broadly diversified universe of eligible securities with precisely-defined risk and return characteristics. It then places priority on efficiently managing portfolio turnover and keeping trading costs low. In general, the Advisor does not intend to purchase or sell securities for the investment portfolio based on prospects for the economy, the securities markets or the individual issuers whose shares are eligible for purchase.

The investment objective of the Fund is to achieve long-term capital growth by investing primarily in emerging market equity securities.  The Fund seeks to achieve its investment objective by investing in companies associated with emerging markets, including frontier markets (emerging market countries in an earlier stage of development), authorized for investment by the Investment Committee of the Advisor (“Approved Markets”).  The Fund invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter markets.  These exchanges or over-the-counter markets may be either within or outside the issuer’s domicile country.  For example, the securities may be listed or traded in the form of European Depositary Receipts, Global Depositary Receipts, American Depositary Receipts or other types of depositary receipts (including non-voting depositary receipts) or may be listed on bona fide securities exchanges in more than one country.

The Fund seeks to achieve its objective by purchasing emerging market equity securities that are deemed by the Advisor to be value stocks at the time of purchase.  Securities are considered value stocks primarily because a company’s shares have a high book value in relation to their market value.  In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer’s industry.  The criteria the Advisor uses for assessing value are subject to change from time to time.  In addition, the Advisor may adjust the representation in the Fund of an eligible company, or exclude a company, after considering a company’s size, value and/or  profitability relative to other eligible companies.  In assessing profitability, the Advisor may consider different ratios, such as that of earnings or profits from operations relative to book value or assets.  No assurance can be given that the Fund’s investment objective will be achieved.  As a non-fundamental policy, under normal circumstances, the Fund will invest at least 80% of its net assets in emerging markets investments that are defined in this Part A as Approved Market securities.

Fund Characteristics and Policies

The Fund’s policy is to seek to achieve its investment objective by purchasing emerging market equity securities across all market capitalizations, and specifically those that are deemed by the Advisor to be value stocks at the time of purchase, as described in the paragraph above.

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The Fund may not invest in all such companies or Approved Markets described in this Part A for reasons that include constraints imposed within Approved Markets, restrictions on purchases by foreigners and the Fund’s policy not to invest more than 25% of its assets in any one industry.

Approved Market securities are defined as securities that are associated with an Approved Market, and include, among others:  (a) securities of companies organized under the laws of, or maintain their principal place of business in, an Approved Market; (b) securities for which the principal trading market is in an Approved Market; (c) securities issued or guaranteed by the government of an Approved Market country, its agencies or instrumentalities, or the central bank of such country; (d) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets; (e) securities of companies that derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in Approved Markets or have at least 50% of their assets in Approved Markets; (f) Approved Market equity securities in the form of depositary shares; (g) securities of pooled investment vehicles that invest primarily in Approved Market securities or derivative instruments that derive their value from Approved Markets securities; or (h) securities included in the Fund’s benchmark index.

Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries or regions.  As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets.  The Advisor, however, will select only those companies that, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets.  For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the criteria discussed above to be considered associated with Approved Markets.

In determining what countries are eligible markets for the Fund, the Advisor may consider various factors, including without limitation, the data, analysis, and classification of countries published or disseminated by the International Bank for Reconstruction and Development (commonly known as the World Bank), the International Finance Corporation, FTSE International, MSCI and Citigroup.  Approved Markets may not include all such emerging markets.  In determining whether to approve markets for investment, the Advisor will take into account, among other things, market liquidity, relative availability of investor information, government regulation, including fiscal and foreign exchange repatriation rules, and the availability of other access to these markets for the Fund.

As of the date of this Part A, the Fund invests in the following countries that are designated as Approved Markets:  Brazil, Chile, China, Columbia, Czech Republic, Greece, Hungary, India, Indonesia, Malaysia, Mexico, the Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey.  The Advisor will determine in its discretion when and whether to invest in countries that have been authorized, depending on a number of factors, such as asset growth in the Fund and characteristics of each country’s markets.  In addition to the Approved Markets listed above, the Fund may continue to hold securities in countries that are

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not currently authorized for investment, but that had been authorized for investment in the past and may reinvest distributions received in connection with such existing investments in such previously Approved Markets.

Pending the investment of new capital in Approved Markets securities, the Fund will typically invest in money market instruments or other highly liquid debt instruments including those denominated in U.S. dollars (including, without limitation, repurchase agreements).  In addition, the Fund may, for liquidity, or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although the Fund does not expect the aggregate of all such amounts to exceed 10% of its net assets under normal circumstances.  The Fund may also invest in Exchange Traded Funds (“ETFs”) and similarly structured pooled investments that provide exposure to Approved Markets or other equity markets, including the United States, for the purposes of gaining exposure to the equity markets while maintaining liquidity.

To the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund also may invest in shares of other investment companies that invest in one or more Approved Markets, although it intends to do so only where access to those markets is otherwise significantly limited.  In some Approved Markets, it may be necessary or advisable for the Fund to establish a wholly-owned subsidiary or a trust for the purpose of investing in the local markets.

The Fund may use derivatives, such as futures contracts and options on futures contracts for Approved Market or other equity market securities and indices, including those of the United States, to adjust market exposure based on actual or expected cash inflows to or outflows from the Fund.  The Fund does not intend to use derivatives for purposes of speculation or leveraging investment returns.  In addition to money market instruments and other short-term investments, the Fund may invest in affiliated and unaffiliated registered and unregistered money market funds to manage cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes.  Investments in ETFs and money market funds may involve duplication of certain fees and expenses.

Portfolio Construction

Even though a company’s stock may meet the Fund’s criterion for investment, it may not be included in the Fund for a number of reasons.  For example, in the Advisor’s judgment, the issuer may be considered in extreme financial difficulty or a material portion of its securities may be closely held and not likely available to support market liquidity.  To this extent, there will be the exercise of discretion and consideration by the Advisor in purchasing securities in an Approved Market and in determining the allocation of investments among Approved Markets.

Generally, changes in the composition and relative ranking (in terms of book to market ratio) of the stocks that are eligible for purchase by the Fund take place with every trade when the securities markets are open for trading due primarily to price changes of such securities.  On a periodic basis, the Advisor will identify value stocks that are eligible for investment and re-evaluate eligible value stocks no less than semi-annually.

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In general, securities will not be purchased or sold based on the prospects for the economy, the securities markets, or the individual issuers whose shares are eligible for purchase.  Securities that have depreciated in value since their acquisition will not be sold solely because prospects for the issuer are not considered attractive or due to an expected or realized decline in securities prices in general.  Securities generally will not be sold solely to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.  Securities, including those eligible for purchase, may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances warrant their sale, including but not limited to tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices.  Generally, securities will be purchased with the expectation that they will be held for longer than one year and will be held until such time as they are no longer considered an appropriate holding in light of the investment policy of the Fund.

For the purpose of converting U.S. dollars to another currency, or vice versa, or converting one foreign currency to another foreign currency, the Fund may enter into forward foreign exchange contracts.  In addition, to hedge against changes in the relative value of foreign currencies, the Fund may purchase foreign currency futures contracts.  However, the Fund generally does not hedge foreign currency risk.  The Fund will only enter into such a futures contract if it is expected that the Fund will be able readily to close out such contract.  However, there can be no assurance that the Fund will be able in any particular case to do so, and if it cannot, the Fund may suffer a loss.

SECURITIES LOANS

The Fund is authorized to lend securities to qualified brokers, dealers, banks, and other financial institutions for the purpose of earning additional income.  While the Fund may earn additional income from lending securities, such activity is incidental to the investment objective of the Fund.  The value of securities loaned may not exceed 33⅓% of the value of the Fund’s total assets, which includes the value of collateral received.  To the extent the Fund loans a portion of its securities, the Fund will receive collateral consisting generally of cash or U.S. Government securities, which will be maintained by marking to market daily in an amount equal to at least (i) 100% of the current market value of the loaned securities with respect to securities of the U.S. Government or its agencies; (ii) 102% of the current market value of the loaned securities with respect to U.S. securities; and (iii) 105% of the current market value of the loaned securities with respect to foreign securities.  Subject to its stated investment policies, the Fund will generally invest the cash collateral received for loaned securities in The DFA Short-Term Investment Fund (the “Money Market Series”), an affiliated registered money market fund advised by the Advisor for which the Advisor receives a management fee of 0.05% of the average daily net assets of the Money Market Series.  The Fund also may invest such collateral in securities of the U.S. Government or its agencies, repurchase agreements collateralized by securities of the U.S. Government or its agencies, and affiliated and unaffiliated registered and unregistered money market funds.  For purposes of this paragraph, agencies include both agency debentures and agency mortgage backed securities.

In addition, the Fund will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest, or other distributions on the loaned securities.  However, dividend income received from loaned

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securities may not be eligible to be taxed at qualified dividend income rates.  See Part B “TAXATION OF THE FUND—Complex Securities—Securities lending” for a further discussion of the tax consequences related to securities lending.  The Fund will be entitled to recall a loaned security in time to vote proxies or otherwise obtain rights to vote proxies of loaned securities if the Fund knows a material event will occur.  In the event of the bankruptcy of the borrower, the Fund could experience delay in recovering the loaned securities or only recover cash or a security of equivalent value.  See “PRINCIPAL RISKS—Securities Lending” for a discussion of the risks related to securities lending.

SECURITIES LENDING REVENUE

During the fiscal year ended October 31, 2014, the Fund received $24,872,000 in net revenues from a securities lending program (see “SECURITIES LOANS”), which constituted 0.13% of the average daily net assets of the Fund.

PRINCIPAL RISKS

Market Risk

Even a long-term investment approach cannot guarantee a profit.  Economic, political, and issuer specific events will cause the value of securities and the net asset value of the Fund’s shares to rise and fall.  Because the value of an investment in the Fund will fluctuate, there is the risk that an investor will lose money.

Small Company Risk

Securities of small companies are often less liquid than those of large companies and this could make it difficult to sell a small company security at a desired time or price.  As a result, small company stocks may fluctuate relatively more in price.  In general, smaller capitalization companies are also more vulnerable than larger companies to adverse business or economic developments and they may have more limited resources.

Value Investment Risk

Value stocks may perform differently from the market as a whole and following a value-oriented investment strategy may cause the Portfolio to at times underperform equity funds that use other investment strategies.

Foreign Securities Risk

The Fund invests in foreign issuers.  Such investments involve risks that are not associated with investments in U.S. public companies.  Such risks may include legal, political, and/or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls, or the adoption of other foreign governmental restrictions that might adversely affect the value of the assets held by the Fund.  Further, foreign issuers are not generally subject to uniform accounting, auditing, and financial

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reporting standards comparable to those of U.S. public companies, and there may be less publicly available information about such companies than comparable U.S. companies.

The economies of many countries in which the Fund invests are not as diverse or resilient as the U.S. economy, and have significantly less financial resources.  Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measures of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for these commodities.

In many foreign countries, stock markets are more variable than U.S. markets for two reasons.  Contemporaneous declines in both (i) foreign securities prices in local currencies, and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of the Fund.  The net asset value of the Fund is denominated in U.S. dollars, and, therefore, declines in market price of both the foreign securities held by the Fund and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Fund’s shares.

Emerging Markets Risk

The investments of the Fund involve risks in addition to the usual risks of investing in developed foreign markets.  A number of emerging markets restrict, to varying degrees, foreign investment in stocks.  Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging countries.  In some jurisdictions, such restrictions and the imposition of taxes are intended to discourage shorter rather than longer-term holdings.  While the Fund will invest only in markets where these restrictions are considered acceptable to the Advisor, new or additional repatriation restrictions might be imposed subsequent to the Fund’s investment.  If such restrictions were imposed subsequent to investment in the securities of a particular country, the Fund, among other things, might discontinue the purchase of securities in that country.  Such restrictions will be considered in relation to the Fund’s liquidity needs and other factors and may make it particularly difficult to establish the fair market value of particular securities from time to time.  Further, some attractive equity securities may not be available to the Fund because foreign shareholders hold the maximum amount permissible under current laws.

Relative to the U.S. and to larger non-U.S. markets, many of the emerging markets in which the Fund may invest are relatively small, have low trading volumes, suffer periods of illiquidity, are characterized by significant price volatility and generally have higher risks than developed markets.  Such factors may be even more pronounced in jurisdictions where securities ownership is divided into separate classes for domestic and non-domestic owners.  These risks are heightened for investments in small company emerging markets securities.

In addition, many emerging markets, including most Latin American countries, have experienced substantial and, in some periods, extremely high, rates of inflation for many years.  Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain countries.  In an attempt to control inflation, wage and price controls have been imposed at times in certain countries.  Certain emerging markets have recently transitioned, or are in the process of transitioning, from

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centrally controlled to market-based economies.  There can be no assurance that such transitions will be successful.

Brokerage commissions, custodial services, and other costs relating to investment in foreign markets generally are more expensive than in the United States; this is particularly true with respect to emerging markets.  Such markets have different settlement and clearance procedures.  In certain markets, there have been times when settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions.  The inability of the Fund to make intended securities purchases due to settlement problems could cause the Fund to miss investment opportunities.  Inability to dispose of a portfolio security caused by settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, possible liability to the purchaser.

The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for the Fund’s portfolio securities in such markets may not be readily available.  The Fund’s portfolio securities in the affected markets will be valued at fair value determined in good faith by or under the direction of the Board of Trustees of the Fund (the “Board”).

Government involvement in the private sector varies in degree among the emerging markets contemplated for investment by the Fund.  Such involvement may, in some cases, include government ownership of companies in certain commercial business sectors, wage and price controls, or imposition of trade barriers and other protectionist measures.  With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies, or other measures that could be detrimental to the investments of the Fund.

Taxation of dividends and capital gains received by non-residents varies among countries with emerging markets and, in some cases, is high in relation to comparable U.S. rates.  Particular tax structures may have the intended or incidental effect of encouraging long holding periods for particular securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction.  In addition, emerging market jurisdictions typically have less well-defined tax laws and procedures than is the case in the U.S., and such laws may permit retroactive taxation so that the Fund could in the future become subject to local tax liability that it had not reasonably anticipated in conducting its investment activities or valuing its assets.

Foreign Currencies and Related Transactions Risk

Investments of the Fund will be denominated in foreign currencies.  Changes in the relative values of foreign currencies and the U.S. dollar, therefore, will affect the value of investments of the Fund.  The Fund may (but typically does not) purchase foreign currency futures contracts and options thereon in order to hedge against changes in the level of foreign currency exchange rates.  Such contracts involve an agreement to exchange two currencies at a future date at a fixed rate set in the contract and would enable the Fund to protect against losses resulting from adverse changes in the relationship between the U.S. dollar and foreign currencies

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occurring between the trade and settlement dates of the Fund’s securities transactions, but they also tend to limit the potential gains that might result from a positive change in such currency relationships.  Gains and losses on investments in futures and options thereon depend on the direction of interest rates and other economic factors.

Risks of Borrowing

The Fund has reserved the right to borrow amounts not exceeding 33% of its net assets for the purpose of making redemption payments.  When advantageous opportunities to do so exist, the Fund may purchase securities when borrowings exceed 5% of the value of its net assets.  Such purchases can be considered to be “leveraging” and, in such circumstances, the net asset value of the Fund may increase or decrease at a greater rate than would be the case if the Fund had not leveraged.  The interest payable on the amount borrowed would increase the Fund’s expenses and, if the appreciation and income produced by the investments purchased when the Fund has borrowed are less than the cost of borrowing, the investment performance of the Fund will be reduced as a result of leveraging.

Derivatives Risk

Derivatives are instruments, such as futures contracts and foreign exchange forward contracts, whose value is derived from that of other assets, rates or indices.  The use of derivatives for non-hedging purposes may be considered more speculative than other types of investments.  When the Fund uses derivatives, the Fund will be directly exposed to the risks of that derivative.  Derivative instruments are subject to a number of risks including counterparty, liquidity, interest rate, market, credit and management risks, and the risk of improper valuation. Changes in the value of a derivative may not correlate perfectly with the underlying asset, rate or index, and the Fund could lose more than the principal amount invested.

Risks of Futures Contracts and Options on Futures

The Fund may invest in index futures contracts and options on index futures.  Index futures contracts and options on index futures are derivative securities.  These investments entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Fund and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting the Fund’s ability to close a position in such investments.  Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited.  Certain restrictions imposed by the Internal Revenue Code of 1986, as amended (the “Code”) may limit the ability of the Fund to invest in futures contracts and options on futures contracts.

The Fund is operated by a person that has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) with respect to the Fund described in this Part A, and, therefore, such person is not subject to registration or regulation as a commodity pool operator under the CEA with respect to such Fund.

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Securities Lending Risk

The Fund may lend its portfolio securities to generate additional income.  Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all.  As a result, the Fund may lose money and there may be a delay in recovering the loaned securities.  The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.  Securities lending may have certain potential adverse tax consequences.  See “SECURITIES LOANS” for further information on securities lending.

Cyber Security Risk

The Fund and its service providers’ use of internet, technology and information systems may expose the Fund to potential risks linked to cyber security breaches of those technological or information systems. Cyber security breaches, amongst other things, could allow an unauthorized party to gain access to proprietary information, customer data, or fund assets, or cause the Fund and/or its service providers to suffer data corruption or lose operational functionality.

MANAGEMENT OF THE FUND

Dimensional Fund Advisors LP (the “Advisor”) serves as investment advisor to the Fund.  As such, the Advisor is responsible for the management of the Fund’s assets.  The Fund is managed using a team approach.  The investment team includes the Investment Committee of the Advisor, portfolio managers, and trading personnel.

The Investment Committee is composed primarily of certain officers and directors of the Advisor who are appointed annually.  As of the date of this Part A, the Investment Committee has eleven members.  Investment strategies for the Fund are set by the Investment Committee, which meets on a regular basis and also as needed to consider investment issues.  The Investment Committee also sets and reviews all investment related policies and procedures and approves any changes in regards to approved countries, security types, and brokers.

In accordance with the team approach used to manage the portfolios, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee.  The portfolio managers and portfolio traders also make daily investment decisions regarding the Fund based on the parameters established by the Investment Committee.  Karen E. Umland, Joseph H. Chi, Jed S. Fogdall, Henry F. Gray, Daniel C. Ong and Bhanu P. Singh coordinate the efforts of all other portfolio managers or trading personnel with respect to the day-to-day management of the Fund.

Ms. Umland is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee.  She received her BA from Yale University in 1988 and her MBA from the University of California at Los Angeles in 1993.  Ms. Umland joined the Advisor in 1993 and has been a portfolio manager and responsible for the Fund since 1998.

Mr. Chi is a Senior Portfolio Manager and Vice President of the Advisor and is the Chairman of the Investment Committee.  Mr. Chi has an MBA and BS from the University of

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California, Los Angeles and also a JD from the University of Southern California.  Mr. Chi joined the Advisor as a portfolio manager in 2005 and has been responsible for the Fund since 2010  and domestic equity portfolios since 2012.

Mr. Fogdall is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee.  Mr. Fogdall has an MBA from the University of California, Los Angeles and a BS from Purdue University.  Mr. Fogdall joined the Advisor as a portfolio manager in 2004 and has been responsible for the Fund since 2010 and domestic equity portfolios since 2012.

Mr. Gray is Head of Global Equity Trading and a Vice President of the Adviser and a member of the Investment Committee.  Mr. Gray received his MBA from the University of Chicago in 1995 and his AB from Princeton University in 1989.  Mr. Gray joined the Advisor in 1995, was a portfolio manager from 1995 to 2005, and has been Head of Global Equity Trading since 2006 and responsible for the Fund and domestic equity portfolios since 2012.

Mr. Ong is a Senior Portfolio Manager and Vice President of the Advisor. Mr. Ong holds an MBA from the University of Chicago Booth School of Business and a BA from the University of California, Irvine. Mr. Ong joined the Advisor in 2005, has been a portfolio manager since 2005, and has been responsible for the Fund since 2015.

Mr. Singh is a Senior Portfolio Manager and Vice President of the Advisor. Mr. Singh received his MBA from the University of Chicago and his BA from the University of California, Los Angeles. Mr. Singh joined the Advisor originally in 2003, has been a portfolio manager since 2012 and has been responsible for the Fund and international equity portfolios since 2015.

Part B, the statement of additional information, provides information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of the Fund’s shares.

The Advisor provides the Fund with a trading department and selects brokers and dealers to effect securities transactions.  Securities transactions are placed with a view to obtaining the best price and execution of such transactions.  The Advisor is authorized to pay a higher commission to a broker, dealer, or exchange member than another such organization might charge if it determines, in good faith, that the commission paid is reasonable in relation to the research or brokerage services provided by such organization.  A discussion regarding the basis for the Board approving the new investment management agreement with respect to the Fund is available in the semi-annual report for the Fund for the six-month period ended April 30, 2015.

For the fiscal year ended October 31, 2014, the Advisor received a fee for its services from the Fund that, on an annual basis, equaled 0.10% of the average daily net assets of the Fund.

The Fund bears all of its own fees, expenses, charges, assessments, taxes, and other costs incurred in its operations, whether incurred directly by the Fund or incurred by the Advisor on its behalf. The expenses payable by the Fund shall include, but are not limited to: services of its independent registered public accounting firm, legal counsel to the Fund and its disinterested Trustees, fees and expenses of disinterested Trustees, employees and consultants, accounting and

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pricing costs (including the daily calculations of net asset value), brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes and other governmental fees levied against the Fund, insurance premiums, investment fees and expenses of the Fund, including the interest expense of borrowing money, the costs incidental to meetings of its shareholders and Trustees, the cost of filing its registration statement under the federal securities laws and the cost of any other filings required under federal and state securities laws, the costs of preparing, printing and mailing proxies, shareholder reports, prospectuses, statements of additional information and other fund documents, transfer and dividend disbursing agency, administrative services and custodian fees, including the expenses of issuing, repurchasing or redeeming its shares, fees and expenses of securities lending agents and the oversight of the securities lending activities of the Fund, fees and expenses associated with trade administration oversight services with respect to reconciliations and the oversight of settlement and collateral management, litigation, regulatory examinations/proceedings and other extraordinary or nonrecurring expenses, and other expenses properly payable by the Fund.

The Advisor has been engaged in the business of providing investment management services since May 1981.  The Advisor is currently organized as a Delaware limited partnership and is controlled and operated by its general partner, Dimensional Holdings Inc., a Delaware corporation.  As of January 31, 2015, assets under management of all Dimensional affiliated advisors totaled approximately $376 billion.

Investment Services

Pursuant to Sub-Advisory Agreements with the Advisor, Dimensional Fund Advisors Ltd. (“DFAL”), 20 Triton Street, Regents’ Place, London, NW13BF, United Kingdom, a company that is organized under the laws of England, and DFA Australia Limited (“DFA Australia”), Level 43 Gateway, 1 Macquarie Place, Sydney, New South Wales 2000, Australia, DFAL and DFA Australia have the authority and responsibility to select brokers or dealers to execute securities transactions for the Fund.  DFAL and DFA Australia’s duties include the maintenance of a trading desk for the Fund and the determination of the best and most efficient means of executing securities transactions.  On at least a semi-annual basis, the Advisor reviews the holdings of the Fund and reviews the trading process and the execution of securities transactions.  The Advisor is responsible for determining those securities that are eligible for purchase and sale by the Fund and may delegate this task, subject to its own review, to DFAL and DFA Australia.  DFAL and DFA Australia each maintain and furnish to the Advisor information and reports on companies in certain markets, including recommendations of securities to be added to the securities that are eligible for purchase by the Fund, as well as making recommendations and elections on corporate actions.  DFAL is a member of the Financial Conduct Authority, a self-regulatory organization for investment managers operating under the laws of England.  The Advisor controls DFAL and DFA Australia.

Manager of Managers Structure

The Advisor and the Fund intend to apply for an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) for a manager of managers structure that will allow the Advisor to appoint, replace or change, without prior shareholder approval, but subject to Board approval, sub-advisors that are controlled by the Advisor (i.e., the Advisor holds the

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right to vote over 50% of the sub-advisor’s outstanding voting securities) (“Dimensional Controlled Sub-advisors”). The Board only will approve a change with respect to sub-advisors if the Trustees conclude that such arrangements would be in the best interests of the Fund. As described above, DFA Australia and DFAL, each a Dimensional Controlled Subadvisor, currently serve as sub-advisors to the Fund. If a new Dimensional Controlled Sub-advisor is hired for the Fund, shareholders will receive information about the new sub-advisor within 90 days of the change. The exemptive order will allow greater flexibility for the Advisor to utilize, if desirable, personnel throughout the worldwide organization enabling the Fund to operate more efficiently. The Advisor will not hire unaffiliated sub-advisors and will not request the ability to do so in its application to the SEC for an exemptive order to allow the manager of managers structure.

The use of the manager of managers structure with respect to the Fund may be subject to certain conditions set forth in the SEC exemptive order. There can be no assurance that the SEC will grant the application for an exemptive order. Unless and until any such exemptive order is obtained, any appointment or replacement of sub-advisors would require shareholder approval.

DISTRIBUTIONS AND TAXES

The Fund has elected to be classified as a partnership and will not be a regulated investment company for U.S. federal income tax purposes.  As a partnership, the Fund will not be subject to U.S. federal income tax.  Instead, an investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund).  The Fund’s taxable year-end will be October 31, but may be subject to change, depending on the tax years of the investors in the Fund.  Although, as described above, the Fund will not be subject to U.S. federal income tax, the Fund will file appropriate U.S. federal income tax returns.

The use of derivatives by the Fund may cause the Fund to realize higher amounts of ordinary income or short-term capital gain, allocations of which are taxable to individual shareholders at ordinary income tax rates rather than at the more favorable tax rates for long-term capital gain.  Changes in government regulation of derivative instruments could affect the character, timing and amount of the Fund’s taxable income or gains, and may limit the Fund from using certain types of derivative instruments as a part of its investment strategy.

The Fund may be subject to foreign withholding taxes on income from foreign securities.

In general, distributions of money by the Fund to an investor will represent a non-taxable return of capital to the investor up to the amount of the investor’s adjusted tax basis in its entire interest in Fund.  The Fund, however, does not currently intend to declare and pay distributions to investors except as may be determined by the Board of Trustees.

Sale or Redemption of Fund’s Shares.  The sale of shares of the Fund is a taxable event and may result in a capital gain or loss to shareholders.  A distribution in partial or complete redemption of an investor’s shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the investor’s tax basis in the entire interest in the Fund.

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Any loss may be recognized only if an investor redeems the investor’s entire interest in the Fund for money.

Tax-Exempt Investors.  In the case of a tax-exempt investor, an allocable share of income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

Medicare Tax.  An additional 3.8% Medicare tax is imposed on certain net investment income of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of the Fund to the extent the net gain would be taken into account by the investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of the Fund’s interest, dividends and net gains) reduced by the deductions properly allocable to such income.  This Medicare tax, if applicable, is reported by investors on, and paid with, the investor’s federal income tax return.

State and Local Taxes.  In addition to federal taxes, an investor may be subject to state and local taxes on the distributive share of the Fund’s income and gains and on gains arising on redemption or exchange of the Fund’s shares.  Investors should consult their tax advisors to determine the applicability of state, local or foreign taxes to their distributive share of the Fund’s income, gains, losses, deductions, and credits.

Change in Entity Classification.  The Board reserves the right to change the entity classification of the Fund for U.S. federal income tax purposes at any time, as may be permitted or required under the Code.  For instance, the Board might cause the Fund, which is presently classified as a partnership, to elect to be classified as a corporation and taxable as a regulated investment company (if it has two or more shareholders) or disregarded entity (if it has one shareholder) or vice versa.  Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of the Fund, or the nature and number of shareholders of the Fund or other factors or events adversely affecting the ability of the Fund to comply with the Code.  A change in entity classification of the Fund may be a taxable event, causing the Fund and shareholders of the Fund that are subject to tax to recognize a taxable gain or loss.  Such a change in entity classification also would cause the shareholders of the Fund to be subject to a different taxation regime, which may adversely affect some shareholders depending upon their particular circumstances.

At any time the Fund has only one shareholder (owner), the Fund will be classified as a disregarded entity (“Disregarded Entity”), meaning, for federal income tax purposes, that the Fund will be disregarded as an entity separate from its owner.  At any time the Fund becomes a Disregarded Entity, the income, gains, losses, deductions, and credits of the Disregarded Entity are treated as earned by its sole shareholder with the same consequences as if the shareholder directly realized such amounts.  A distribution in cash or in-kind in partial or complete redemption of shares in a Disregarded Entity by its sole shareholder is a non-event for federal income tax purposes.  A partial sale of shares in a Disregarded Entity to another person would create a new partnership.  A Disregarded Entity does not file U.S. federal income tax returns.

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Other Reporting and Withholding Requirements.  Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold a 30% tax on certain U.S. source payments (such as interest, dividends, and certain other amounts, including any gross proceeds realized upon the sale or other disposition of any property that can produce U.S. source interest or dividends) paid by the Fund after June 30, 2014, except on payments of gross proceeds, which are not subject to the withholding tax until January 1, 2017, to certain foreign entities, referred to as foreign financial institutions or non-financial foreign entities, that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts.  The Fund may disclose the information that it receives from its investors to the Internal Revenue Service, non-U.S. taxing authorities or other parties as necessary to comply with FATCA.  Withholding also may be required if a foreign entity that is an investor of the Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

This discussion of “Distributions and Taxes” is not intended or written to be used as tax advice.  Prospective investors should consult the Part B.  Because everyone’s tax situation is unique, investors should consult their own tax professional about federal, state, local, or foreign tax consequences before making an investment in the Fund.

PURCHASE OF SHARES

Shares issued by the Fund are not registered under the Securities Act, which means that the Fund’s shares may not be sold publicly.  However, the Fund may sell its shares through private placements pursuant to available exemptions from registration under the Securities Act.  Shares of the Fund are sold only to other investment companies and certain institutional investors.

One shareholder of the Fund is an open-end investment company that seeks to achieve its investment objective by investing substantially all of its investable assets in the Fund (the “Feeder Portfolio”).  The Feeder Portfolio has a similar investment objective and investment policies and limitations as the Fund.  The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities.  The investment experience of the Feeder Portfolio will correspond directly with the investment experience of the Fund.

Cash Purchases

Investors may purchase shares of the Fund by first contacting the Fund’s transfer agent at (888) 576-1167.  All investments are subject to approval of the Advisor, and all investors must complete and submit the necessary account registration forms.  The Fund reserves the right to reject any initial or additional investment and to suspend the offering of shares of the Fund.

Investors having an account with a bank that is a member or a correspondent of a member of the Federal Reserve System may purchase shares by first calling the transfer agent at (888) 576-1167 to notify the transfer agent of the proposed investment, then requesting the bank to transmit immediately available funds (Federal Funds) by wire to the Fund’s custodian, for the

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account of Dimensional Emerging Markets Value Fund.  Additional investments also may be made through the wire procedure by first notifying the transfer agent.  Investors who wish to purchase shares of the Fund by check should first call the Fund’s transfer agent at (888) 576-1167 for additional instructions.

Payment of the total amount due should be made in U.S. dollars.  Under certain circumstances, shares also may be purchased and sold by investors through securities firms that may charge a service fee or commission for such transactions.  No such fee or commission is charged on shares that are purchased or redeemed directly from the Fund.

Purchases of shares will be made in full and fractional shares calculated to three decimal places.  In the interest of economy and convenience, certificates for shares will not be issued.

In-Kind Purchases

If accepted by the Fund, shares may be purchased in exchange for securities that are eligible for acquisition by the Fund or otherwise represented in its portfolio, as described in this Part A, or as otherwise consistent with the Fund’s policies and procedures, or in exchange for local currencies in which such securities of the Fund are denominated.  Securities and local currencies to be exchanged that are accepted by the Fund and Fund shares to be issued in the exchange will be valued as set forth under “VALUATION OF SHARES” at the time of the next determination of net asset value after such acceptance.  All dividends, interest, subscriptions, or other rights pertaining to such securities shall become the property of the Fund and must be delivered to the Fund by the investor upon receipt from the issuer.  Investors who desire to purchase shares of the Fund with local currencies should first contact the Advisor.

The Fund will not accept securities in exchange for shares of the Fund unless:  (i) such securities are, at the time of the exchange, eligible to be included, or otherwise represented, in the Fund and current market quotations are readily available for such securities; (ii) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise; and (iii) at the discretion of the Fund, the value of any such security (except U.S. Government securities) being exchanged, together with other securities of the same issuer owned by the Fund, may not exceed 5% of the net assets of the Fund immediately after the transaction.

A gain or loss for federal income tax purposes will generally be realized by investors who are subject to federal taxation upon the exchange, depending upon the cost of the securities or local currency exchanged.  Investors interested in such exchanges should contact the Advisor.  Purchases of shares will be made in full and fractional shares calculated to three decimal places.  In the interest of economy and convenience, certificates for shares will not be issued.

POLICY REGARDING EXCESSIVE OR SHORT-TERM TRADING

The Fund is designed for long-term investors and is not intended for investors that engage in excessive short-term trading activity that may be harmful to the Fund, including but not limited to market timing.  Short-term or excessive trading into and out of the Fund can disrupt

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 portfolio management strategies, harm performance and increase Fund expenses for all shareholders, including long-term shareholders who do not generate these costs.

In addition, the nature of the Fund’s holdings may present opportunities for a shareholder to engage in a short-term trading strategy that exploits possible delays between changes in the price of the Fund’s holdings and the reflection of those changes in the Fund’s net asset value (called “arbitrage market timing”).  Such delays may occur because the Fund has significant investments in foreign securities where, due to time zone differences, the values of those securities are established some time before the Fund calculates its net asset value.  In such circumstances, the available market prices for such foreign securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value.  There is a possibility that arbitrage market timing may dilute the value of the Fund’s shares if redeeming shareholders receive proceeds (and purchasing shareholders receive shares) based upon a net asset value that does not reflect appropriate fair value prices.

The Board has adopted a policy (the “Trading Policy”) and the Advisor and DFA Securities LLC (formerly DFA Securities Inc.) (collectively, “Dimensional”) and Dimensional’s agents have implemented the following procedures, which are designed to discourage and prevent market timing or excessive short-term trading in the Fund:  (i) trade activity monitoring and purchase blocking procedures; and (ii) use of fair value pricing.

The Fund, Dimensional, and their agents monitor trades and flows of money in and out of the Fund from time to time in an effort to detect excessive short-term trading activities, and for consistent enforcement of the Trading Policy.  The Fund reserves the right to take the actions necessary to stop excessive or disruptive trading activities, including refusing or canceling purchase orders for any reason, without prior notice, particularly purchase orders that the Fund believes are made on behalf of market timers.  The Fund, Dimensional, and their agents reserve the right to restrict, refuse, or cancel any purchase request made by an investor indefinitely if the Fund or Dimensional believes that any combination of trading activity in the accounts is potentially disruptive to the Fund.  In making such judgments, the Fund and Dimensional seek to act in a manner that is consistent with the interests of shareholders.  For purposes of applying these procedures, Dimensional may consider an investor’s trading history in the Fund, and accounts under common ownership, influence, or control.

In addition to the Fund’s general ability to restrict potentially disruptive trading activity, as described above, the Fund also has adopted purchase blocking procedures.  Under the Fund’s purchase blocking procedures, where an investor has engaged in any two purchases and two redemptions in the Fund in any rolling thirty- (30) calendar day monitoring period (i.e., two “round trips”), the Fund and Dimensional intend to block the investor from making any additional purchases in the Fund for ninety (90) calendar days (a “purchase block”).  If implemented, a purchase block will begin at some point after the transaction that caused the investor to have engaged in the prohibited two round-trips is detected by the Fund, Dimensional, or their agents.  The Fund and Dimensional are permitted to implement a longer purchase block, or permanently bar future purchases by an investor, if they determine that it is appropriate.

Under the Fund’s purchase blocking procedures, the following purchases and redemptions will not trigger a purchase block:  (i) purchases and redemptions of shares having a

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value in each transaction of less than $25,000; (ii) purchases and redemptions by U.S. registered investment companies that operate as fund of funds and non-U.S. investment companies that operate as fund of funds that the Fund or Dimensional, in their sole discretion, have determined are not designed and/or are not serving as vehicles for excessive short-term or other disruptive trading (in each case, the fund of funds shall agree to be subject to monitoring by Dimensional); (iii) purchases and redemptions by a feeder portfolio of a master fund’s shares; (iv) systematic or automated transactions where the shareholder, financial advisor, or investment fiduciary does not exercise direct control over the investment decision; (v) retirement plan contributions, loans, loan repayments, and distributions (including hardship withdrawals) identified as such in the retirement plan recordkeeper’s system; (vi) purchase transactions involving transfers of assets, rollovers, Roth IRA conversions, and IRA recharacterizations; (vii) purchases of shares with Fund dividends or capital gain distributions; (viii) transfers and reregistrations of shares within the Fund; and (ix) transactions by 529 Plans.  Notwithstanding the Fund’s purchase blocking procedures, all transactions in Fund shares are subject to the right of the Fund and Dimensional to restrict potentially disruptive trading activity (including purchases and redemptions described above that will not be subject to the purchase blocking procedures).

In addition, the purchase blocking procedures will not apply to a redemption transaction in which the Fund distributes portfolio securities to a shareholder in-kind, where the redemption will not disrupt the efficient portfolio management of the Fund and the redemption is consistent with the interests of the remaining shareholders of the Fund.

As of the date of this registration statement, the ability of the Fund and Dimensional to apply the purchase blocking procedures on purchases by all investors may be restricted due to systems limitations of the Fund’s service providers.  The Fund expects that the application of the Trading Policy as described above, including the purchase blocking procedures (subject to the limitations described above), will be able to be implemented by Intermediaries in compliance with Rule 22c-2 under the 1940 Act.

In addition to monitoring trade activity, the Board has adopted fair value pricing procedures that govern the pricing of the securities of the Fund.  These procedures are designed to help ensure that the prices at which Fund shares are purchased and redeemed are fair, and do not result in dilution of shareholder interests or other harm to shareholders.  See the discussion under “VALUATION OF SHARES—Net Asset Value” for additional details regarding fair value pricing of the Fund’s securities.

Although the procedures are designed to discourage excessive short-term trading, none of the procedures individually, nor all of the procedures taken together, can completely eliminate the possibility that excessive short-term trading activity in the Fund may occur.  The Fund does not knowingly accommodate excessive or disruptive trading activities, including market timing.

VALUATION OF SHARES

Net Asset Value

The net asset value per share of the Fund is generally calculated on days that the New York Stock Exchange (“NYSE”) is open for trading.  The net asset value per share of the Fund is

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calculated after the close of the NYSE (normally, 4:00 p.m. ET) by dividing the total value of the Fund’s investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Fund.  Note:  The time at which transactions and shares are priced may be changed in case of an emergency or if the NYSE closes at a time other than 4:00 p.m. ET.

The value of the shares of the Fund will fluctuate in relation to its own investment experience.  Securities held by the Fund will be valued in accordance with applicable laws and procedures adopted by the Board, and generally, as described below.

Securities held by the Fund (including over-the-counter securities) are valued at the last quoted sale price of the day.  Securities held by the Fund that are listed on Nasdaq are valued at the Nasdaq Official Closing Price (“NOCP”).  If there is no last reported sale price or NOCP of the day, the Fund values the securities at the mean of the most recent quoted bid and asked prices.  Price information on listed securities is taken from the exchange where the security is primarily traded.  Generally, securities issued by open-end investment companies, such as the Fund, are valued using their respective net asset values or public offering prices, as appropriate, for purchase orders placed at the close of the NYSE.

To the extent the Fund purchases fixed income securities, net asset value includes interest on fixed income securities, which is accrued daily.  Debt securities will be valued on the basis of prices provided by one or more pricing services or other reasonably reliable sources including broker/dealers that typically handle the purchase and sale of such securities.  Securities which are traded over-the-counter and on a stock exchange generally will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed income securities this ordinarily will be the over-the-counter market.

The value of the securities and other assets of the Fund for which no market quotations are readily available (including restricted securities), or for which market quotations have become unreliable, are determined in good faith at fair value in accordance with procedures adopted by the Board.  Fair value pricing may also be used if events that have a significant effect on the value of an investment (as determined in the discretion of the Advisor) occur before the net asset value is calculated.  When fair value pricing is used, the prices of securities used by the Fund may differ from the quoted or published prices for the same securities on their primary markets or exchanges.

As of the date of this registration statement, the Fund will also fair value price in the circumstances described below.  Generally, trading in foreign securities markets is completed each day at various times prior to the close of the NYSE.  For example, trading in the Japanese securities markets is completed each day at the close of the Tokyo Stock Exchange (normally, 2:00 a.m. ET), which is fourteen hours prior to the close of the NYSE (normally, 4:00 p.m. ET) and the time that the net asset value of the Fund is computed.  Due to the time differences between the closings of the relevant foreign securities exchanges and the time the Fund prices its shares at the close of the NYSE, the Fund will fair value its foreign investments when it is determined that the market quotations for the foreign investments are either unreliable or not readily available.  The fair value prices will attempt to reflect the impact of the U.S. financial markets’ perceptions and trading activities on the Fund’s foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities

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markets or exchanges.  For these purposes, the Board has determined that movements in relevant indices or other appropriate market indicators, after the close of the Tokyo Stock Exchange or the London Stock Exchange, demonstrate that market quotations may be unreliable, and may trigger fair value pricing.  Consequently, fair valuation of portfolio securities may occur on a daily basis.  The fair value pricing by the Fund utilizes data furnished by an independent pricing service (and that data draws upon, among other information, the market values of foreign investments).  The fair value prices of portfolio securities generally will be used when it is determined that the use of such prices will have a material impact on the net asset value of the Fund.  When the Fund uses fair value pricing, the values assigned to the Fund’s foreign investments may not be the quoted or published prices of the investments on their primary markets or exchanges.  The Board monitors the operation of the method used to fair value price the Fund’s foreign investments.

Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations.  There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Fund determines its net asset value per share.  As a result, the sale or redemption by the Fund of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

The net asset value per share of the Fund is expressed in U.S. dollars by translating the net assets of the Fund using the mean of the most recent bid and asked prices for the dollar as quoted by generally recognized reliable sources.  Since the Fund owns securities that are primarily listed on foreign exchanges that may trade on days when the Fund does not price its shares, the net asset value of the Fund may change on days when shareholders will not be able to purchase or redeem shares.

Certain of the securities holdings of the Fund in Approved Markets may be subject to tax, investment, and currency repatriation regulations of the Approved Markets that could have a material effect on the values of the securities.  For example, the Fund might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities.  In general, a longer holding period (e.g., five years) may result in the imposition of lower tax rates than a shorter holding period (e.g., one year).  The Fund may also be subject to certain contractual arrangements with investment authorities in an Approved Market which require the Fund to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains.

Futures contracts are valued using the settlement price established each day on the exchange on which they are traded.  The value of such futures contracts held by the Fund is determined each day as of such close.

Public Offering Price

Provided that State Street Bank and Trust Company, the Fund’s transfer agent (the “Transfer Agent”), has received the investor’s purchase order in good order, shares of the Fund will be priced at the public offering price, which is the net asset value of the shares next

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determined after receipt of such order. “Good order” with respect to the purchase of shares means that (1) a fully completed and properly signed Account Registration Form and any additional supporting legal documentation required by the Advisor and/or Transfer Agent have been received in legible form, and (2) the Transfer Agent has been notified of the purchase by telephone and, if the Advisor or Transfer Agent so requests, also in writing, no later than the close of regular trading on the NYSE (normally, 4:00 p.m. ET) on the day of the purchase. If your payment is not received on settlement date, your purchase may be cancelled.  If an order to purchase shares must be canceled due to non-payment, the purchaser will be responsible for any loss incurred by the Fund arising out of such cancellation. To recover any such loss, the Fund reserves the right to redeem shares owned by any purchaser whose order is canceled. The Fund also may prohibit or restrict the manner in which such purchaser may place further orders. No reimbursement fee or sales charge is imposed on purchases.

EXCHANGE OF SHARES

There is no exchange privilege between the Fund and the series of The DFA Investment Trust Company or any portfolio of DFA Investment Dimensions Group Inc. or Dimensional Investment Group Inc.

REDEMPTION OF SHARES

Shares issued by the Fund are not registered under the Securities Act, which means that the Fund’s shares are restricted securities that may not be sold unless registered or pursuant to an available exemption from that Act.

Redemption Procedures

Investors who desire to redeem shares of the Fund must first contact the Transfer Agent at the telephone number shown under “PURCHASE OF SHARES.”  The Fund will redeem shares at the net asset value of such shares next determined, either:  (i) after receipt by the Transfer Agent (or by an Intermediary or a Sub-designee, if applicable) of a written request for redemption in good order, or (ii) if stock certificates have been issued, after receipt of the stock certificates in good order at the office of the Transfer Agent.  Good order means that the request to redeem shares must include all necessary documentation, to be received in writing by the Transfer Agent no later than the close of regular trading on the NYSE (normally, 4:00 p.m. ET), including but not limited to:  the stock certificate(s), if issued; a letter of instruction or a stock assignment specifying the number of shares or dollar amount to be redeemed, signed by all registered owners (or representatives thereof) of the shares; and, if the Fund does not have on file the authorized signatures for the account, proof of authority.

Shareholders redeeming shares for which certificates have not been issued, who have authorized redemption payment by wire on an authorization form filed with the Fund, may request that redemption proceeds be paid in federal funds wired to the bank they have designated on the authorization form.  The Fund reserves the right to send redemption proceeds by check in its discretion; a shareholder may request overnight delivery of such check at the shareholder’s own expense.  If the proceeds are to be wired to a bank account that differs from the standing instructions on file, or paid by check to an address other than the address of record, the Transfer

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Agent may request a Medallion Signature Guarantee.  If the proceeds are wired to the shareholder’s account at a bank that is not a member of the Federal Reserve System, there could be a delay in crediting the funds to the shareholder’s bank account.  The Fund reserves the right at any time to suspend or terminate the redemption by wire procedure after prior notification to shareholders.  No fee is charged by the Fund for redemptions.  The redemption of all shares in an account will result in the account being closed.  A new Account Registration Form will be required for future investments.  (See “PURCHASE OF SHARES.”)  In the interests of economy and convenience, certificates for shares are not issued.

Under certain circumstances and when deemed in the best interest of the Fund, redemption proceeds may take up to seven days to be sent after receipt of the redemption request.  In addition, with respect to investors redeeming shares that were purchased by check, payment will not be made until the Fund can verify that the payments for the purchase have been, or will be, collected, which may take up to ten days or more.  Investors may avoid this delay by submitting a certified check along with the purchase order.

Redemption of Small Accounts

The Fund reserves the right to redeem an account if the value of the shares in the Fund is $500 or less because of redemptions.  Before the Fund involuntarily redeems shares from such an account and sends the proceeds to the stockholder, the Fund will give written notice of the redemption to the stockholder at least sixty days before the redemption date.  The stockholder will then have sixty days from the date of the notice to make an additional investment in the Fund in order to bring the value of the shares in the account to more than $500 and avoid such involuntary redemption.  The redemption price to be paid to a stockholder for shares redeemed by the Fund under this right will be the aggregate net asset value of the shares in the account at the close of business on the redemption date.  This right to redeem small accounts applies to accounts established with the Transfer Agent.

The Fund reserves the right to automatically redeem shares of the Fund owned by a stockholder if the investment advisory agreement between the stockholder and the Advisor is terminated.

In-Kind Redemptions

When in the best interests of the Fund, the Fund may make a redemption payment, in whole or in part, by a distribution of portfolio securities in lieu of cash.  Such distributions will be made in accordance with the federal securities laws and regulations governing mutual funds.  Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions.  The Fund reserves the right to redeem its shares in the currencies in which its investments are denominated.  Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Fund generally will disclose up to 25 of its largest portfolio holdings (other than cash and cash equivalents) and the percentages that each of these largest portfolio holdings represent

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of the total assets of the Fund, as of the most recent month-end by providing this information for portfolios that invest in the Fund as feeder portfolios.  This information is disclosed online at the Advisor’s Web site, http://us.dimensional.com, which is accessible by shareholders, within 20 days after the end of each month.  The Fund also generally will disclose its complete portfolio holdings (other than cash and cash equivalents), as of month-end, online at the Advisor’s Web site, which is accessible by shareholders, 30 days following the month-end or more frequently and at different periods when authorized in accordance with the Fund’s policies and procedures.  Please consult Part B, the statement of additional information, for a description of the other policies and procedures that govern disclosure of the portfolio holdings by the Fund.

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DIMENSIONAL EMERGING MARKETS VALUE FUND

6300 Bee Cave Road, Building One, Austin TX, 78746
Telephone: (512) 306-7400

PART B

STATEMENT OF ADDITIONAL INFORMATION

July 21, 2015

This statement of additional information is not a prospectus but should be read in conjunction with Part A of the Fund’s registration statement dated July 21, 2015.  A free copy of the Fund’s Part A, annual and semi-annual reports to shareholders can be obtained from the Fund by writing to the Fund at the above address or by calling collect to the above telephone number.  Information from the Fund’s annual and semi-annual reports to shareholders is incorporated by reference into this statement of additional information.

TABLE OF CONTENTS
Page
FUND CHARACTERISTICS AND POLICIES
BROKERAGE COMMISSIONS
INVESTMENT LIMITATIONS
FUTURES CONTRACTS
FOREIGN CURRENCY TRANSACTIONS
CASH MANAGEMENT PRACTICES
EXCHANGE TRADED FUNDS
INTERFUND BORROWING AND LENDING
WHEN-ISSUED SECURITIES, DELAYED DELIVERY, AND FORWARD COMMITMENT TRANSACTIONS
TRUSTEES AND OFFICERS
SERVICES TO THE FUND
ADVISORY FEES
PORTFOLIO MANAGERS
GENERAL INFORMATION
CODE OF ETHICS
SHAREHOLDER RIGHTS
PRINCIPAL HOLDERS OF SECURITIES
PURCHASE OF SHARES
REDEMPTION OF SHARES
TAX MATTERS
PROXY VOTING POLICIES
DISCLOSURE OF PORTFOLIO HOLDINGS
FINANCIAL STATEMENTS

1 1 2 4 5 6 6 6 7 8 23 26 26 30 30 30 31 31 32 32 42 45 49

FUND CHARACTERISTICS AND POLICIES

The following information supplements the information set forth in Part A.  Capitalized terms not otherwise defined in this Part B have the meaning assigned to them in Part A.

Dimensional Emerging Markets Value Fund is a diversified, open-end management investment company.  The investment objective of the Fund is to seek long-term capital growth through investment in emerging market equity securities.

It is possible that the Fund might own at least 5% of the outstanding voting securities of one or more issuers.  In such circumstances, the Fund and the issuer would be deemed “affiliated persons” under the Investment Company Act of 1940 Act, as amended (the “1940 Act”), and certain requirements of the 1940 Act regulating dealings between affiliates might become applicable.

The Fund has adopted a non-fundamental policy as required by Rule 35d-1 under the 1940 Act that, under normal circumstances, at least 80% of the value of the Fund’s net assets, plus the amount of any borrowings for investment purposes, will be invested in emerging markets that are defined in the Part A as Approved Market securities.  Additionally, if the Fund changes its 80% investment policy, the Fund will notify shareholders at least 60 days before the change, and will change the name of the Fund.  For more information on the Fund’s specific 80% policy, see the Fund’s “Investment Objective and Policies” section in the Part A.

BROKERAGE COMMISSIONS

For the fiscal years ended October 31, 2014, October 31, 2013 and October 31, 2012, the Fund paid brokerage commissions of $3,124,098, $3,284,475 and $3,829,958, respectively.

Portfolio transactions will be placed with a view to receiving the best price and execution.  The Fund will seek to acquire and dispose of securities in a manner which would cause as little fluctuation in the market prices of securities being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view.  The Advisor monitors the performance of brokers that effect transactions for the Fund to determine the effect that the brokers’ trading has on the market prices of the securities in which the Fund invests.  The Advisor also checks the rates of commissions being paid by the Fund to its brokers to ascertain that they are competitive with those charged by other brokers for similar services.  Transactions also may be placed with brokers who have assisted in the sale of the Fund’s shares and who provide the Advisor with investment research, such as reports concerning individual issuers, industries, and general economic and financial trends, and other research services. Dimensional Fund Advisors Ltd. and DFA Australia Limited also may perform these services for the Fund.

Subject to the duty to seek to obtain best price and execution, transactions may be placed with brokers that have assisted in the sale of Fund shares.  The Advisor, however, pursuant to policies and procedures approved by the Board of Trustees of the Fund (the “Board”), is prohibited from selecting brokers and dealers to effect the Fund’s portfolio securities transactions based (in whole or in part) on a broker’s or dealer’s promotion or sale of shares issued by the Fund or any other registered investment companies.

The Advisor believes that it needs maximum flexibility to effect trades on a best execution basis.  As deemed appropriate, the Advisor places buy and sell orders for the Fund with various brokerage firms that may act as principal or agent.  The Advisor may also make use of direct market access and algorithmic, program, or electronic trading methods.  The Advisor may extensively use electronic trading systems as such systems can provide the ability to customize the orders placed and can assist in the Advisor’s execution strategies.

During the fiscal year ended October 31, 2014, the Fund paid brokerage commissions of $326,283 for securities transactions valued at $376,439,400 to brokers that provided market price monitoring services, market studies, brokerage services and research services.

The investment management agreement permits the Advisor knowingly to pay commissions on these transactions that are greater than another broker, dealer, or exchange member might charge if the Advisor, in good faith, determines that the commissions paid are reasonable in relation to the value of the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor’s overall responsibilities to the accounts under its management.  Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Fund.

The Fund may purchase securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act).  The table below lists the regular brokers or dealers of the Fund whose securities (or securities of the broker’s or dealer’s parent company) were acquired by the Fund during the fiscal year ended October 31, 2014, as well as the value of such securities held by the Fund as of October 31, 2014.

Broker or Dealer	Value of Securities
Akbank TAS	$52,176,867

INVESTMENT LIMITATIONS

The Fund has adopted certain limitations that may not be changed without the approval of a majority of the outstanding voting securities of the Fund.  A “majority” is defined as the lesser of:  (i) at least 67% of the voting securities of the Fund (to be affected by the proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund.

The Fund will not:

(1)
borrow money, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the Securities and Exchange Commission (“SEC”);

(2)
make loans, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC; provided that in no event shall the Fund be permitted to make a loan to a natural person;

(3)
purchase or sell real estate, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent the Fund from: (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein; and (ii) purchasing or selling real estate mortgage loans;

(4)
purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments, and provided that this limitation does not prevent the Fund from (i) purchasing or selling securities of companies that purchase or sell commodities or that invest in commodities; (ii) engaging in any transaction involving currencies, options, forwards, futures contracts, options on futures contracts, swaps, hybrid instruments or other derivatives; or (iii) investing in securities, or transacting in other instruments, that are linked to or secured by physical or other commodities;

(5)
purchase the securities of any one issuer, if immediately after such investment, the Fund would not qualify as a “diversified company” as that term is defined by the 1940 Act, as amended, and as modified or interpreted by regulatory authority having jurisdiction, from time to time;

(6)	engage in the business of underwriting securities issued by others, except to the extent that the sale of securities originally acquired for investment purposes may be deemed an underwriting;

(7)
acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Fund’s total assets would be invested in securities of companies within such industry; or

(8)	issue senior securities (as such term is defined in Section 18(f) of the 1940 Act), except to the extent permitted under the 1940 Act.

For purposes of the investment limitation described in (1) above, the Fund may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade.  Additionally, with respect to the investment limitation described in (1) above, the Fund will maintain asset coverage of at least 300% (as described in the 1940 Act), inclusive of any amounts borrowed, with respect to any borrowings made by the Fund.

Although the investment limitation described in (2) above prohibits loans, the Fund is authorized to lend portfolio securities.

The Fund is required to operate in accordance with the SEC staff’s current position on illiquid securities, which limits investments in illiquid securities to 15% of the Fund’s net assets.  Pursuant to Rule 144A under the Securities Act, the Fund may purchase certain unregistered (i.e., restricted) securities upon a determination that a liquid institutional market exists for the securities.  If it is determined that a liquid market does exist, the securities will not be subject to the Fund’s 15% limitation on holdings of illiquid securities.  While maintaining oversight, the Board has delegated the day-to-day function of making liquidity determinations to the Advisor.  For Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities.  After purchase, the Board and the Advisor will continue to monitor the liquidity of Rule 144A securities.

Notwithstanding any of the above investment limitations, the Fund may establish subsidiaries or other similar vehicles for the purpose of conducting its investment operations in Approved Markets if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors such as the Fund or whose use is otherwise considered by the Fund to be advisable.  The Fund would “look through” any such vehicle or subsidiary to determine compliance with its investment limitations.

Unless otherwise indicated, all limitations applicable to the Fund’s investments apply only at the time that a transaction is undertaken.

FUTURES CONTRACTS

The Fund may enter into futures contracts and options on futures contracts to adjust market exposure on actual or expected cash inflows to or outflows from the Fund.

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price.  Futures contracts that are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges.  The Fund will be required to make a margin deposit in cash or government securities with a futures commission merchant (an “FCM”) to initiate and maintain positions in futures contracts.  Minimal initial margin requirements are established by the futures exchange and FCMs may establish margin requirements that are higher than the exchange requirements.  After a futures contract position is opened, the value of the contract is marked to market daily.  If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional “variation” margin to be held by the FCM will be required.  Conversely, a reduction in the required margin would result in excess margin that can be refunded to the custodial account of the Fund.  Variation margin payments may be made to and from the futures broker for as long as the contract remains open.  The Fund expects to earn income on its margin deposits.  The Fund intends to limit its futures-related investment activity so that, other than with respect to bona fide hedging activity (as defined in Commodity Futures Trading Commission (“CFTC”) General Regulations Section 1.3(z)):  (i) the aggregate initial margin and premiums paid to establish commodity futures and commodity option contract positions (determined at the time the most recent position was established) does not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into (provided that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating such 5% limitation); or (ii) the aggregate net “notional value” (i.e., the size of a commodity futures or commodity option contract in contract units (taking into account any multiplier specified in the contract), multiplied by the current market price (for a futures contract) or strike price (for an option contract) of each such unit) of all non-hedge commodity futures and commodity option contracts that the Fund has entered into (determined at the time the most recent position was established) does not exceed the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts that the Fund has entered into.  Pursuant to published positions of the SEC and interpretations of the staff of the SEC, the Fund (or its custodian) is required to maintain segregated accounts or to segregate assets through notations on the books of the custodian, consisting of liquid assets (or, as permitted under applicable interpretations, enter into offsetting positions) in connection with its futures contract transactions in order to cover its obligations with respect to such contracts.  These requirements are designed to limit the amount of leverage the Fund may use by entering into futures transactions.

Positions in futures contracts may be closed out only on an exchange that provides a secondary market.  However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time.  Therefore, it might not be possible to close a futures position and, in the event of adverse price movements, the Fund would be required to continue to make variation margin deposits.  In such circumstances, if the Fund has insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it might be disadvantageous to do so.  Management intends to minimize the possibility that it will be unable to close out a futures contract by only entering into futures that are traded on national futures exchanges and for which there appears to be a liquid secondary market.

FOREIGN CURRENCY TRANSACTIONS

The Fund may acquire and sell forward foreign currency exchange contracts in order to protect against uncertainty in the level of future foreign currency exchange rates.  The Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or by entering into forward contracts to purchase or sell foreign currencies.  A forward foreign currency exchange contract involves an obligation to exchange two currencies at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a fixed rate set at the time of the contract.  These contracts are traded in the interbank market conducted directly between traders (usually large commercial banks) and their customers.  A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.  Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the price at which they are buying and selling various currencies.

The Fund may enter into a forward contract in connection with the purchase or sale of foreign equity securities, typically to “lock in” the value of the transaction with respect to a different currency.  In addition, from time to time, the Fund may enter into a forward contract to transfer balances from one currency to another currency.

CASH MANAGEMENT PRACTICES

The Fund engages in cash management practices in order to earn income on uncommitted cash balances.  Generally, cash is uncommitted pending investment in other securities, payment of redemptions, or in other circumstances where the Advisor believes liquidity is necessary or desirable.  For example, cash investments may be made for temporary defensive purposes during periods in which market, economic or political conditions warrant.  In addition, the Fund may enter into arrangements with its custodian whereby it may earn a credit on its cash balances maintained in its non-interest bearing U.S. dollar custody cash account to be applied against fund service fees payable to the custodian or the custodian’s subsidiaries for fund services provided.

Pending the investment of new capital in Approved Market equity securities, the Fund may invest cash in short-term repurchase agreements.  In addition, the Fund may invest a portion of its assets, ordinarily not more than 20%, in money market instruments, highly liquid debt securities, freely convertible currencies, index futures contracts and options thereon, and affiliated and unaffiliated registered and unregistered money market funds (which may involve duplication of certain fees and expenses).  The 20% guideline is not an absolute limitation but the Fund does not expect to exceed this guideline under normal circumstances.

With respect to the Fund’s investment in repurchase agreements, in the event of the bankruptcy of the other party to a repurchase agreement, the Fund could experience delay in recovering the securities underlying such agreement.  Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

EXCHANGE TRADED FUNDS

The Fund may also invest in Exchange Traded Funds (“ETFs”) and similarly structured pooled investments for the purpose of gaining exposure to the equity markets while maintaining liquidity.  An ETF is an investment company classified as an open-end investment company or unit investment trust that is traded similar to a publicly traded company.  ETFs in which the Fund invests are passively managed and attempt to track or replicate a desired index, such as a sector, market or global segment.  The risks and costs of investing in ETFs are comparable to investing in a publicly traded company.  The goal of an ETF is to correspond generally to the price and yield performance, before fees and expenses, of its underlying index.  The risk of not correlating to the index is an additional risk to the investors of ETFs.  When the Fund invests in an ETF, shareholders of the Fund bear their proportionate share of the underlying ETF’s fees and expenses.

INTERFUND BORROWING AND LENDING

The DFA Fund Complex (defined below) has received exemptive relief from the SEC which permits the registered investment companies to participate in an interfund lending program among portfolios and series managed by the Advisor (the “Portfolios/Series”) (portfolios that operate as feeder portfolios do not participate in the program). The interfund lending program allows the participating Portfolios/Series to borrow money from and loan money to each other for temporary or emergency purposes. The program is subject to a number of conditions designed to ensure fair and equitable treatment of the participating Portfolios/Series, including the following: (1) no Portfolio/Series may borrow money through the program unless it receives a more favorable interest rate than a rate approximating the lowest interest rate at which bank loans would be available to any of the participating Portfolios/Series under a loan agreement; and (2) no Portfolio/Series may lend money through the program unless it receives a more favorable return than that available from an investment in overnight repurchase agreements or the yield of any money market fund in which the Portfolio/Series could invest. In addition, a Portfolio/Series may participate in the program only if and to the extent that such participation is consistent with its investment objectives, policies and limitations. Interfund loans and borrowings have a maximum duration of seven days and loans may be called on one business day’s notice.

A participating Portfolio/Series may not lend to another Portfolio/Series under the interfund lending program if the interfund loan would cause its aggregate outstanding interfund loans to exceed 15% of its current net assets at the time of the loan.  Interfund loans by a Portfolio/Series to any one Portfolio/Series may not exceed 5% of net assets of the lending Portfolio/Series.

The restrictions discussed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending Portfolio/Series and the borrowing Portfolio/Series. However, no borrowing or lending activity is without risk. If a Portfolio/Series borrows money from another Portfolio/Series, there is a risk that the interfund loan could be called on one business day’s notice or not renewed, in which case the Portfolio/Series may have to borrow from a bank at higher rates if an interfund loan were not available from another Portfolio/Series. A delay in repayment to a lending Portfolio/Series could result in a lost opportunity or additional lending costs, and interfund loans are subject to the risk that the borrowing Portfolio/Series could be unable to repay the loan when due.

WHEN-ISSUED SECURITIES, DELAYED DELIVERY, AND FORWARD COMMITMENT TRANSACTIONS

The Fund may purchase eligible securities or sell securities it is entitled to receive on a when-issued basis. When purchasing securities on a when-issued basis, the price or yield is agreed to at the time of purchase, but the payment and settlement dates are not fixed until the securities are issued.  It is possible that the securities will never be issued and the commitment cancelled.  In addition, the Fund may purchase or sell eligible securities for delayed delivery or on a forward commitment basis where the Fund contracts to purchase or sell such securities at a fixed price at a future date beyond the normal settlement time. The Fund may renegotiate a commitment or sell a security it has committed to purchase prior to the settlement date, if deemed advisable.

While the payment obligation and, if applicable, interest rate are set at the time the Fund enters into a when-issued, delayed delivery, or forward commitment transaction, no interest or dividends accrue to the purchaser prior to the settlement date.  In addition, the value of a security purchased or sold is subject to market fluctuations and may be worth more or less on the settlement date than the price the Fund committed to pay or receive for the security.  The Fund will lose money if the value of a purchased security falls below the purchase price and the Fund will not benefit from the gain if a security sold appreciates above the sales price during the commitment period.

When entering into a commitment to purchase a security on a when-issued, delayed delivery, or forward commitment basis, the Fund will segregate cash and/or liquid assets and will maintain such cash and/or liquid assets in an amount equal in value to such commitments.

TRUSTEES AND OFFICERS

Trustees

Organization of the Board

The Board is responsible for establishing Fund policies and for overseeing the management of the Fund.  The Board elects the officers of the Fund, who, along with third party service providers, are responsible for administering the day-to-day operations of the Fund.  The Board of the Fund is comprised of two interested Trustees and six disinterested Trustees.  David G. Booth, an interested Trustee, is Chairman of the Board.  The disinterested Trustees of the Board designated Myron S. Scholes as the lead disinterested Trustee.  As the lead disinterested Trustee, Mr. Scholes, among other duties: acts as a principal contact for management for communications to the disinterested Trustees in between regular Board meetings; assists in the coordination and preparation of quarterly Board meeting agendas; raises and discusses issues with counsel to the disinterested Trustees; raises issues and discusses ideas with management on behalf of the disinterested Trustees in between regular meetings of the Board; and chairs executive sessions and separate meetings of the disinterested Trustees (other than Committee meetings, which are chaired by the respective Committee Chairperson).  The existing Board structure for the Fund also provides the disinterested Trustees with adequate influence over the governance of the Board and the Fund, while also providing the Board with the invaluable insight of the two interested Trustees, who, as both officers of the Fund and the Advisor, participate in the day-to-day management of the Fund’s affairs, including risk management.

The agenda for each quarterly meeting of the Board is provided at least two weeks prior to the meeting to the disinterested Trustees in order to provide the disinterested Trustees with the opportunity to contact Fund management and/or the disinterested Trustees’ independent counsel regarding agenda items.  In addition, the disinterested Trustees regularly communicate with Mr. Booth regarding items of interest to them in between regularly scheduled meetings of the Board.  The Board of the Fund meets in person at least four times each year and by telephone at other times.  At each in-person meeting, the disinterested Trustees meet in executive session with their independent counsel to discuss matters outside the presence of management.

The Board has three standing committees.  The Audit Committee and Nominating Committee are composed entirely of disinterested Trustees.  As described below, through these Committees, the disinterested Trustees have direct oversight of the Fund’s accounting and financial reporting policies and the selection and nomination of candidates to the Fund’s Board.

The Investment Strategy Committee (the “Strategy Committee”) consists of both interested and disinterested Trustees.  The Strategy Committee assists the Board in carrying out its fiduciary duties with respect to the oversight of the Fund and its performance.

The Board’s Audit Committee is comprised of George M. Constantinides, Roger G. Ibbotson, and Abbie J. Smith.  The Audit Committee for the Board oversees the Fund’s accounting and financial reporting policies and practices, the Fund’s internal controls, the Fund’s financial statements and the independent audits thereof, and performs other oversight functions as requested by the Board.  The Audit Committee for the Board recommends the appointment of the Fund’s independent registered public accounting firm and also acts as a liaison between the Fund’s independent registered public accounting firm and the full Board.  There were two Audit Committee meetings held for the Fund during the fiscal year ended October 31, 2014.

The Board’s Nominating Committee is comprised of George M. Constantinides, John P. Gould, Roger G. Ibbotson, Edward P. Lazear, Myron S. Scholes, and Abbie J. Smith.  The Nominating Committee for the Board makes recommendations for nominations of disinterested and interested members on the Board to the disinterested Board members and to the full Board.  The Nominating Committee of the Board evaluates a candidate’s qualification for Board membership and the independence of such candidate from the Advisor and other principal service providers.  There was one Nominating Committee meeting held for the Fund during the fiscal year ended October 31, 2014.

The Strategy Committee is comprised of John P. Gould, Edward P. Lazear, Myron S. Scholes and Eduardo A. Repetto. At the request of the Board or the Advisor, the Strategy Committee (i) reviews the design of possible new series of the Fund, (ii) reviews performance of existing series of the Fund, and discusses and recommends possible enhancements to the series’ investment strategies, (iii) reviews proposals by the Advisor to modify or enhance the investment strategies or policies of each series, and (iv) considers issues relating to investment services for each series of the Fund.  There were two Strategy Committee meetings held for the Fund during the fiscal year ended October 31, 2014.

The Board of the Fund, including all of the disinterested Trustees, oversees and approves the contracts of the third party service providers that provide advisory, administrative, custodial and other services to the Fund.

Board Oversight of Risk Management

The Board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by Fund management and the Advisor.  These reports address certain investment, valuation and compliance matters.  The Board also may receive special written reports or presentations on a variety of risk issues, either upon the Board’s request or upon the initiative of the Advisor.  In addition, the Audit Committee of the Board meets regularly with management of the Advisor to review reports on the Advisor’s examinations of functions and processes that affect the Fund.

With respect to investment risk, the Board receives regular written reports describing and analyzing the investment performance of the Fund’s series.  The Board discusses these reports and the portfolios’ performance and investment risks with management of the Advisor at the Board’s regular meetings.  The Investment Committee of the Advisor meets regularly to discuss a variety of issues, including the impact that the investment in particular securities or instruments, such as derivatives, may have on the series.  To the extent that the Investment Committee of the Advisor decides to materially change an investment strategy or policy of a series and such change could have a significant impact on the series’ risk profile, the Advisor will present such change to the Board for their approval.

With respect to valuation, the Advisor and the Fund’s administrative and accounting agent provide regular written reports to the Board that enables the Board to review fair valued securities in a particular series.  Such reports also include information concerning illiquid and any worthless securities held by each series.  In addition, the Fund’s Audit Committee reviews valuation procedures and pricing results with the Fund’s independent registered public accounting firm in connection with such Committee’s review of the results of the audit of each series’ year-end financial statements.

With respect to compliance risks, the Board receives regular compliance reports prepared by the Advisor’s compliance group and meets regularly with the Fund’s Chief Compliance Officer (CCO) to discuss compliance issues, including compliance risks.  As required under SEC rules, the disinterested Trustees meet in executive session with the CCO, and the Fund’s CCO prepares and presents an annual written compliance report to the Board.  The Fund’s Board adopts compliance policies and procedures for the Fund and receives information about the compliance procedures in place for the Fund’s service providers.  The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

The Advisor periodically provides information to the Board relevant to enterprise risk management describing the way in which certain risks are managed at the complex-wide level by the Advisor.  Such presentations include areas such as counter-party risk, material fund vendor or service provider risk, investment risk, reputational risk, personnel risk and business continuity risk.

Trustee Qualifications

When a vacancy occurs on the Board, the Nominating Committee of the Board evaluates a candidate’s qualification for Board membership and the independence of such candidate from the Advisor and other principal service providers.  The Nominating Committee will consider nominees recommended by Qualifying Fund Shareholders if a vacancy occurs among Board members.  A Qualifying Fund Shareholder is a shareholder, or group of shareholders, that:  (i) owns of record, or beneficially through a financial intermediary, 5% or more of the Fund’s outstanding shares, and (ii) has owned such shares for 12 months or more prior to submitting the recommendation to the Committee.  Such recommendations shall be directed to the Secretary of the Fund at 6300 Bee Cave Road, Building One, Austin, Texas 78746.  The Qualifying Fund Shareholder’s letter should include:  (i) the name and address of the Qualifying Fund Shareholder making the recommendation; (ii) the number of shares of each series of the Fund that are owned of record and beneficially by such Qualifying Fund Shareholder, and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (iii) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (iv) the name and address of the nominee; and (v) the nominee’s resume or curriculum vitae.  The Qualifying Fund Shareholder’s letter must be accompanied by a written consent of the individual to stand for election if nominated for the Board and to serve if elected by shareholders.  The Committee also may seek such additional information about the nominee as the Committee considers appropriate, including information relating to such nominee that is required to be disclosed in solicitations or proxies for the election of Board members.

The Nominating Committee of the Board believes that it is in the best interests of the Fund and its shareholders to obtain highly-qualified individuals to serve as members of the Board.  The Fund’s Board believes that each Trustee currently serving on the Board has the experience, qualifications, attributes and skills to allow the Board to effectively oversee the management of the Fund and protect the interests of shareholders.  The Board noted that each Trustee had professional experience in areas of importance for investment companies.  The Board considered that each disinterested Trustee held an academic position in the areas of finance, economics or accounting.  The Board also noted that John P. Gould, Myron S. Scholes and Abbie J. Smith each had experience serving as a director or trustee on the boards of operating companies and/or other investment companies.  In addition, the Board considered that David G. Booth and Eduardo A. Repetto contributed valuable experience due to their positions with the Advisor.

Certain biographical information for each disinterested Trustee and each interested Trustee of the Fund is set forth in the tables below, including a description of each Trustee’s experience as a Trustee of the Fund and as a director or trustee of other funds, as well as other recent professional experience.

Disinterested Trustees

Name, Address and Year of Birth	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex2 Overseen	Other Directorships of Public Companies Held During Past 5 Years
George M. Constantinides University of Chicago Booth School of Business 5807 S. Woodlawn Avenue Chicago, IL 60637 1947	Trustee	Since 1993	Leo Melamed Professor of Finance, University of Chicago Booth School of Business.	106 portfolios in 4 investment companies	None

Name, Address and Year of Birth	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex2 Overseen	Other Directorships of Public Companies Held During Past 5 Years
John P. Gould University of Chicago Booth School of Business 5807 S. Woodlawn Avenue Chicago, IL 60637 1939	Trustee	Since 1993
Steven G. Rothmeier Professor and Distinguished Service Professor of Economics, University of Chicago Booth School of Business (since 1965). Member and Chair, Competitive Markets Advisory Council, Chicago Mercantile Exchange (futures trading exchange) (since 2004). Formerly, Member of the Board of Milwaukee Insurance Company (1997-2010).
			106 portfolios in 4 investment companies	Trustee, Harbor Funds (registered investment company) (29 portfolios) (since 1994).
Roger G. Ibbotson Yale School of Management P.O. Box 208200 New Haven, CT 06520-8200 1943	Trustee	Since 1993
Professor in Practice Emeritus of Finance, Yale School of Management (since 1984). Consultant to Morningstar, Inc. (since 2006). Chairman, CIO and Partner, Zebra Capital Management, LLC (hedge fund and asset manager) (since 2001). Formerly, Director, BIRR Portfolio Analysis, Inc. (software products) (1990-2010).
			106 portfolios in 4 investment companies	None
Edward P. Lazear Stanford University Graduate School of Business 518 Memorial Way Stanford, CA 94305-5015 1948	Trustee	Since 2010
Morris Arnold Cox Senior Fellow, Hoover Institution (since 2002). Jack Steele Parker Professor of Human Resources Management and Economics, Graduate School of Business, Stanford University (since 1995). Cornerstone Research (expert testimony and economic and financial analysis) (since 2009). Formerly, Chairman of President George W. Bush’s Council of Economic Advisers (2006- 2009). Council of Economic Advisors, State of California (2005-2006). Formerly, Commissioner, White House Panel on Tax Reform (2005).
			106 portfolios in 4 investment companies	None
Myron S. Scholes c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 1941	Trustee	Since 1993
Chief Investment Strategist, Janus Capital Group Inc. (since 2014). Frank E. Buck Professor of Finance, Emeritus, Graduate School of Business, Stanford University (since 1981). Formerly, Chairman, Platinum Grove Asset Management L.P. (hedge fund) (formerly, Oak Hill Platinum Partners) (1999-2009).
			106 portfolios in 4 investment companies	Adviser, Kuapay Inc. (since 2013). Formerly, Director, American Century Fund Complex (registered investment companies) (43 portfolios) (1980-2014).
Abbie J. Smith University of Chicago Booth School of Business 5807 S. Woodlawn Avenue Chicago, IL 60637 1953	Trustee	Since 2000
Boris and Irene Stern Distinguished Service Professor of Accounting, University of Chicago Booth School of Business (since 1980); Co-Director Investment Research, Fundamental Investment Advisors (hedge fund) (2008-2011).
106 portfolios in 4 investment companies
Director, HNI Corporation (formerly known as HON Industries Inc.) (office furniture) (since 2000); Director, Ryder System Inc. (transportation, logistics and supply-chain management) (since 2003); and Trustee, UBS Funds (4 investment companies within the fund complex) (33 portfolios) (since 2009).

Interested Trustees

The following interested Trustees are described as such because they are deemed to be “interested persons,” as that term is defined under the 1940 Act, due to their positions with the Advisor.

Name, Address and Year of Birth	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex2 Overseen	Other Directorships of Public Companies Held During Past 5 Years
David G. Booth 6300 Bee Cave Road, Building One Austin, TX 78746 1946	Chairman, Trustee, President and Co-Chief Executive Officer	Since 1993
Chairman, Director/Trustee, President, Co-Chief Executive Officer and formerly, Chief Executive Officer (until 1/1/2010) of the following companies: Dimensional Holdings Inc., Dimensional Fund Advisors LP, DFA Securities LLC, DFA Investment Dimensions Group Inc. (“DFAIDG”), Dimensional Investment Group Inc. (“DIG”), The DFA Investment Trust Company (the “Trust”), and the Fund (collectively, the “DFA Entities”). Director of Dimensional Fund Advisors Ltd. and formerly, Chief Investment Officer. Director of DFA Australia Limited and formerly, President and Chief Investment Officer. Director of Dimensional Advisors Ltd., Dimensional Funds plc and Dimensional Funds II plc.  Formerly, President, Dimensional SmartNest (US) LLC (2009-2014). Limited Partner, VSC Investors, LLC (since 2007).  Formerly, Limited Partner, Oak Hill Partners (2001-2010). Trustee, University of Chicago. Trustee, University of Kansas Endowment Association. Formerly, Director, SA Funds (registered investment company). Chairman, Director and Co-Chief Executive Officer of Dimensional Fund Advisors Canada ULC. Director and President (since 2012) of Dimensional Japan Ltd. Chairman, Director, President and Co-Chief Executive Officer of Dimensional Cayman Commodity Fund I Ltd. (since 2010).
				106 portfolios in 4 investment companies	None
Eduardo A. Repetto 6300 Bee Cave Road, Building One Austin, TX 78746 1967	Trustee, Co-Chief Executive Officer and Co-Chief Investment Officer	Since 2009
Co-Chief Executive Officer (beginning January 2010), Co-Chief Investment Officer (since June 2014), Director and formerly, Chief Investment Officer (until June 2014) of the DFA Entities.  Director, Co-Chief Executive Officer and Chief Investment Officer (since 2010) of Dimensional Cayman Commodity Fund I Ltd.  Director, Co-Chief Executive Officer, President and Co-Chief Investment Officer of Dimensional Fund Advisors Canada ULC and formerly, Chief Investment Officer (until April 2014). Co-Chief Investment Officer, Vice President, and Director of DFA Australia Limited and formerly, Chief Investment Officer (until April 2014). Director of Dimensional Fund Advisors Ltd., Dimensional Funds plc, Dimensional Funds II plc and Dimensional Advisors Ltd.  Formerly, Vice President of the DFA Entities and Dimensional Fund Advisors Canada ULC. Director and Chief Investment Officer (since December 2012) of Dimensional Japan Ltd.
				106 portfolios in 4 investment companies	None
1      Each Trustee holds office for an indefinite term until his or her successor is elected and qualified.

2
Each Trustee is a director or trustee of each of the four registered investment companies within the DFA Fund Complex, which include:  the Fund; DFAIDG; DIG; and the Trust.  Each disinterested Trustee also serves on the Independent Review Committee of the Dimensional Funds, mutual funds registered in the provinces of Canada and managed by the Advisor’s affiliate, Dimensional Fund Advisors Canada ULC.

Information relating to each Trustee’s ownership (including the ownership of his or her immediate family) in the Fund and in all registered investment companies in the DFA Fund Complex as of December 31, 2014 is set forth in the chart below.

Name	Dollar Range of Fund Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Overseen by Trustee in Family of Investment Companies
Disinterested Trustees:
George M. Constantinides	None	None Directly; Over $100,000 in Simulated Funds**
John P. Gould	None	None Directly; Over $100,000 in Simulated Funds**
Roger G. Ibbotson	None	Over $100,000; Over $100,000 in Simulated Funds**
Edward P. Lazear	None	None Directly; Over $100,000 in Simulated Funds**
Myron S. Scholes	None	Over $100,000; Over $100,000 in Simulated Funds**
Abbie J. Smith	None	None Directly; Over $100,000 in Simulated Funds**
Interested Trustees:
David G. Booth	None	Over $100,000
Eduardo A. Repetto	None	Over $100,000

**
As discussed below, the compensation to certain of the disinterested Trustees may be in amounts that correspond to a hypothetical investment in a cross-section of the DFA Funds.  Thus, the disinterested Trustees who are so compensated experience the same investment returns that are experienced by shareholders of the DFA Funds although the disinterested Trustees do not directly own shares of the DFA Funds.

Set forth below is a table listing, for each Trustee entitled to receive compensation, the compensation received from the Fund during the fiscal year ended October 31, 2014 and the total compensation received from all four registered investment companies for which the Advisor served as investment advisor during that same fiscal period.  The table also provides the compensation paid by the Fund to the Fund’s Chief Compliance Officer for the fiscal year ended October 31, 2014.

Name and Position	Aggregate Compensation from the Fund*	Pension or Retirement Benefits as Part of Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from the Fund and DFA Fund Complex Paid to Trustees†
George M. Constantinides Trustee	$14,921	N/A	N/A	$250,000
John P. Gould Trustee	$14,921	N/A	N/A	$250,000
Roger G. Ibbotson Trustee	$15,520	N/A	N/A	$260,000
Edward P. Lazear Trustee	$14,921	N/A	N/A	$250,000

Name and Position	Aggregate Compensation from the Fund*	Pension or Retirement Benefits as Part of Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from the Fund and DFA Fund Complex Paid to Trustees†
Myron S. Scholes Trustee	$17,941	N/A	N/A	$300,000
Abbie J. Smith Trustee	$14,921	N/A	N/A	$250,000
Christopher S. Crossan Chief Compliance Officer	$23,234	N/A	N/A	N/A

†
The term DFA Fund Complex refers to the four registered investment companies for which the Advisor performs advisory and administrative services and for which the individuals listed above serve as directors/trustees on the Boards of Directors/Trustees of such companies.

*
Under a deferred compensation plan (the “Plan”) adopted effective January 1, 2002, the disinterested Trustees of the Fund may defer receipt of all or a portion of the compensation for serving as members of the four Boards of Directors/Trustees of the investment companies in the DFA Fund Complex (the “DFA Funds”).  Amounts deferred under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the “Reference Funds” or “Simulated Funds”).  The amounts ultimately received by the disinterested Trustees under the Plan will be directly linked to the investment performance of the Reference Funds.  Deferral of fees in accordance with the Plan will have a negligible effect on a fund’s assets, liabilities, and net income per share, and will not obligate a fund to retain the services of any disinterested Trustee or to pay any particular level of compensation to the disinterested Trustee.  The total amount of deferred compensation accrued by the disinterested Trustees from the DFA Fund Complex who participated in the Plan during the fiscal year ended October 31, 2014 is as follows:  $260,000 (Mr. Ibbotson) and $250,000 (Mr. Lazear).  A disinterested Trustee’s deferred compensation will be distributed at the earlier of:  (a) January in the year after the disinterested Trustee’s resignation from the Boards of Directors/Trustees of the DFA Funds, or death or disability; or (b) five years following the first deferral, in such amounts as the disinterested Trustee has specified.  The obligations of the DFA Funds to make payments under the Plan will be unsecured general obligations of the DFA Funds, payable out of the general assets and property of the DFA Funds.

Officers

Below is the name, year of birth, information regarding positions with the Fund and the principal occupation for each officer of the Fund.  The address of each officer is 6300 Bee Cave Road, Building One, Austin, TX 78746.  Each of the officers listed below holds the same office (except as otherwise noted) in the DFA Entities.

Name and Year of Birth	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
April A. Aandal 1963	Vice President	Since 2008	Vice President of all the DFA Entities.
Robyn G. Alcorta 1974	Vice President	Since 2012	Vice President of all the DFA Entities. Formerly, Vice President, Business Development at Capson Physicians Insurance Company (2010-2012); Vice President at Charles Schwab (2007-2010).
Darryl D. Avery 1966	Vice President	Since 2005	Vice President of all the DFA Entities.
Arthur H. Barlow 1955	Vice President	Since 1993	Vice President of all the DFA Entities. Director and Managing Director of Dimensional Fund Advisors Ltd (since September 2013).

Name and Year of Birth	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
Peter Bergan 1974	Vice President	Since 2014	Vice President of all the DFA Entities. Formerly, Senior Infrastructure Manager for Dimensional Fund Advisors LP (January 2011 – January 2014); Partner at Stonehouse Consulting (2010).
Lana Bergstein 1974	Vice President	Since 2014	Vice President of all the DFA Entities. Formerly, Client Service Manager for Dimensional Fund Advisors LP (February 2008 – January 2014).
Robert D. Bessett 1977	Vice President	Since 2015	Vice President of all the DFA Entities. Formerly, Regional Director (January 2010 – January 2015) and Senior Associate (May 2008 – January 2010) for Dimensional Fund Advisors LP.
Stanley W. Black 1970	Vice President	Since 2014	Vice President of all the DFA Entities. Formerly, Senior Research Associate (January 2012 – January 2014) and Research Associate (2006 – 2011) for Dimensional Fund Advisors LP.
Aaron T. Borders 1973	Vice President	Since 2014	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (April 2008 – January 2014).
Scott A. Bosworth 1968	Vice President	Since 2007	Vice President of all the DFA Entities.
Valerie A. Brown 1967	Vice President and Assistant Secretary	Since 2001
Vice President and Assistant Secretary of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd., Dimensional Cayman Commodity Fund I Ltd., Dimensional Fund Advisors Pte. and Dimensional Hong Kong Limited.  Director, Vice President and Assistant Secretary of Dimensional Fund Advisors Canada ULC.

David P. Butler 1964	Vice President	Since 2007	Vice President of all the DFA Entities. Head of Global Financial Services for Dimensional Fund Advisors LP (since 2008).
Douglas M. Byrkit 1970	Vice President	Since 2012
Vice President of all the DFA Entities.  Formerly, Regional Director for Dimensional Fund Advisors LP (December 2010 – January 2012); Regional Director at Russell Investments (April 2006 – December 2010).

Hunt M. Cairns 1973	Vice President	Since 2014	Vice President of all the DFA Entities. Formerly, Regional Director (January 2010 – January 2014) and Senior Associate (July 2008 – December 2009) for Dimensional Fund Advisors LP.
Dennis M. Chamberlain 1972	Vice President	Since 2015
Vice President of all the DFA Entities.  Formerly, Regional Director (January 2012 – January 2015) for Dimensional Fund Advisors LP; Principal for Chamberlain Financial Group (October 2010 – December 2011); Wealth Management Consultant for Saybrus Partners (May 2008 – October 2010).

Ryan J. Chaplinski 1971	Vice President	Since 2015	Vice President of all the DFA Entities. Formerly, Regional Director (June 2011 – January 2015) for Dimensional Fund Advisors LP; Sales Executive for Vanguard (2004 – June 2011).
James G. Charles 1956	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (2008-2010).
Joseph H. Chi 1966	Vice President	Since 2009
Vice President of all the DFA Entities.  Co-Head of Portfolio Management (since March 2012) and Senior Portfolio Manager (since January 2012) for Dimensional Fund Advisors LP.  Formerly, Portfolio Manager for Dimensional Fund Advisors LP (October 2005 to January 2012).

Pil Sun Choi 1972	Vice President	Since 2014	Vice President of all the DFA Entities. Formerly, Counsel for Dimensional Fund Advisors LP (April 2012 – January 2014); Vice President and Counsel for AllianceBernstein L.P. (2006 – 2012).
Stephen A. Clark 1972	Vice President	Since 2004
Vice President of all the DFA Entities, DFA Australia Limited and Dimensional Fund Advisors Canada ULC.  Head of Global Institutional Services for Dimensional Fund Advisors LP (since January 2014). Formerly, Head of Institutional, North America (March 2012 to December 2013) and Head of Portfolio Management (January 2006 to March 2012) for Dimensional Fund Advisors LP.

Matt B. Cobb 1971	Vice President	Since 2013	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (September 2011 – March 2013); Vice President at MullinTBG (2005-2011).
Rose C. Cooke 1971	Vice President	Since 2014
Vice President of all the DFA Entities.  Formerly, Regional Director for Dimensional Fund Advisors LP (August 2010 – March 2014); Vice President, Sales and Business Development at AdvisorsIG (PPMG) (2009-2010); Vice President at Credit Suisse (2007-2009).

Ryan Cooper 1979	Vice President	Since 2013	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (2003 – March 2014).

Name and Year of Birth	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
Jeffrey D. Cornell 1976	Vice President	Since 2012	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (August 2002 – January 2012).
Robert P. Cornell 1949	Vice President	Since 2007	Vice President of all the DFA Entities.
Brian M. Cosmano 1981	Vice President	Since 2015
Vice President of all the DFA Entities.  Formerly, Chief Operating Officer (May 2013 – November 2014) of Dimensional SmartNest (US) LLC; Senior Vice President, Operations and Technology (February 2005 – March 2013) for Morningstar.

George H. Crane 1955	Vice President	Since 2010	Vice President of all the DFA Entities. Formerly, Senior Vice President and Managing Director at State Street Bank & Trust Company (2007 – 2008).
Christopher S. Crossan 1965	Vice President and Global Chief Compliance Officer	Since 2004
Vice President and Global Chief Compliance Officer of all the DFA Entities, DFA Australia Limited and Dimensional Fund Advisors Ltd. Vice President and Chief Compliance Officer of Dimensional Fund Advisors Canada ULC.  Formerly, Vice President and Global Chief Compliance Officer for Dimensional SmartNest (US) LLC (October 2010 – 2014).

John Dashtara 1980	Vice President	Since 2015
Vice President of all the DFA Entities.  Formerly, Regional Director (July 2013 – January 2015) for Dimensional Fund Advisors LP; Relationship Manager for Blackrock, Inc. (July 2011 – July 2013);Vice President for Towers Watson (June 2009 – July 2011).

James L. Davis 1956	Vice President	Since 1999	Vice President of all the DFA Entities.
Robert T. Deere 1957	Vice President	Since 1994	Vice President of all the DFA Entities, DFA Australia Limited and Dimensional Fund Advisors Canada ULC.
Johnathon K. DeKinder 1979	Vice President	Since 2014
Vice President of all the DFA Entities.  Formerly, Regional Director (January 2012 – January 2014) and Senior Associate (August 2010 – December 2011) for Dimensional Fund Advisors LP; MBA and MPA at the University of Texas at Austin (August 2007 – May 2010).

Mark J. Dennis 1976	Vice President	Since 2015
Vice President of all DFA Entities.  Formerly, Regional Director (May 2011 – January 2015) for Dimensional Fund Advisors LP; Vice President, Portfolio Specialist (January 2007 – May 2011) for Morgan Stanley Investment Management.

Massimiliano DeSantis 1971	Vice President	Since 2015
Vice President of all DFA Entities.  Formerly, Senior Associate, Research (November 2012 – January 2015) for Dimensional Fund Advisors LP; Senior Associate Portfolio Manager for Alliance Bernstein Australia (2006 – October 2012).

Peter F. Dillard 1972	Vice President	Since 2010	Vice President of all the DFA Entities. Formerly, Research Associate (August 2008 – March 2010) and Research Assistant (April 2006 – August 2008) for Dimensional Fund Advisors LP.
Robert W. Dintzner 1970	Vice President	Since 2001	Vice President of all the DFA Entities.
Karen M. Dolan 1979	Vice President	Since 2014
Vice President of all the DFA Entities.  Head of Marketing for Dimensional Fund Advisors LP (since February 2013).  Formerly, Senior Manager of Research and Marketing for Dimensional Fund Advisors LP (June 2012 – January 2013); Director of Mutual Fund Analysis at Morningstar (January 2008 – May 2012).

L. Todd Erskine 1959	Vice President	Since 2015	Vice President of all DFA Entities. Formerly, Regional Director (May 2008 – January 2015) for Dimensional Fund Advisors LP.
Richard A. Eustice 1965	Vice President and Assistant Secretary	Since 1998
Vice President and Assistant Secretary of all the DFA Entities and DFA Australia Limited.  Chief Operating Officer for Dimensional Fund Advisors Pte. Ltd. (since April 2013).  Formerly, Chief Operating Officer for Dimensional Fund Advisors Ltd. (July 2008 – March 2013).

Gretchen A. Flicker 1971	Vice President	Since 2004	Vice President of all the DFA Entities.
Jed S. Fogdall 1974	Vice President	Since 2008
Vice President of all the DFA Entities.  Co-Head of Portfolio Management (since March 2012) and Senior Portfolio Manager (since January 2012) of Dimensional Fund Advisors LP.  Formerly, Portfolio Manager of Dimensional Fund Advisors LP (September 2004 – January 2012).

Name and Year of Birth	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
Edward A. Foley 1976	Vice President	Since 2014
Vice President of all the DFA Entities.  Formerly, Regional Director for Dimensional Fund Advisors LP (August 2011 – January  2014); Senior Vice President of First Trust Advisors L.P. (2007 – July 2011).

Deborah J.G. Foster 1959	Vice President	Since 2015	Vice President of all the DFA Entities. Formerly, Senior Associate (May 2011 – January 2015) and Marketing Officer (April 2002 - April 2011) for Dimensional Fund Advisors LP.
Jeremy P. Freeman 1970	Vice President	Since 2009	Vice President of all the DFA Entities.
Mark R. Gochnour 1967	Vice President	Since 2007	Vice President of all the DFA Entities.
Tom M. Goodrum 1968	Vice President	Since 2012	Vice President of all the DFA Entities. Formerly, Managing Director at BlackRock (2004 – January 2012).
Henry F. Gray 1967	Vice President	Since 2000	Vice President of all the DFA Entities.
John T. Gray 1974	Vice President	Since 2007	Vice President of all the DFA Entities.
Christian Gunther 1975	Vice President	Since 2011	Vice President of all the DFA Entities. Senior Trader for Dimensional Fund Advisors LP (since 2012). Formerly, Senior Trader (2009-2012).
Robert W. Hawkins 1974	Vice President	Since 2014
Vice President of all the DFA Entities.  Formerly, Counsel for Dimensional Fund Advisors LP (January 2011 – January 2014); Vice President and Senior Counsel for State Street Global Advisors (November 2008 – January 2011).

Joel H. Hefner 1967	Vice President	Since 2007	Vice President of all the DFA Entities.
Kevin B. Hight 1967	Vice President	Since 2005	Vice President of all the DFA Entities.
Christine W. Ho 1967	Vice President	Since 2004	Vice President of all the DFA Entities.
Michael C. Horvath 1960	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Managing Director, Co-Head Global Consultant Relations at BlackRock (2004-2011).
Mark A. Hunter 1971	Vice President	Since 2015
Vice President of all the DFA Entities.  Formerly, Senior Compliance Officer (November 2010 – January 2015) for Dimensional Fund Advisors LP; Senior Compliance Manager for Janus Capital Group, Inc. (March 2004 – November 2010).

Jeff J. Jeon 1973	Vice President	Since 2004	Vice President of all the DFA Entities and Dimensional Cayman Commodity Fund I Ltd.
Garret D. Jones 1971	Vice President	Since 2014	Vice President of all the DFA Entities. Formerly, Manager of Sales and Marketing Systems (January 2011 – January 2014) and Project Manager (2007 – 2010) for Dimensional Fund Advisors LP.
Stephen W. Jones 1968	Vice President	Since 2012	Vice President of all the DFA Entities. Formerly, Facilities Manager for Dimensional Fund Advisors LP (October 2008 – January 2012).
Scott P. Kaup 1975	Vice President	Since 2015
Vice President of all the DFA Entities.  Formerly, Senior Manager, Investment Operations (January 2014 – January 2015) and Investment Operations Manager (May 2008 – January 2014) for Dimensional Fund Advisors LP.

David M. Kavanaugh 1978	Vice President	Since 2014
Vice President of all the DFA Entities.  Head of Operations for Financial Advisor Services for Dimensional Fund Advisors LP (since July 2014).  Formerly, Counsel of Dimensional Fund Advisors LP (August 2011 – January 2014); Associate at Andrews Kurth LLP (2006 – 2011).

Name and Year of Birth	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
Patrick M. Keating 1954	Vice President	Since 2003
Vice President of DFAIDG, DIG, the Trust, the Fund, Dimensional Holdings Inc., Dimensional Fund Advisors LP and Dimensional Japan Ltd. Chief Operating Officer and Director of Dimensional Japan Ltd.  Formerly, Vice President of DFA Securities LLC, Dimensional Cayman Commodity Fund I Ltd. and Dimensional Advisors Ltd (until February 2015); Chief Operating Officer of Dimensional Holdings Inc., DFA Securities LLC, Dimensional Fund Advisors LP, Dimensional Cayman Commodity Fund I Ltd., Dimensional Advisors Ltd. and Dimensional Fund Advisors Pte. Ltd. (until February 2015); Director, Vice President, and Chief Privacy Officer of Dimensional Fund Advisors Canada ULC (until February 2015); Director of DFA Australia Limited, Dimensional Fund Advisors Ltd. and Dimensional Advisors Ltd. (until February 2015); and Director and Vice President of Dimensional Hong Kong Limited and Dimensional Fund Advisors Pte. Ltd. (until February 2015).

Andrew K. Keiper 1977	Vice President	Since 2013	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (October 2004 – January 2013).
Glenn E. Kemp 1948	Vice President	Since 2012	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (April 2006 – January 2012).
David M. Kershner 1971	Vice President	Since 2010	Vice President of all the DFA Entities. Portfolio Manager for Dimensional Fund Advisors LP (since June 2004).
Kimberly L. Kiser 1972	Vice President	Since 2014
Vice President of all the DFA Entities.  Formerly, Creative Director for Dimensional Fund Advisors LP (September 2012 – January 2014); Vice President and Global Creative Director at Morgan Stanley (2007 – 2012); Visiting Assistant Professor, Graduate Communications Design at Pratt Institute (2004 – 2012).

Timothy R. Kohn 1971	Vice President	Since 2011	Vice President of all the DFA Entities. Head of Defined Contribution Sales for Dimensional Fund Advisors LP (since August 2010).
Joseph F. Kolerich 1971	Vice President	Since 2004	Vice President of all the DFA Entities. Senior Portfolio Manager of Dimensional Fund Advisors LP (since January 2012). Formerly, Portfolio Manager for Dimensional (April 2001 – January 2012).
Mark D. Krasniewski 1981	Vice President	Since 2013
Vice President of all the DFA Entities.  Formerly, Senior Associate, Investment Analytics and Data (January 2012 – December 2012) and Systems Developer (June 2007 – December 2011) for Dimensional Fund Advisors LP.

Kahne L. Krause 1966	Vice President	Since 2014	Vice President of all the DFA Entities. Formerly, Regional Director (May 2010 – January 2014) for Dimensional Fund Advisors LP.
Stephen W. Kurad 1968	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (2007-2010).
Michael F. Lane 1967	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Chief Executive Officer for Dimensional SmartNest (US) LLC (July 2012 – November 2014).
Francis R. Lao 1969	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Vice President – Global Operations at Janus Capital Group (2005-2011).
David F. LaRusso 1978	Vice President	Since 2013	Vice President of all the DFA Entities. Formerly, Senior Trader (January 2010 – December 2012) and Trader (2000-2009) for Dimensional Fund Advisors LP.
Juliet H. Lee 1971	Vice President	Since 2005	Vice President of all the DFA Entities.
Marlena I. Lee 1980	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Research Associate for Dimensional Fund Advisors LP (July 2008-2010).
Paul A. Lehman 1971	Vice President	Since 2015
Vice President of all the DFA Entities.  Formerly, Regional Director (July 2013 – January 2015) for Dimensional Fund Advisors LP; Chief Investment Officer (April 2005 – April 2013) for First Citizens Bancorporation.

John B. Lessley 1960	Vice President	Since 2013	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (January 2008 – January 2013).
Joy L. Lopez 1971	Vice President	Since 2015
Vice President of all the DFA Entities.  Formerly, Senior Tax Manager (February 2013 – January 2015) for Dimensional Fund Advisors LP; Vice President and Tax Manager, North America (August 2006 – April 2012) for Pacific Investment Management Company.

Apollo D. Lupescu 1969	Vice President	Since 2009	Vice President of all the DFA Entities.

Name and Year of Birth	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
Timothy P. Luyet 1972	Vice President	Since 2015
Vice President of all the DFA Entities.  Formerly, Senior Manager, Marketing Operations (January 2014 – January 2015), Manager, Client Systems (October 2011 – January 2014) and RFP Manager (April 2010 – October 2011) for Dimensional Fund Advisors LP.

Peter Magnusson 1969	Vice President	Since 2014	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (January 2011 – January 2014); Vice President at Columbia Management (2004 – 2010).
Kenneth M. Manell 1972	Vice President	Since 2010	Vice President of all the DFA Entities and Dimensional Cayman Commodity Fund I Ltd. Formerly, Counsel for Dimensional Fund Advisors LP (September 2006 – January 2010).
Aaron M. Marcus 1970	Vice President	Since 2008	Vice President of all DFA Entities and Head of Global Human Resources for Dimensional Fund Advisors LP.
David R. Martin 1956	Vice President, Chief Financial Officer and Treasurer	Since 2007
Vice President, Chief Financial Officer and Treasurer of all the DFA Entities.  Director, Vice President, Chief Financial Officer and Treasurer of Dimensional Fund Advisors Ltd., DFA Australia Limited, Dimensional Advisors Pte. Ltd., Dimensional Hong Kong Limited, Dimensional Fund Advisors Canada ULC, and Dimensional Cayman Commodity Fund I Ltd. Director of Dimensional Funds plc and Dimensional Funds II plc.  Statutory Auditor of Dimensional Japan Ltd.  Formerly, Chief Financial Officer, Treasurer and Vice President of Dimensional SmartNest (US) LLC (October 2010 – November 2014).

Duane R. Mattson 1965	Vice President	Since 2015
Vice President of all the DFA Entities.  Formerly, Senior Compliance Officer (May 2012 – January 2015) for Dimensional Fund Advisors LP; Chief Compliance Officer (April 2010 – April 2012) for Al Frank Asset Management.

Bryan R. McClune 1975	Vice President	Since 2014	Vice President of all the DFA Entities. Formerly, Regional Director of Dimensional Fund Advisors LP (January 2009 – January 2014).
Philip P. McInnis 1984	Vice President	Since 2014
Vice President of all the DFA Entities.  Formerly, Regional Director (January 2009 – January 2014) and Senior Associate (2011) for Dimensional Fund Advisors LP; Investment Consultant (March 2010 – December 2010) and Investment Analyst (December 2007 – March 2010) at Towers Watson.

Travis A. Meldau 1981	Vice President	Since 2015
Vice President of all the DFA Entities.  Portfolio Manager (since September 2011) for Dimensional Fund Advisors LP.  Formerly, Portfolio/Liquidity Funds Manager for Wells Capital Management (2009 – September 2011).

Jonathan G. Nelson 1971	Vice President	Since 2013	Vice President of all the DFA Entities. Formerly, Manager, Investment Systems (2011 – January 2013) and Project Manager (2007 – 2010) for Dimensional Fund Advisors LP.
Catherine L. Newell 1964	Vice President and Secretary	Vice President since 1997 and Secretary since 2000
Vice President and Secretary of all the DFA Entities.  Director, Vice President and Secretary of DFA Australia Limited and Dimensional Fund Advisors Ltd. (since February 2002, April 1997, and May 2002, respectively).  Vice President and Secretary of Dimensional Fund Advisors Canada ULC (since June 2003), Dimensional Cayman Commodity Fund I Ltd., Dimensional Japan Ltd (since February 2012), Dimensional Advisors Ltd (since March 2012), Dimensional Fund Advisors Pte. Ltd. (since June 2012).  Director of Dimensional Funds plc and Dimensional Funds II plc (since 2002 and 2006, respectively).  Director of Dimensional Japan Ltd., Dimensional Advisors Ltd., Dimensional Fund Advisors Pte. Ltd. and Dimensional Hong Kong Limited (since August 2012 and July 2012).  Formerly, Vice President and Secretary of Dimensional SmartNest (US) LLC (October 2010 – November 2014).

John R. Nicholson 1977	Vice President	Since 2015	Vice President of all the DFA Entities. Formerly, Regional Director (June 2011 – January 2015) for Dimensional Fund Advisors LP; Sales Executive for Vanguard (July 2008 – May 2011).
Pamela B. Noble 1964	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Portfolio Manager for Dimensional Fund Advisors LP (2008 - 2010).
Selwyn Notelovitz 1961	Vice President and Deputy Chief Compliance Officer	Since 2013
Vice President of all the DFA Entities.  Deputy Chief Compliance Officer of Dimensional Fund Advisors LP (since December 2012).  Formerly, Chief Compliance Officer of Wellington Management Company, LLP (2004 – 2011).

Name and Year of Birth	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
Carolyn L. O 1974	Vice President	Since 2010	Vice President of all the DFA Entities and Dimensional Cayman Commodity Fund I Ltd. Deputy General Counsel, Funds (since 2011). Formerly, Counsel for Dimensional Fund Advisors LP (2007-2010).
Gerard K. O’Reilly 1976	Vice President and Co-Chief Investment Officer	Vice President since 2007 and Co-Chief Investment Officer since 2014	Vice President and Co-Chief Investment Officer of all the DFA Entities and Dimensional Fund Advisors Canada ULC. Director of Dimensional Funds plc and Dimensional Fund II plc.
Daniel C. Ong 1973	Vice President	Since 2009	Vice President of all the DFA Entities. Portfolio Manager for Dimensional Fund Advisors LP (since July 2005).
Kyle K. Ozaki 1978	Vice President	Since 2010	Vice President of all the DFA Entities. Formerly, Senior Compliance Officer (January 2008 – January 2010) and Compliance Officer (February 2006 – December 2007) for Dimensional Fund Advisors LP.
Matthew A. Pawlak 1977	Vice President	Since 2013
Vice President of all the DFA Entities.  Formerly, Regional Director for Dimensional Fund Advisors LP (2012 – January 2013); Senior Consultant (June 2011-December 2011) and Senior Investment Analyst and Consultant (July 2008-June 2011) at Hewitt EnnisKnupp.

Jeffrey L. Pierce 1984	Vice President	Since 2015
Vice President of all the DFA Entities.  Senior Manager, Advisor Benchmarking (since January 2015) for Dimensional Fund Advisors LP.  Formerly, Manager, Advisor Benchmarking (April 2012 – December 2014) for Dimensional Fund Advisors LP; Senior Manager, Research and Consulting (October 2010 – April 2012) for Crain Communications Inc.; Senior Manager, Revenue Planning and Strategy (April 2007 – October 2010) for T-Mobile.

Olivian T. Pitis 1974	Vice President	Since 2015
Vice President of all the DFA Entities.  Formerly, Regional Director (May 2011 – January 2015) for Dimensional Fund Advisors LP; Investment Counselor/Regional Director for Halbert Hargrove (2008 – May 2011).

David A. Plecha 1961	Vice President	Since 1993	Vice President of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd. and Dimensional Fund Advisors Canada ULC.
Allen Pu 1970	Vice President	Since 2011
Vice President of all the DFA Entities.  Senior Portfolio Manager for Dimensional Fund Advisors LP (since January 2015). Formerly, Portfolio Manager for Dimensional Fund Advisors LP (2006 – January 2015).

Theodore W. Randall 1973	Vice President	Since 2008	Vice President of all the DFA Entities. Formerly, Research Associate for Dimensional Fund Advisors LP (2006 to 2008).
David J. Rapozo 1967	Vice President	Since 2014	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (January 2011 – January 2014); Vice President at BlackRock (2009 – 2010).
Mark A. Regier 1969	Vice President	Since 2013	Vice President of all the DFA Entities. Formerly, Planning and Analysis Manager for Dimensional Fund Advisors LP (July 2007 – January 2014).
Cory T. Riedberger 1979	Vice President	Since 2015	Vice President of all the DFA Entities. Formerly, Regional Director (March 2011 – January 2015) for Dimensional Fund Advisors LP; Regional Vice President (2003 – March 2011) for Invesco PowerShares.
Savina B. Rizova 1981	Vice President	Since 2012	Vice President of all the DFA Entities. Formerly, Research Associate (June 2011 – January 2012) for Dimensional Fund Advisors LP.
Michael F. Rocque 1968	Vice President	Since 2015
Vice President of all the DFA Entities.  Formerly, Senior Fund Accounting Manager (July 2013 – January 2015) for Dimensional Fund Advisors LP; Senior Financial Consultant and Chief Accounting Officer (July 2002 – July 2013) for MFS Investment Management.

L. Jacobo Rodríguez 1971	Vice President	Since 2005	Vice President of all the DFA Entities.
Oliver J. Rowe 1960	Vice President	Since 2014
Vice President of all the DFA Entities.  Formerly, Senior Manager, Human Resources for Dimensional Fund Advisors LP (January 2012 – January 2014); Director of Human Resources at Spansion, Inc. (March 2009 – December 2011).

Name and Year of Birth	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
Joseph S. Ruzicka 1987	Vice President	Since 2015
Vice President of all the DFA Entities.  Formerly, Manager Investment Analytics and Data (January 2014 – January 2015), Senior Associate, Investment Analytics and Data (January 2013 – January 2014), Associate, Investment Analytics and Data (January 2012 – January 2013), and Investment Data Analyst (April 2010 – January 2012) for Dimensional Fund Advisors LP.

Julie A. Saft 1959	Vice President	Since 2010	Vice President of all the DFA Entities. Formerly, Client Systems Manager for Dimensional Fund Advisors LP (July 2008 – January 2010); Senior Manager at Vanguard (November 1997 – July 2008).
Joel P. Schneider 1980	Vice President	Since 2015
Vice President of all the DFA Entities.  Portfolio Manager (since 2013) for Dimensional Fund Advisors LP.  Formerly, Investment Associate (April 2011 – January 2013) for Dimensional Fund Advisors LP; Associate Consultant for ZS Associates (April 2008 – April 2011).

Walid A. Shinnawi 1961	Vice President	Since 2010	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (March 2006 – January 2010).
Ashish Shrestha 1978	Vice President	Since 2015	Vice President of all the DFA Entities. Formerly, Regional Director (September 2009 – January 2015) and Senior Associate (September 2008 – September 2009) for Dimensional Fund Advisors LP.
Bruce A. Simmons 1965	Vice President	Since 2009	Vice President of all the DFA Entities. Formerly, Investment Operations Manager for Dimensional Fund Advisors LP (May 2007 – January 2009).
Ted R. Simpson 1968	Vice President	Since 2007	Vice President of all the DFA Entities.
Bhanu P. Singh 1981	Vice President	Since 2014
Vice President of all the DFA Entities.  Senior Portfolio Manager for Dimensional Fund Advisors LP (since January  2015). Formerly, Portfolio Manager (January 2012 – January 2015) and Investment Associate for Dimensional Fund Advisors LP (August 2010 – December 2011).

Bryce D. Skaff 1975	Vice President	Since 2007	Vice President of all the DFA Entities.
Lukas J. Smart 1977	Vice President	Since 2014	Vice President of all the DFA Entities. Portfolio Manager of Dimensional Fund Advisors LP (since January 2010).
Andrew D. Smith 1968	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Project Manager for Dimensional Fund Advisors LP (2007-2010).
Grady M. Smith 1956	Vice President	Since 2004	Vice President of all the DFA Entities and Dimensional Fund Advisors Canada ULC.
Lawrence R. Spieth 1947	Vice President	Since 2004	Vice President of all the DFA Entities.
Richard H. Tatlow V 1971	Vice President	Since 2013	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (April 2010 – January 2013).
Blake T. Tatsuta 1973	Vice President	Since 2013	Vice President of all the DFA Entities. Formerly, Manager, Investment Analytics and Data (2012 – January 2013) and Research Assistant (2002-2011) for Dimensional Fund Advisors LP.
Erik T. Totten 1980	Vice President	Since 2013	Vice President of all the DFA Entities. Formerly, Regional Director (2010 – January 2013) and Senior Associate (2007 – 2009) for Dimensional Fund Advisors LP.
John H. Totten 1978	Vice President	Since 2012	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (January 2008 - January 2012).
Robert C. Trotter 1958	Vice President	Since 2009	Vice President of all the DFA Entities.
Dave C. Twardowski 1982	Vice President	Since 2015	Vice President of all the DFA Entities. Formerly, Research Associate (June 2011 – January 2015) for Dimensional Fund Advisors LP; Research Assistant at Dartmouth College (2009 – 2011).
Karen E. Umland 1966	Vice President	Since 1997	Vice President of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd., and Dimensional Fund Advisors Canada ULC.
Benjamin C. Walker 1979	Vice President	Since 2014	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (September 2008 – January 2014).
Brian J. Walsh 1970	Vice President	Since 2009	Vice President of all the DFA Entities. Portfolio Manager for Dimensional Fund Advisors LP (since 2004).

Name and Year of Birth	Position	Term of Office1 and Length of Service	Principal Occupation During Past 5 Years
Jessica Walton 1974	Vice President	Since 2015
Vice President of all the DFA Entities.  Formerly, Regional Director (January 2012 – January 2015) for Dimensional Fund Advisors LP; Director of Marketing and Investor Relations for Treaty Oak Capital Management (July 2011 – October 2011); Vice President for Rockspring Capital (October 2010 – July 2011); Program Director for RêvEurope Payments (November 2008 – October 2010).

Weston J. Wellington 1951	Vice President	Since 1997	Vice President of all the DFA Entities.
Ryan J. Wiley 1976	Vice President	Since 2007	Vice President of all the DFA Entities.
Stacey E. Winning 1981	Vice President	Since 2015
Vice President of all the DFA Entities.  Head of Global Recruiting and Development (since June 2014) for Dimensional Fund Advisors LP.  Formerly, Senior Manager, Recruiting (December 2012 – June 2014) for Dimensional Fund Advisors LP; Co-Head of Global Recruiting (May 2009 – November 2012) for Two Sigma Investments.

Paul E. Wise 1955	Vice President	Since 2005	Vice President of all the DFA Entities.
Joseph L. Young 1978	Vice President	Since 2011	Vice President of all the DFA Entities. Formerly, Regional Director for Dimensional Fund Advisors LP (2005-2010).

1	Each officer holds office for an indefinite term at the pleasure of the Board and until his or her successor is elected and qualified.

As of January 31, 2015, Trustees and officers as a group owned less than 1% of the Fund’s outstanding stock.

SERVICES TO THE FUND

Administrative Services

State Street Bank and Trust Company (“State Street”), 1 Lincoln Street, Boston, MA 02111, serves as the administrative and accounting services, dividend disbursing and transfer agent for the Fund.  The services provided by State Street are subject to supervision by the executive officers and the Board, and include day-to-day keeping and maintenance of certain records; calculation of the offering price of the shares; preparation of reports; liaison with the Fund’s custodian; and transfer and dividend disbursing agency services.  For the administrative and accounting services provided by State Street, the Fund pays State Street annual fees that are calculated daily and paid monthly according to a fee schedule based on the aggregate average net assets of the Fund Complex, which includes four registered investment companies.  The fee schedule is set forth in the table below:

.0063% of the Fund Complex’s first $150 billion of average net assets;
.0051% of the Fund Complex’s next $50 billion of average net assets; and
.0025% of the Fund Complex’s average net assets in excess of $200 billion.

The fees charged to the Fund under the fee schedule are allocated to the Fund based on the Fund’s pro-rata portion of the aggregate average net assets of the Fund Complex.

The Fund also pays separate fees to State Street with respect to the services State Street provides as transfer agent and dividend disbursing agent of the Fund.

Custodian

Citibank, N.A., 111 Wall Street, New York, New York, 10005, the custodian for the Fund, maintains a separate account or accounts for the Fund; receives, holds and releases portfolio securities on account of the Fund; makes receipts and disbursements of money on behalf of the Fund; and collects and receives income and other payments and distributions on account of the Fund’s portfolio securities.

Distributor

The Fund’s shares are distributed by DFA Securities LLC (“DFAS”), a wholly-owned subsidiary of the Advisor.  DFAS is registered as a limited purpose broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority.  The principal business address of DFAS is 6300 Bee Cave Road, Austin, Texas 78746.

DFAS acts as an agent of the Fund by serving as the principal underwriter of the Fund’s shares.  Pursuant to the Fund’s Distribution Agreement, DFAS uses its best efforts to seek or arrange for the sale of shares of the Fund, which are continuously offered.  No sales charges are paid by investors or the Fund.  No compensation is paid by the Fund to DFAS under the Distribution Agreement.

Legal Counsel

Stradley Ronon Stevens & Young, LLP serves as legal counsel to the Fund.  Its address is 2600 One Commerce Square, Philadelphia, PA 19103-7098.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”) is the independent registered public accounting firm to the Fund and audits the annual financial statements of the Fund.  The address of PwC is Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103-7042.

Investment Management

Dimensional Fund Advisors LP, located at 6300 Bee Cave Road, Building One, Austin, TX 78746, serves as investment advisor to the Fund. Pursuant to an Investment Management Agreement with the Fund, the Advisor is responsible for the management of its assets.

Pursuant to a Sub-Advisory Agreement with the Advisor, DFA Australia Limited (“DFA Australia”), Level 43 Gateway, 1 Macquarie Place, Sydney, New South Wales 2000, Australia, has the authority and responsibility to select brokers and dealers to execute securities transactions for the Fund. DFA Australia’s duties include the maintenance of a trading desk for the Fund and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of Fund, and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities which are eligible for purchase and sale by the Fund and may delegate this task, subject to its own review, to DFA Australia. DFA Australia maintains and furnishes to the Advisor information and reports on Japanese and Asia Pacific Rim small companies, including its recommendations of securities to be added to the securities that are eligible for purchase by the Fund as well as making recommendations and elections on corporate actions. In rendering investment management services to the Advisor with respect to the Fund, DFA Australia expects to use the resources of certain participating affiliates of DFA Australia. Such participating affiliates are providing such services to DFA Australia pursuant to conditions provided in no-action relief granted by the staff of the SEC allowing registered investment advisers to use portfolio management, research and trading resources of advisory affiliates subject to the supervision of a registered adviser.

Pursuant to a Sub-Advisory Agreement with the Advisor, Dimensional Fund Advisors Ltd. (“DFAL”), 20 Triton Street, Regent’s Place, London, NW13BF, United Kingdom, a company that is organized under the laws of England, has the authority and responsibility to select brokers or dealers to execute securities transactions for the Fund. DFAL’s duties include the maintenance of a trading desk for the Fund and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of the Fund and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities which are eligible for purchase and sale by the Fund and may delegate this task, subject to its own review, to DFAL. DFAL maintains and furnishes to the Advisor information and reports on United Kingdom and European small companies, including its recommendations of securities to be added to the securities that are eligible for purchase by the Fund as well as making recommendations and elections on corporate actions. DFAL is a member of the Financial Conduct Authority, a self-regulatory organization for investment managers operating under the laws of England.

The Advisor or its affiliates may provide certain non-advisory services (such as data collection or other consulting services) to broker-dealers or investment advisers that may be involved in the distribution of other mutual funds advised by the Advisor, including the Feeder Portfolio (“DFA Advised Funds”) or who may recommend the purchase of such DFA Advised Funds for their clients. The Advisor or its affiliates also may provide historical market analysis, risk/return analysis, and continuing education to investment advisers (some of whom may be dual registered investment advisers/broker-dealers) as well as educational speakers and facilities for investment adviser conferences.  The Advisor or its affiliates may pay a fee to attend, speak at or assist in sponsoring such conferences or pay travel accommodations of certain participants attending an investment adviser sponsored conference. Sponsorship of investment adviser and/or broker-dealer events by the Advisor may include direct payments to vendors or reimbursement of expenses incurred by investment advisers and/or broker-dealers in connection with hosting educational, training, customer appreciation, or other events for broker-dealers and/or investment advisers or their customers. Dimensional personnel may or may not be present at such events. At the request of a client or potential client, the Advisor or its affiliates may also refer such client to one or more such investment advisers. Any such services or arrangements may give such broker-dealers and investment advisers an incentive to recommend DFA Advised Funds to their clients in order to receive such non-advisory services from the Advisor or its affiliates.  However, the provision of these services by the Advisor or its affiliates is not dependent on the amount of DFA Advised Funds sold or recommended by such broker-dealers or investment advisers.

ADVISORY FEES

David G. Booth, as a director and officer of the Advisor and shareholder of the Advisor’s general partner, and Rex A. Sinquefield, as a shareholder of the Advisor’s general partner, may be deemed controlling persons of the Advisor.  Mr. Booth also serves as Trustee and officer of the Fund.

For the services it provides as investment advisor to the Fund, the Advisor is entitled to receive from the Fund a fee, payable monthly, at the annual rate of 0.10% of the average daily net assets of the Fund.  For the fiscal years ended October 31, 2014, October 31, 2013 and October 31, 2012, the Fund paid management fees to the Advisor for its services of $19,212,000, $18,145,000 and $15,417,000, respectively.

PORTFOLIO MANAGERS

In accordance with the team approach used to manage the Fund, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee.  The portfolio managers and portfolio traders also make daily investment decisions regarding the Fund based on the parameters established by the Investment Committee.  Karen E. Umland, Joseph H. Chi, Jed S. Fogdall, Henry F. Gray, Daniel C. Ong and Bhanu P. Singh coordinate the efforts of all other portfolio managers or trading personnel with respect to the day-to-day management of the Fund.

Other Managed Accounts

In addition to the Fund, the portfolio managers manage: (i) other U.S. registered investment companies advised or sub-advised by the Advisor; (ii) other pooled investment vehicles that are not U.S. registered mutual funds; and (iii) other accounts managed for organizations and individuals.  The following table sets forth information regarding the total accounts for which the portfolio manager has the primary responsibility for coordinating the day-to-day management responsibilities.

Name of Portfolio Manager	Number of Accounts Managed and Total Assets by Category As of October 31, 2014*
Karen E. Umland
·60 U.S. registered mutual funds with $111,802 million in total assets under management.
·9 unregistered pooled investment vehicles with $2,394 million in total assets under management.
·36 other accounts with $14,760 million in total assets under management, of which one account with $923 million in assets may be subject to a performance fee.

Joseph H. Chi
·106 U.S. registered mutual funds with $225,930 million in total assets under management.
·19 unregistered pooled investment vehicles with $10,294 million in total assets under management, of which one account with $179 million in assets may be subject to a performance fee.

Name of Portfolio Manager	Number of Accounts Managed and Total Assets by Category As of October 31, 2014*
·83 other accounts with $22,892 million in total assets under management, of which one account with $923 million in assets may be subject to a performance fee.
Jed S. Fogdall
·106 U.S. registered mutual funds with $225,930 million in total assets under management.
·19 unregistered pooled investment vehicles with $10,294 million in total assets under management, of which one account with $179 million in assets may be subject to a performance fee.
·83 other accounts with $22,892 million in total assets under management, of which one account with $923 million in assets may be subject to a performance fee.

Henry F. Gray
·96 U.S. registered mutual funds with $225,930 million in total assets under management.
·15 unregistered pooled investment vehicles with $10,294 million in total assets under management, of which one account with $179 million in assets may be subject to a performance fee.
·83 other accounts with $22,892 million in total assets under management, of which one account with $923 million in assets may be subject to a performance fee.

Bhanu P. Singh
·39 U.S. registered mutual funds with $113,278 million in total assets under management.
·10 unregistered pooled investment vehicles with $7,360 million in total assets under management, of which one account with $179 million in assets may be subject to a performance fee.
·0 other accounts.

*
Daniel C. Ong did not share primary responsibility in the oversight of day-to-day management of responsibilities for accounts as of May 29, 2015; as such, information regarding such accounts is not presented.

Description of Compensation Structure

Portfolio managers receive a base salary and bonus.  Compensation of a portfolio manager is determined at the discretion of the Advisor and is based on a portfolio manager’s experience, responsibilities, the perception of the quality of his or her work efforts, and other subjective factors.  The compensation of portfolio managers is not directly based upon the performance of the funds or other accounts that the portfolio managers manage.  The Advisor reviews the compensation of each portfolio manager annually and may make modifications in compensation as its Compensation Committee deems necessary to reflect changes in the market.  Each portfolio manager’s compensation consists of the following:

·	Base salary. Each portfolio manager is paid a base salary. The Advisor considers the factors described above to determine each portfolio manager’s base salary.

·	Semi-Annual Bonus. Each portfolio manager may receive a semi-annual bonus. The amount of the bonus paid to each portfolio manager is based upon the factors described above.

Portfolio managers may be awarded the right to purchase restricted shares of the Advisor’s stock as determined from time to time by the Board of Directors of the Advisor or its delegates.  Portfolio managers also participate in benefit and retirement plans and other programs available generally to all employees.

In addition, portfolio managers may be given the option of participating in the Advisor’s Long Term Incentive Plan.  The level of participation for eligible employees may be dependent on overall level of compensation, among other considerations.  Participation in this program is not based on or related to the performance of any individual strategies or any particular client accounts.

Potential Conflicts of Interest

Actual or apparent conflicts of interest may arise when a portfolio manager has the primary day-to-day responsibilities with respect to the Fund and other accounts.  Other accounts include registered mutual funds (other than the Fund), other unregistered pooled investment vehicles, and other accounts managed for organizations and individuals (“Accounts”).  An Account may have similar investment objectives to the Fund, or may purchase, sell or hold securities that are eligible to be purchased, sold or held by the Fund.  Actual or apparent conflicts of interest include:

·
Time Management.  The management of the Fund and Accounts may result in a portfolio manager devoting unequal time and attention to the management of the Fund and Accounts.  The Advisor seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline.  Most Accounts managed by a portfolio manager are managed using the same investment approaches that are used in connection with the management of the Fund.

·
Investment Opportunities.  It is possible that at times identical securities will be held by the Fund and other Accounts.  However, positions in the same security may vary and the length of time that the Fund or any Account may choose to hold its investment in the same security may likewise vary.  If a portfolio manager identifies a limited investment opportunity that may be suitable for the Fund or other Accounts, the Fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across the Fund and all eligible Accounts.  To deal with these situations, the Advisor has adopted procedures for allocating portfolio transactions across the Fund and multiple Accounts.

·
Broker Selection.  With respect to securities transactions for the Fund, the Advisor determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction.  However, with respect to certain Accounts (such as separate accounts), the Advisor may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker.  In these cases, the Advisor or its affiliates may place separate, non-simultaneous, transactions for the Fund and another Account that may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Fund or the Account.

·
Performance-Based Fees.  For some Accounts, the Advisor may be compensated based on the profitability of the Account, such as by a performance-based management fee.  These incentive compensation structures may create a conflict of interest for the Advisor with regard to Accounts where the Advisor is paid based on a percentage of assets because the portfolio manager may have an incentive to allocate securities preferentially to the Accounts where the Advisor might share in investment gains.

·
Investment in an Account.  The portfolio manager or his/her relatives may invest in the Fund or a fund that solely invests in the Fund and a conflict may arise where she may therefore have an incentive to treat the Fund in which the portfolio manager or her relatives invest preferentially as compared to other Accounts for which she has portfolio management responsibilities.

The Advisor and the Fund have adopted certain compliance procedures that are reasonably designed to address these types of conflicts.  However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Investments in the Fund

Information relating to each portfolio manager’s ownership (including the ownership of his or her immediate family) in the Fund as of October 31, 2014 is set forth in the chart below.

Portfolio Manager	Dollar Range of Portfolio Shares Owned*
Karen E. Umland	None
Joseph H. Chi1	$0 - $10,000
Jed S. Fogdall	None
Henry F. Gray1	$50,001 - $100,000
Daniel C. Ong1	$50,001 - $100,000
Bhanu P. Singh1	$0 - $10,000
1	The portfolio manager does not invest in the Fund but invests in the Emerging Markets Value Portfolio that invests all its assets in the Fund.

*	Information with respect to Daniel C. Ong and Bhanu P. Singh is provided as of May 29, 2015.

GENERAL INFORMATION

The Fund was incorporated under Maryland law on January 9, 1991.  The shares of the Fund, when issued and paid for in accordance with the Fund’s registration statement, will be fully paid and non-assessable shares with equal, non-cumulative voting rights and no preferences as to conversion, exchange, dividends, redemption, or any other feature.  On December 2, 1998, the Fund changed its name from Dimensional Emerging Markets Fund Inc. to Dimensional Emerging Markets Value Fund Inc.

On November 21, 1997, the shareholders of Dimensional Emerging Markets Value Fund approved its conversion from a closed-end management investment company to an open-end management investment company; and at the shareholder meeting held on June 2, 2009, the shareholders of the Fund approved the redomestication of the Fund from a Maryland corporation to a Delaware statutory trust, which became effective on October 30, 2009.

CODE OF ETHICS

The Fund, the Advisor, DFA Australia, DFAL and DFAS have adopted a revised Code of Ethics, pursuant to Rule 17j-1 under the 1940 Act, for certain access persons of the Fund.  The Code of Ethics is designed to ensure that access persons act in the interest of the Fund and its shareholders with respect to any personal trading of securities.  Under the Code of Ethics, access persons are generally prohibited from knowingly buying or selling securities (except for mutual funds, U.S. Government securities and money market instruments) which are being purchased, sold or considered for purchase or sale by the Fund, unless their proposed purchases are approved in advance.  The Code of Ethics also contains certain reporting requirements and securities trading clearance procedures.

SHAREHOLDER RIGHTS

The shares of the Fund, when issued and paid for in accordance with Part A, will be fully paid and non-assessable shares.  Each share of the Fund represents an equal proportional interest in the assets and liabilities of the Fund and has identical, non-cumulative voting, dividend, redemption, liquidation, and other rights and preferences.

With respect to matters that require shareholder approval, shareholders are entitled to vote only with respect to matters which affect the interest of the class of shares that they hold, except as otherwise required by applicable law.  If liquidation of the Fund should occur, shareholders would be entitled to receive, on a per class basis, the assets of the particular class whose shares they own, as well as a proportionate share of Fund assets not attributable to any particular class.  Ordinarily, the Fund does not intend to hold annual meetings of its shareholders, except as required by the 1940 Act or other applicable law.  The Fund’s Bylaws provide that special meetings of its shareholders shall be called at the request of holders of 10% of the Fund’s shares, unless the purpose of the meeting is to consider any matter that is substantially the same as a matter voted upon at a meeting during the preceding twelve months, in which case the meeting may be called at the request of the holders of a majority of the outstanding shares entitled to vote at such meeting.  Shareholders will receive shareholder communications with respect to such matters as required by the 1940 Act, including semi-annual and annual financial statements of the Fund, the latter being audited.

Shareholder inquiries may be made by writing or calling the Fund at the address or telephone number appearing on the cover of this Part B.  Only those individuals whose signatures are on file for the account in question may receive specific account information or make changes in the account registration.

PRINCIPAL HOLDERS OF SECURITIES

As of January 31, 2015, the following shareholders may be deemed to control the Fund either by owning more than 25% of the voting securities of the Fund directly or, through the operation of pass-through voting rights, by owning more than 25% of the voting securities of the Feeder Portfolio that invests its assets in the Fund.  Unless otherwise indicated, the address of each shareholder is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

Emerging Markets Value Portfolio 98.41%
of DFA Investment Dimensions Group Inc.

As of January 31, 2015, the following shareholders owned beneficially at least 5% of the outstanding shares of the Fund, as set forth below:

Emerging Markets Value Portfolio 98.41%
of DFA Investment Dimensions Group Inc.

PURCHASE OF SHARES

The following information supplements the information set forth in Part A under the caption “PURCHASE OF SHARES.”

The Fund will accept purchase and redemption orders on each day that the New York Stock Exchange (“NYSE”) is open for business, regardless of whether the Federal Reserve System is closed.  However, no purchases by wire may be made on any day that the Federal Reserve System is closed.  The Fund generally will be closed on days that the NYSE is closed.  The NYSE is scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans’ Day.  Orders for redemptions and purchases will not be processed if the Fund is closed.

The Fund reserves the right, in its sole discretion, to suspend the offering of shares of the Fund or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Fund.  Securities accepted in exchange for shares of the Fund will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Fund.

REDEMPTION OF SHARES

The following information supplements the information set forth in Part A under the caption “REDEMPTION OF SHARES.”

The Fund may suspend redemption privileges or postpone the date of payment:  (i) during any period when the NYSE is closed or trading on the NYSE is restricted, as determined by the SEC; (ii) during any period when an emergency exists, as defined by the rules of the SEC, as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or fairly to determine the value of its assets; and (iii) for such other periods as the SEC may permit.

The Fund has filed a notice of election under Rule 18f-1 of the 1940 Act that allows the Fund to redeem in-kind redemption requests of a certain amount. Specifically, if the amount being redeemed is over the lesser of $250,000 or 1% of the Fund’s net assets, the Fund has the right to redeem the shares by providing the amount that exceeds $250,000 or 1% of the Fund’s net assets in securities instead of cash. The securities distributed in-kind would be readily marketable and would be valued for this purpose using the same method employed in calculating the Fund’s net asset value per share. If a shareholder receives redemption proceeds in-kind, the shareholder should expect to incur transaction costs upon the disposition of the securities received in the redemption.

TAX MATTERS

The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders that are not described in Part A.  No attempt is made to present a detailed explanation of the tax treatment of the Fund or its shareholders, and the discussion here and in Part A is not intended as a substitute for careful tax planning.

This “Tax Matters” section is based on the Code and applicable regulations in effect on the date of this Statement of Additional Information.  Future legislative, regulatory or administrative changes, including provisions of current law that sunset and thereafter no longer apply, or court decisions may significantly change the tax rules applicable to the Fund and its shareholders. Any of these changes or court decisions may have a retroactive effect.

This is for general information only and not tax advice and does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  All investors should consult their own tax advisors as to the federal, state, local, and foreign tax provisions applicable to the investors.

Taxation of the Fund

Effective on and after November 1, 2009, the Fund elected to be treated as a partnership for U.S. federal income tax purposes rather than as an association taxable as a corporation.  As a partnership, the Fund will not be subject to U.S. federal income tax.  Instead, each shareholder will be required to report separately on its income tax return for each year its distributive share of the Fund’s items of income, gain, loss and deduction and credit.

The Fund will be taxable as a partnership if it is not a publicly traded partnership.  Under the Code, a “publicly traded partnership” is treated as a corporation unless 90% or more of its gross income during certain prescribed periods is “qualifying income” (generally, interest, dividends, real estate rents, and gain from the sale of capital assets and certain other items).  It is not intended that the Fund, as currently structured and intended to operate, will be classified as a publicly traded partnership.   If the Fund does not satisfy the qualifying income test, a partnership such as the Fund will not be treated as a publicly traded partnership if, among other reasons, (i) all interests in the partnership were issued in a, transaction (or transactions) that was not required to be registered under the Securities Act of 1933 and (ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership. The discussion in the following paragraphs assumes that the Fund will be taxed as a partnership for federal income tax purposes. Whether the Fund will be treated as a partnership under the various state and local laws that may apply to investors depends on the specific laws of each such jurisdiction.

Taxation of Shareholders on Income or Losses of the Fund

The Fund will not be subject to any U.S. federal income tax.  Instead, each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Fund) of the Fund’s income, gains, losses, deductions, and credits.  Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from the Fund.  The characterization of an item of profit or loss usually will be determined at the Fund level (rather than at the shareholder level).  Because the Fund does not contemplate making cash distributions to investors, the amount of income that may be realized by an investor likely will exceed the cash distributions to him.  An allocable share of a tax-exempt investor’s income will be UBTI to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.  In addition to U.S. federal income taxes, investors in the Fund also may be subject to state and local taxes on their distributive share of the Fund’s income and on gains arising on redemption or exchange of the Fund’s shares.

While the Fund is not classified as a “regulated investment company” under Subchapter M of the Code, the Fund’s assets, income and distributions will be managed in such a way that an investor in the Fund will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Fund for the Fund’s entire fiscal year.

Investment in Foreign Securities.  Various non-U.S. taxing jurisdictions may impose tax filing obligations and withholding and other taxes in respect of interest, dividends, gains from dispositions of investments and other income generated by such investments. In some circumstances, a shareholder may be able to claim a reduced rate of non-U.S. tax under an applicable income tax treaty. Any foreign withholding taxes could reduce the Fund’s income and gains allocated to shareholders.

Pass-through of foreign tax credits.  These foreign taxes may not be fully creditable by investors for U.S. federal income tax purposes, particularly given the complex set of limitations and restrictions on the use of foreign tax credits.

Effect of foreign debt investments on allocations.  Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Fund.  Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses.  These gains when allocated are taxable to shareholders as ordinary income, and any losses reduce the Fund’s ordinary income otherwise available for allocation to shareholders.  This treatment could increase or decrease the Fund’s ordinary income allocations to shareholders.

PFIC securities.  The Fund may invest in equity interests in non-U.S. entities that are PFICs for U.S. federal income tax purposes. In general, a PFIC is any foreign corporation if 75% or more of its gross income for its taxable year is passive income, or 50% or more of its average assets (by value) are held for the production of passive income. If the Fund does not make either the “qualified electing fund” (“QEF”) election or the mark-to-market election described below with respect to a PFIC, a shareholder’s share of gain from the Fund’s sale of the PFIC stock, and of certain distributions received by the Fund from the PFIC, will be taxed at ordinary income rates, rather than at capital gain rates, and the shareholder may be subject to an interest charge in respect of the resulting tax liability. Because the determination of whether a foreign entity is a PFIC is made annually on the basis of facts and circumstances that may be beyond the Fund’s control or information, there can be no assurance that the Fund will not invest in a foreign entity that is a PFIC.  If the Fund makes a QEF election with respect to a PFIC, a shareholder will be required to include in income its share of the PFIC’s ordinary earnings and long-term capital gains for each taxable year, regardless of whether the PFIC makes any distributions. The Fund will be able to make a QEF election with respect to a PFIC only if the PFIC agrees to cooperate, including by providing certain information to the Fund, and there can be no assurance that any PFIC in which the Fund invests will agree to such cooperation. If the Fund invests in “marketable stock” of a PFIC, the Fund may elect to mark the PFIC stock to market each year. Pursuant to this election, the Fund will be deemed to have sold the shares of the relevant PFIC at the end of each taxable year. Shareholders will recognize any gain on the deemed sale as ordinary income and will recognize any loss on the deemed sale as ordinary loss to the extent of net mark-to-market ordinary income inclusions in prior years. In addition, if the Fund makes a mark-to-market election with respect to a PFIC, gain or loss, if any, that it recognizes on the actual sale or other disposition of the PFIC stock will be treated as ordinary income or loss. If a U.S. shareholder of the Fund is a tax-exempt person, the above rules relating to distributions and dispositions will apply only if dividends paid by the PFIC and allocated by the Fund to such shareholder are taxable as unrelated business taxable income (UBTI). Shareholders may be subject to reporting requirements which may require them to file information returns with the IRS with respect to the Fund’s direct or indirect investments in foreign entities (including PFICs). Penalties may be imposed upon a shareholder for failure to comply with these requirements.

Sales, Exchanges, and Redemption of Fund Shares.  If a shareholder is a taxable investor, sales and exchanges are taxable transactions for federal and state income tax purposes.  If the shareholder held its shares as a capital asset, the gain or loss that it realizes generally will be capital gain or loss and will be long-term or short-term, generally depending on how long the shareholder has held its shares.  Any loss may be recognized only if an investor redeems its entire interest in the Fund for money.  A distribution in partial or complete redemption of the shareholder’s shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the shareholder’s tax basis in the entire interest in Fund.

Generally, a distribution or series of distributions by the Fund to a shareholder that results in termination of its entire interest in the Fund results in gain to the distributee shareholder only to the extent that any money and the fair market value on the date of distribution of marketable securities (within the meaning of Section 731(c) of the Code) distributed exceeds the shareholder’s adjusted basis in its Fund shares.  When only money (including any marketable securities treated as a distribution of money) and unrealized receivables are distributed, loss will be recognized to the extent that the shareholder’s adjusted basis in its Fund shares exceeds the amount of money distributed and the basis to the shareholder of any unrealized receivables distributed.  Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee shareholder’s Fund shares and generally will be capital gain or loss.

The tax basis of a shareholder’s interest in the Fund will include the amount of money, and/or the basis in securities that the shareholder contributes to the Fund, increased principally by (i) any additional contributions made by the shareholder to the Fund, (ii) the shareholder’s allocable share of any Fund profit, income or gain, and (iii) the amount, if any, of the shareholder’s share of the Fund indebtedness; and decreased, but not below zero, principally by (iv) distributions from the Fund to the shareholder, (v) the amount of the shareholder’s allocable share of Fund losses, and (vi) any reduction in the shareholder’s share of Fund indebtedness.  In the case of non-liquidating distributions other than cash (and other than certain ordinary income type assets, such as accounts receivable) basis is reduced (but not below zero) by the basis of the property distributed.

U.S. Government Securities. To the extent the Fund invests in certain U.S. Government obligations, income allocated by the Fund to shareholders that is derived from interest on these obligations should be exempt from state and local personal income taxes, subject in some states to minimum investment or reporting requirements that must be met by the Fund.  The income on portfolio investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Government National Mortgage Association (“GNMA”) or Federal National Mortgage Association (“FNMA”) securities), generally does not qualify for tax-free treatment.  The rules on exclusion of this income are different for corporate shareholders.

Qualified Dividend Income for Individuals.  Amounts allocated and reported by the Fund to shareholders as derived from qualified dividend income will be taxed in the hands of individuals and other noncorporate shareholders at the rates applicable to long-term capital gain.  “Qualified dividend income” means dividends paid to the Fund (a) by domestic corporations, (b) by foreign corporations that are either (i) incorporated in a possession of the United States, or (ii) are eligible for benefits under certain income tax treaties with the United States that include an exchange of information program, or (c) with respect to stock of a foreign corporation that is readily tradable on an established securities market in the United States.  The Fund must meet certain holding period requirements to qualify dividends for this treatment.  Specifically, the Fund must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend.  Income derived from investments in derivatives, fixed-income securities, U.S. REITs, PFICs, and income received “in lieu of” dividends in a securities lending transaction generally is not eligible for treatment as qualified dividend income.

Dividends-Received Deduction for Corporations.  For corporate shareholders, a portion of the income allocated by the Fund may qualify for the 70% corporate dividends-received deduction.  The portion of income allocated by the Fund that so qualifies will be reported by the Fund to shareholders each year and cannot exceed the gross amount of dividends received by the Fund from domestic (U.S.) corporations.  The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions that apply to the Fund.  Specifically, the amount that the Fund may report as eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Fund were debt-financed or held by the Fund for less than a minimum period of time, generally 46 days during a 91-day period beginning 45 days before the stock becomes ex-dividend.  Even if reported as dividends eligible for the dividends-received deduction, all dividends (including any deducted portion) must be included in its alternative minimum taxable income calculation.  Income derived by the Fund from investments in derivatives, fixed-income and foreign securities generally is not eligible for this treatment.

Tax Treatment of Fund Transactions.  In general, gain or loss recognized by the Fund on the sale or other disposition of Fund investments will be a capital gain or loss.  Such capital gain and loss may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules described below may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization and/or character, of certain gains or losses.

Certain fixed-income investments.  Gain recognized on the disposition of a debt obligation purchased by the Fund at a market discount (generally, at a price less than its principal amount) will be treated as ordinary income to the extent of the portion of the market discount that accrued during the period of time the Fund held the debt obligation unless the Fund made a current inclusion election to accrue market discount into income as it accrues.  If the Fund purchases a debt obligation (such as a zero coupon security or pay-in-kind security) that was originally issued at a discount, the Fund generally is required to include in gross income each year the portion of the original issue discount that accrues during such year. Therefore, the Fund’s investment in such securities may cause the Fund to recognize income before it receives any cash payments on the securities.

Investments in debt obligations that are at risk of or in default present tax issues for the Fund. Tax rules are not entirely clear about issues such as whether and to what extent the Fund should recognize market discount on a debt obligation, when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent the Fund may take deductions for bad debts or worthless securities and how the Fund should allocate payments received on obligations in default between principal and income.

Options, futures, forward contracts, swap agreements and hedging transactions. In general, option premiums received by the Fund are not immediately included in the income of the Fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). If an option written by the Fund is exercised and the Fund sells or delivers the underlying stock, the Fund generally will recognize capital gain or loss equal to (a) sum of the strike price and the option premium received by the Fund minus (b) the Fund’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund generally will subtract the premium received from its cost basis in the securities purchased. The gain or loss with respect to any termination of the Fund’s obligation under an option other than through the exercise of the option and related sale or delivery of the underlying stock generally will be short-term gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by the Fund expires unexercised, the Fund generally will recognize short-term gain equal to the premium received.

The tax treatment of certain futures contracts entered into by the Fund as well as listed non-equity options written or purchased by the Fund on U.S. exchanges (including options on futures contracts, broad-based equity indices and debt securities) may be governed by section 1256 of the Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, any section 1256 contracts held by the Fund at the end of each taxable year are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable. Section 1256 contracts do not include any interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap, or similar agreement.

In addition to the special rules described above in respect of options and futures transactions, the Fund’s transactions in other derivative instruments (including options, forward contracts and swap agreements) as well as its other hedging, short sale, or similar transactions, may be subject to one or more special tax rules (including the constructive sale, notional principal contract, straddle, wash sale and short sale rules). These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital or as short-term or long-term, accelerate the recognition of income or gains to the Fund, defer losses to the Fund, and cause adjustments in the holding periods of the Fund’s securities.

Foreign currency transactions. The Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.  In certain cases, the Fund may make an election to treat such gain or loss as capital.

Investments in non-U.S. REITs. While non-U.S. REITs often use complex acquisition structures that seek to minimize taxation in the source country, an investment by the Fund in a non-U.S. REIT may subject the Fund, directly or indirectly, to corporate taxes, withholding taxes, transfer taxes and other indirect taxes in the country in which the real estate acquired by the non-U.S. REIT is located. The Fund’s pro rata share of any such taxes will reduce the Fund’s return on its investment. The Fund’s investment in a non-U.S. REIT may be considered an investment in a PFIC, as discussed above in “Investment in Foreign Securities ¾ PFIC securities.” Additionally, foreign withholding taxes on distributions from the non-U.S. REIT may be reduced or eliminated under certain tax treaties.  Also, the Fund in certain limited circumstances may be required to file an income tax return in the source country and pay tax on any gain realized from its investment in the non-U.S. REIT under rules similar to those in the United States which tax foreign persons on gain realized from dispositions of interests in U.S. real estate.

Investments in U.S. REITs.  A U.S. REIT is not subject to federal income tax on the income and gains it distributes to shareholders.  Dividends paid by a U.S. REIT, other than capital gain distributions, will be taxable as ordinary income up to the amount of the U.S. REIT’s current and accumulated earnings and profits. Capital gain dividends paid by a U.S. REIT to the Fund will be treated as long term capital gains by the Fund and, in turn, will be allocated by the Fund to its shareholders as a long term capital gain.  Because of certain noncash expenses, such as property depreciation, an equity U.S. REIT’s cash flow may exceed its taxable income. The equity U.S. REIT may allocate this excess cash to the Fund in the form of a return of capital distribution.  However, if a U.S. REIT is operated in a manner that fails to qualify as a REIT, an investment in the U.S. REIT would become subject to double taxation, meaning the taxable income of the U.S. REIT would be subject to federal income tax at regular corporate rates without any deduction for dividends paid to shareholders and the dividends would be taxable to shareholders as ordinary income (or possibly as qualified dividend income) to the extent of the U.S. REIT’s current and accumulated earnings and profits. Also, see “Tax Treatment of Fund Transactions ¾ Investment in taxable mortgage pools (excess inclusion income)” with respect to certain other tax aspects of investing in U.S. REITs.

Investment in taxable mortgage pools (excess inclusion income). Under a Notice issued by the IRS, the Code and Treasury regulations to be issued, a portion of the Fund’s income from a U.S. REIT that is attributable to the REIT’s residual interest in a real estate mortgage investment conduit (“REMIC”) or equity interests in a “taxable mortgage pool” (referred to in the Code as an excess inclusion) will be subject to federal income tax in all events. The excess inclusion income of the Fund will be allocated to shareholders of the Fund (as determined in accordance with the governing instruments of the Fund) with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income to entities (including qualified pension plans, individual retirement accounts, 401(k) plans, Keogh plans or other tax-exempt entities) subject to tax on unrelated business income (“UBTI”), thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign stockholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities, and tax-exempt organizations not subject to UBTI) is a record holder of a share in the Fund, then the Fund will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. The Notice imposes certain reporting requirements upon pass-through entities such as the Fund that have excess inclusion income.

There can be no assurance that the Fund will not allocate to shareholders excess inclusion income.

These rules are potentially applicable to the Fund with respect to any income it receives from the equity interests of certain mortgage pooling vehicles, either directly or, as is more likely, through an investment in a U.S. REIT.  It is unlikely that these rules will apply to a pass through entity such as the Fund that has a non-REIT strategy.

Securities lending.  While securities are loaned out by the Fund, the Fund generally will receive from the borrower amounts equal to any dividends or interest paid on the borrowed securities.  For federal income tax purposes, payments made “in lieu of” dividends are not considered dividend income.  These distributions will neither qualify for the reduced rate of taxation for individuals on qualified dividends nor the 70% dividends received deduction for corporations.  Also, any foreign tax withheld on payments made “in lieu of” dividends or interest will not qualify for the pass-through of foreign tax credits to shareholders.

Investments in convertible securities. Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond. If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt. The creditor-holder's exercise of the conversion privilege is treated as a nontaxable event. Mandatorily convertible debt (e.g., an exchange traded note or ETN issued in the form of an unsecured obligation that pays a return based on the performance of a specified market index, exchange currency, or commodity) is often, but not always, treated as a contract to buy or sell the reference property rather than debt. Similarly, convertible preferred stock with a mandatory conversion feature is ordinarily, but not always, treated as equity rather than debt. Dividends received generally are qualified dividend income and eligible for the corporate dividends received deduction. In general, conversion of preferred stock for common stock of the same corporation is tax-free. Conversion of preferred stock for cash is a taxable redemption. Any redemption premium for preferred stock that is redeemable by the issuing company might be required to be amortized under original issue discount principles.

Reporting Requirements.  A direct or indirect participant in any “reportable transaction” must disclose its participation to the IRS on IRS Form 8886. Furthermore, a “material advisor” to a reportable transaction is required to maintain a list of each person with respect to whom such advisor acted as a material advisor and to disclose to the IRS certain other information regarding the transaction. For purposes of the disclosure rules, a shareholder may, if certain conditions are satisfied, be treated as a participant in a reportable transaction in which the Fund participates.  It is possible that the Fund will participate in one or more transactions that are required to be reported by the Fund and certain or all of the shareholders. In addition, a transfer of a Fund share will be reportable by the transferor shareholder if the shareholder recognizes a loss on the transfer that equals or exceeds the applicable threshold amount.  Shareholders may also be subject to other reporting requirements as a result of their investments in the Fund. For example, shareholders may be required to file IRS Form 926 in connection with investments by the Fund in certain non-U.S. companies. Shareholders may also be required to file information statements on IRS Form 8621 with respect to any investment by the Fund in a PFIC. Failure to comply with the reporting requirements gives rise to substantial penalties. Shareholders are urged to consult their tax advisors concerning the potential tax consequences of an investment in the Fund.

Consistency Requirement. Each shareholder is required to treat Fund items on his return in a manner consistent with the treatment of such items on the Fund’s return and may be penalized for intentional disregard of the consistency requirement. The consistency requirement may be waived if the shareholder files a statement (Form 8082) identifying the inconsistency or shows that it resulted from an incorrect schedule furnished by the Fund.

Medicare Tax.  A 3.8% Medicare tax is imposed on net investment income earned by certain individuals, estates and trusts. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of the Fund to the extent the net gain would be taken into account by the investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of the Fund’s dividends and capital gains earned by the Fund) reduced by the deductions properly allocable to such income.  In the case of an individual, the tax will be imposed on the lesser of (1) the shareholder’s net investment income or (2) the amount by which the shareholder’s modified adjusted gross income exceeds $250,000 (if the shareholder is married and filing jointly or a surviving spouse), $125,000 (if the shareholder is married and filing separately) or $200,000 (in any other case). This Medicare tax, if applicable, is reported by investors on, and paid with, the investor’s federal income tax return.

Non-U.S. Investors.  Investors in the Fund who are not U.S. persons for purposes of U.S. federal income taxation should consult with their tax advisors to determine the applicability of U.S. withholding by the Fund on interest, dividends and any other items of fixed or determinable annual or periodical gains, profits and income included in such investors’ distributive share of the Fund’s income.  Non-U.S. investors also may wish to contact their tax advisors to determine the applicability of foreign tax laws.

Fund income not derived from the conduct of a U.S. trade or business.  Non-U.S. investors should be aware of certain U.S. federal income tax consequences of investing in the Fund.  Provided that the Fund is not deemed to be engaged in a trade or business in the United States for U.S. federal income tax purposes, certain items of gross income (including an allocable share of the Fund’s dividends, certain types of interest income and, effective for obligations issued after September 14, 2010, “dividend equivalents,” derived by the Fund from U.S. sources) may be subject to a U.S. withholding tax of 30% or lower treaty rate. Interest from U.S. sources that is “portfolio interest” will not be subject to this 30% tax provided the shareholder furnishes a certificate of foreign status.  Capital gains  derived by the Fund from U.S. sources (other than those from disposition of a U.S. real property interest) also will not be subject to this 30% tax, unless the shareholder is a nonresident alien present in the United States for a period or periods aggregating 183 days or more during the calendar year. Furthermore, certain dividends and interest received from sources outside of the U.S. may be subject to withholding taxes imposed by other countries.

Income effectively connected with the conduct of a U.S. trade or business.  If, on the other hand, the Fund derives income which is effectively connected with a U.S. trade or business carried on by the Fund (for example, by investing in REITs or other entities holding U.S. real property interests or by investing in an entity that is classified as a partnership for U.S. federal tax purposes), this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold quarterly amounts of tax from the amount of effectively connected taxable income allocable to each non-U.S. shareholder at the highest rate of tax applicable to U.S. taxpayers.  Thus, non-U.S. investors would be taxable on capital gains, as well as other income that is treated as effectively connected with the Fund’s trade or business, and generally would be required to file U.S. tax returns.  Furthermore, a foreign corporation investing in the Fund would be subject to an additional 30% branch profits tax, unless the tax were reduced or eliminated by treaty.

U.S. tax certification rules.  Special U.S. tax certification requirements apply to non-U.S. shareholders.

U.S. estate tax. An individual who, at the time of death, is a non-U.S. shareholder will nevertheless be subject to U.S. federal estate tax with respect to Fund shares at the graduated rates applicable to U.S. citizens and residents, unless a treaty exemption applies.  If a treaty exemption is available, a decedent’s estate may nonetheless need to file a U.S. estate tax return to claim the exemption.  In the absence of a treaty, there is a $13,000 statutory estate tax credit.  Transfers by gift of shares of the Fund by a non-U.S. shareholder who is a nonresident alien individual will not be subject to U.S. federal gift tax.  The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Non-U.S. shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign tax.

Foreign Account Tax Compliance Act (“FATCA”).  Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold a 30% tax on certain U.S. source payments (such as interest, dividends, and certain other amounts, including any gross proceeds realized upon the sale or other disposition of any property that can produce U.S. source interest or dividends) paid by the Fund after June 30, 2014, except on payments of gross proceeds, which are not subject to the withholding tax until January 1, 2017, to certain foreign entities, referred to as foreign financial institutions or non-financial foreign entities, that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts.  The Fund may disclose the information that it receives from its investors to the Internal Revenue Service, non-U.S. taxing authorities or other parties as necessary to comply with FATCA.  Withholding also may be required if a foreign entity that is an investor of the Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

Changes in Entity Classification

The Board reserves the right to change the entity classification of the Fund for U.S. federal income tax purposes at any time, as may be permitted or required under the Code.  For instance, the Board might cause the Fund, which is presently classified as a partnership, to elect to be classified as a corporation and taxable as a regulated investment company (if it has two or more shareholders) or disregarded entity (if it has one shareholder) or vice versa.  Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of the Fund, or the nature and number of shareholders of the Fund or other factors or events adversely affecting the ability of the Fund to comply with the Code.  A change in entity classification of the Fund may be a taxable event, causing the Fund and shareholders of the Fund that are subject to tax to recognize a taxable gain or loss.  Such a change in entity classification also would cause the shareholders of the Fund to be subject to a different taxation regime, which may adversely affect some shareholders depending upon their particular circumstances.

In-Kind Contributions of Securities or Local Currencies

The Fund may accept securities or local currencies in exchange for shares of the Fund.  A gain or loss for U.S. federal income tax purposes may be realized by investors who are subject to U.S. federal taxation upon the exchange, depending upon the U.S. dollar cost of the securities or local currency exchanged.  Investors should consult their tax advisers.  (See “In-kind Purchases” in Item 6(b).)

Fund Tax Returns; Audit

The Fund tax returns are subject to review by the IRS and other taxing authorities, which may dispute the Fund’s tax positions.  There can be no assurance that these authorities will not adjust the tax figures reported in the Fund returns.  Any recharacterizations or adjustments resulting from an audit may require each shareholder to pay additional income taxes and interest and possibly result in an audit of other items on the shareholder’s own return, and any audit of a shareholder’s return could result in adjustments of non-Fund, as well as Fund, income and deductions.  Any adjustment would give rise to interest and could give rise to penalties.

Effect of Future Legislation; Local Tax Considerations

The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this Statement of Additional Information.  Future legislative or administrative changes, including provisions of current law that sunset and thereafter no longer apply, or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.  Rules of state and local taxation of ordinary income, qualified dividend income, and capital gain dividends may differ from the rules for U.S. federal income taxation described above.  Allocations also may be subject to additional state, local, and foreign taxes depending on each shareholder’s particular situation.  Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those summarized above.  Shareholders are urged to consult their tax advisors as to the consequences of these and other state and local tax rules affecting investment in the Fund.

PROXY VOTING POLICIES

The Board of the Fund has delegated the authority to vote proxies for the portfolio securities held by the Fund to the Advisor in accordance with the Proxy Voting Policies and Procedures (the “Voting Policies”) and Proxy Voting Guidelines (“Voting Guidelines”) adopted by the Advisor.  The Voting Guidelines are largely based on those developed by Institutional

Shareholder Services, Inc. (“ISS”), an independent third-party proxy service provider, except with respect to certain matters for which the Advisor has modified the standard voting guidelines.  A concise summary of the Voting Guidelines is provided in an Appendix to this SAI.

The Investment Committee at the Advisor is generally responsible for overseeing the Advisor’s proxy voting process. The Investment Committee has formed a Corporate Governance Committee composed of certain officers, directors, and other personnel of the Advisor and has delegated to its members authority to:  (i) oversee the voting of proxies and third-party proxy service providers; (ii) make determinations as to how to vote certain specific proxies; (iii) verify the on-going compliance with the Voting Policies; and (iv) review the Voting Policies from time to time and recommend changes to the Investment Committee.  The Corporate Governance Committee may designate one or more of its members to oversee specific, ongoing compliance with respect to the Voting Policies and may designate other personnel of the Advisor to vote proxies on behalf of the Fund, including all authorized traders of the Advisor.

The Advisor seeks to vote (or refrains from voting) proxies in a manner that the Advisor determines is in the best interests of the Fund and which seeks to maximize the value of the Fund’s investments.  Generally, the Advisor analyzes proxy statements on behalf of the Fund and instructs the vote (or refrains from voting) in accordance with the Voting Policies and the Voting Guidelines.  Since most proxies the Advisor receives are instructed to be voted in accordance with the Voting Guidelines, proxies voted should not result from conflicts of interest.  However, the Proxy Policies do address the procedures to be followed if a conflict of interest arises between the interests of the Fund and the interests of the Advisor or its affiliates.  If a Corporate Governance Committee (“Committee”) member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting Guidelines (or in the case where the Voting Guidelines do not prescribe a particular vote and the proposed vote is contrary to the recommendation of ISS, the Committee member will bring the vote to the Committee which will (a) determine how the vote should be cast keeping in mind the principle of preserving shareholder value, or (b) determine to abstain from voting, unless abstaining would be materially adverse to the interest of the Fund.  To the extent the Committee makes a determination regarding how to vote or to abstain for a proxy on behalf of the Fund in the circumstances described in this paragraph, the Advisor will report annually on such determinations to the Board.

The Advisor will usually instruct voting of proxies in accordance with the Voting Guidelines.  The Voting Guidelines provide a framework for analysis and decision-making; however, the Voting Guidelines do not address all potential issues.  In order to be able to address all the relevant facts and circumstances related to a proxy vote, the Advisor reserves the right to instruct votes counter to the Voting Guidelines if, after a review of the matter, the Advisor believes that the best interests of the Fund would be served by such a vote.  In such a circumstance, the analysis will be documented in writing and periodically presented to the Corporate Governance Committee.  To the extent that the Voting Guidelines do not cover potential voting issues, the Advisor will vote on such issues in a manner that is consistent with the spirit of the Voting Guidelines and that the Advisor believes would be in the best interests of the Fund.

In some cases, the Advisor may determine that it is in the best interests of the Fund to refrain from exercising proxy voting rights.  The Advisor may determine that voting is not in the best interest of the Fund and refrain from voting if the costs, including the opportunity costs, of voting would exceed, in the view of the Advisor, the expected benefits of voting. For securities on loan, the Advisor will balance the revenue-producing value of loans against the difficult-to-assess value of casting votes.  It is the Advisor’s belief that the expected value of casting a vote generally will be less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by the Advisor recalling loaned securities in order to ensure they are voted.  The Advisor does intend to recall securities on loan if it determines that voting the securities is likely to materially affect the value of the Fund’s investment and that it is in the Fund’s best interests to do so.  In cases where the Advisor does not receive a solicitation or enough information within a sufficient time (as reasonably determined by the Advisor) prior to the proxy-voting deadline, the Advisor or its service provider may be unable to vote.

With respect to non-U.S. securities, it is typically both difficult and costly to vote proxies due to local regulations, customs, and other requirements or restrictions.  The Advisor does not intend to vote proxies of non-U.S. companies if the Advisor determines that the expected economic costs from voting outweigh the anticipated economic benefit to the Fund associated with voting.  The Advisor intends to make its determination on whether to vote proxies of non-U.S. companies on a portfolio-by-portfolio basis, and generally seeks to implement uniform voting procedures for all proxies of companies in a country.  The Advisor periodically reviews voting logistics, including costs and other voting difficulties, on a portfolio-by-portfolio and country-by-country basis, in order to determine if there have been any material changes that would affect the Advisor’s decision of whether or not to vote.  In the event the Advisor is made aware of and believes an issue to be voted is likely to materially affect the economic value of the Fund, that its vote is reasonably likely to influence the ultimate outcome of the contest, and the expected benefits of voting the proxies exceed the costs, the Advisor will make every reasonable effort to vote such proxies.

The Advisor and the Fund have retained ISS to provide certain services with respect to proxy voting.  ISS will: provide information on shareholder meeting dates and proxy materials; translate proxy materials printed in a foreign language; provide research on proxy proposals and voting recommendations in accordance with the Voting Guidelines; effect votes on behalf of the Fund; and provide reports concerning the proxies voted (the “Proxy Voting Services”).  In addition, the Advisor may retain the services of supplemental third-party proxy service providers to provide, among other things, research on proxy proposals and voting recommendations for certain shareholder meetings, as identified in the Voting Guidelines.  Although the Advisor retains third-party service providers for proxy issues, the Advisor remains responsible for proxy voting decisions.  In this regard, the Advisor uses commercially reasonable efforts to oversee the directed delegation to third-party proxy voting service providers, upon which the Advisor relies to carry out the Proxy Voting Services.  Prior to the selection of a new third-party proxy service provider and annually thereafter or more frequently if deemed necessary by the Advisor, the Corporate Governance Committee will consider whether the proxy service provider (i) has the capacity and competency to adequately analyze proxy issues and (ii) can make its recommendations in an impartial manner and in the best interests of the Advisor’s clients.  In the event that the Voting Guidelines are not implemented precisely as the Advisor intends because of the actions or omissions of any third party service providers, custodians or sub-custodians or other agents or any such persons experience any irregularities (e.g., misvotes or missed votes), then such instances will not necessarily be deemed by the Advisor as a breach of the Voting Policies.

Information regarding how the Fund voted proxies related to its portfolio securities during the 12-month period ended June 30 of each year is available, no later than August 31 of each year, without charge, (i) on the Advisor’s Web site at http://us.dimensional.com and (ii) on the SEC’s Web site at http://www.sec.gov.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Advisor and the Board have adopted a policy (the “Policy”) to govern disclosure of the portfolio holdings of the Fund (“Holdings Information”), and to prevent the misuse of material non-public Holdings Information.  The Advisor has determined that the Policy and its procedures (i) are reasonably designed to ensure that disclosure of Holdings Information is in the best interests of the shareholders of the Fund, and (ii) appropriately address the potential for material conflicts of interest.

Disclosure of Holdings Information as Required by Applicable Law.  Holdings Information (whether a partial listing of portfolio holdings or a complete listing of portfolio holdings) shall be disclosed to any person as required by applicable law, rules and regulations.

Online Disclosure of Portfolio Holdings Information.  The Fund generally discloses up to twenty-five of its largest portfolio holdings and the percentages that each of these largest portfolio holdings represent of the Fund’s total assets (“largest holdings”), as of the most recent month-end by presenting the information for the portfolios that invest in the Fund as feeder portfolios. This information is disclosed online at the Advisor’s public Web site, http://us.dimensional.com, which is accessible by shareholders, within 20 days after the end of each month.  This online disclosure may also include information regarding the Fund’s industry allocations.  The Fund also generally discloses its complete Holdings Information (other than cash and cash equivalents), as of month-end, online at the Advisor’s public Web site, http://us.dimensional.com, 30 days following the month-end, or more frequently and at different periods when authorized by a Designated Person (as defined below).

Disclosure of Holdings Information to Recipients.  Each of the Advisor’s Chairman, Director of Institutional Services, Head of Portfolio Management and Trading, and General Counsel (together, the “Designated Persons”) may authorize disclosing non-public Holdings Information more frequently or at different periods than as described above solely to those financial advisors, registered accountholders, authorized consultants, authorized custodians, or third-party data service providers (each a “Recipient”) who (i) specifically request the more current non-public Holdings Information and (ii) execute a Use and Nondisclosure Agreement (each a “Nondisclosure Agreement”).  Each Nondisclosure Agreement subjects the Recipient to a duty of confidentiality with respect to the non-public Holdings Information, and prohibits the Recipient from trading based on the non-public Holdings Information.  Any non-public Holdings Information that is disclosed shall not include any material information about the Fund’s trading strategies or pending portfolio transactions.  The non-public Holdings Information provided to a

Recipient under a Nondisclosure Agreement, unless indicated otherwise, is not subject to a time delay before dissemination.  Designated Persons may also approve the distribution of Holdings Information for the Fund more frequently or at a period other than described above.

As of the date of this statement of additional information, the Advisor and the Fund had ongoing arrangements with the following Recipients to make available non-public Holdings Information:

Recipient	Business Purpose	Frequency
AFC Chile	Monitoring investor exposure and investment strategy	Quarterly
AFP Capital	Monitoring investor exposure and investment strategy	Quarterly
AFP Habitat	Monitoring investor exposure and investment strategy	Quarterly
AFP Modelo	Monitoring investor exposure and investment strategy	Quarterly
AFP Planvital S.A.	Monitoring investor exposure and investment strategy	Quarterly
AFP Provida	Monitoring investor exposure and investment strategy	Quarterly
Bank of New York	Monitoring investor exposure and investment strategy	Upon Request
Cambridge Associates Limited	Monitoring investor exposure and investment strategy	Monthly
Capital Advisors	Monitoring investor exposure and investment strategy	Upon Request
Colonial Consulting Co.	Monitoring investor exposure and investment strategy	Monthly
Consulting Services Group	Monitoring investor exposure and investment strategy	Upon Request
Cuprum AFP	Monitoring investor exposure and investment strategy	Quarterly
Fund Evaluation Group, LLC	Monitoring investor exposure and investment strategy	Upon Request
Hewitt EnnisKnupp	Monitoring investor exposure and investment strategy	Quarterly

Recipient	Business Purpose	Frequency
Kaiser Permanente	Monitoring investor exposure and investment strategy	Upon Request
LVA Indices	Monitoring investor exposure and investment strategy	Monthly
Lynx Investment Advisory	Monitoring investor exposure and investment strategy	Quarterly
Meketa Investment Group, Inc.	Monitoring investor exposure and investment strategy	Upon request
Mercer Investment Consulting, Inc.	Monitoring investor exposure and investment strategy	Quarterly
Merck & Co., Inc.	Monitoring investor exposure and investment strategy	Monthly
Minnesota Mutual Life Insurance	Monitoring investor exposure and investment strategy	Upon Request
New York Times Company Pension	Monitoring investor exposure and investment strategy	Upon Request
Pavilion Advisory Group	Monitoring investor exposure and investment strategy	Quarterly
Pennsylvania State University	Monitoring investor exposure and investment strategy	Upon Request
Pension Fund of the Christian Church (Disciples of Christ)	Monitoring investor exposure and investment strategy	Upon Request
Pierce Park Group	Monitoring investor exposure and investment strategy	Upon Request
PricewaterhouseCoopers LLP	Independent registered public accounting firm	Upon Request
Pricing Service Vendor	Fair value information services	Daily
San Diego County Employees' Retirement Association	Monitoring investor exposure and investment strategy	Upon Request
Siemens Corporation	Monitoring investor exposure and investment strategy	Monthly
State Street Bank and Trust Company	Fund Administrator, Accounting Agent and Transfer Agent	Daily

Recipient	Business Purpose	Frequency
Style Research Inc.	Monitoring investor exposure and investment strategy	Upon Request
Summitt Strategies, Inc.	Monitoring investor exposure and investment strategy	Quarterly
Towers Watson	Monitoring investor exposure and investment strategy	Monthly
University of California	Monitoring investor exposure and investment strategy	Monthly
Wilshire Associates	Monitoring investor exposure and investment strategy	Quarterly
Wurts & Associates	Monitoring investor exposure and investment strategy	Monthly

In addition, certain employees of the Advisor and its subsidiaries receive Holdings Information on a quarterly, monthly, or daily basis, or upon request, in order to perform their business functions.  Neither the Fund, nor the Advisor, nor any other party receives any compensation in connection with these arrangements.

The Policy includes the following procedures to ensure that disclosure of Holdings Information is in the best interests of shareholders, and to address any conflicts between the interests of shareholders, on the one hand, and the interests of the Advisor, DFAS, or any affiliated person of the Fund, the Advisor or DFAS, on the other.  In order to protect the interests of shareholders and the Fund, and to ensure no adverse effect on shareholders, in the limited circumstances where a Designated Person is considering making non-public Holdings Information available to a Recipient, the Advisor’s Director of Institutional Services and the Chief Compliance Officer will consider any conflicts of interest.  If the Chief Compliance Officer, following appropriate due diligence, determines that (i) the Fund has a legitimate business purpose for providing the non-public Holdings Information to a Recipient, and (ii) disclosure of non-public Holdings Information to the Recipient would be in the best interests of shareholders and will not adversely affect the shareholders, then the Chief Compliance Officer may approve the proposed disclosure.

The Chief Compliance Officer documents all disclosures of non-public Holdings Information (including the legitimate business purpose for the disclosure), and periodically reports to the Board on such arrangements.  The Chief Compliance Officer is also responsible for ongoing monitoring of the distribution and use of non-public Holdings Information.  Such arrangements are reviewed by the Chief Compliance Officer on an annual basis.  Specifically, the Chief Compliance Officer requests an annual certification from each Recipient that the Recipient has complied with all terms contained in the Nondisclosure Agreement.  Recipients who fail to provide the requested certifications are prohibited from receiving non-public Holdings Information.

The Board exercises continuing oversight of the disclosure of Holdings Information by:  (i) overseeing the implementation and enforcement of the Policy by the Chief Compliance Officer of the Advisor and of the Funds and Trust; (ii) considering reports and recommendations by the Chief Compliance Officer concerning the implementation of the Policy and any material compliance matters that may arise in connection with the Policy; and (iii) considering whether to approve or ratify any amendments to the Policy.  The Advisor and the Board reserve the right to amend the Policy at any time, and from time to time without prior notice, in their sole discretion.

Prohibitions on Disclosure of Portfolio Holdings and Receipt of Compensation.  No person is authorized to disclose Holdings Information or other investment positions (whether online at http://us.dimensional.com, in writing, by fax, by e-mail, orally, or by other means) except in accordance with the Policy.  In addition, no person is authorized to make disclosure pursuant to the Policy if such disclosure is otherwise in violation of the antifraud provisions of the federal securities laws.

The Policy prohibits the Fund, the Advisor or an affiliate thereof from receiving any compensation or other consideration of any type for the purpose of obtaining disclosure of non-public Holdings Information or other investment positions.  “Consideration” includes any agreement to maintain assets in the Fund or in other investment companies or accounts managed by the Advisor or by any affiliated person of the Advisor.

The Policy and its procedures are intended to provide useful information concerning the Fund to existing and prospective shareholders, while at the same time preventing the improper use of Holdings Information.  However, there can be no assurance that the furnishing of any Holdings Information is not susceptible to inappropriate uses, particularly in the hands of sophisticated investors, or that the Holdings Information will not in fact be misused in other ways, beyond the control of the Advisor.

FINANCIAL STATEMENTS

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103-7042, is the Fund’s independent registered public accounting firm.  PwC audits the Fund’s annual financial statements. The audited financial statements and financial highlights of the Fund for its fiscal period ended October 31, 2014, as set forth in the Fund’s annual reports to shareholders, including the report of PwC, are incorporated by reference into this Part B.

A shareholder may obtain a copy of the annual reports, upon request and without charge, by contacting the Fund at the address or telephone number appearing on the cover of this SAI.

APPENDIX

U.S. PROXY VOTING CONCISE GUIDELINES

Effective for Meetings on or after February 17, 2015

In order to provide greater analysis on certain shareholder meetings, the Advisor has elected to receive research reports for certain meetings, as indicated below, from Glass Lewis in addition to Institutional Shareholder Services, Inc. (“ISS”), and may in certain circumstances purchase research from other third parties as well.

Specifically, if available, the Advisor may obtain research from Glass Lewis or other third parties in addition to ISS for shareholder meetings in the following circumstances: (1) where the Advisor’s clients have a significant aggregate holding in the issuer and the meeting agenda contains proxies concerning: Anti-takeover Defenses or Voting Related Issues, Mergers and Acquisitions or Reorganizations or Restructurings, Capital Structure Issues, Compensation Issues or a proxy contest; or (2) where the Advisor in its discretion, has deemed that additional research is warranted.

Where research is obtained from Glass Lewis in accordance with these Guidelines, the Advisor will first review the research reports obtained from ISS and Glass Lewis. If the recommendations contained in the research reports from ISS and Glass Lewis are the same, the Advisor will vote accordingly. If the recommendations contained in the research reports from ISS and Glass Lewis are inconsistent, the Advisor will vote in accordance with the Corporate Governance Committee’s (or its designee’s) determination considering the principle of preserving shareholder value.

Routine/Miscellaneous

Auditor Ratification

Vote FOR proposals to ratify auditors unless any of the following apply:

·	An auditor has a financial interest in or association with the company, and is therefore not independent;
·	There is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;
·	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP, or material weaknesses identified in Section 404 disclosures; or
·	Fees for non-audit services (“other” fees) are excessive.

Non-audit fees are excessive if:

·	Non-audit (“other”) fees > audit fees + audit-related fees + tax compliance/preparation fees.

Board of Directors

Voting on Director Nominees in Uncontested Elections

Generally vote FOR director nominees, except under the following circumstances:

1.	Accountability

Vote AGAINST1 or WITHHOLD from the entire board of directors (except new nominees2, who should be considered CASE-BY-CASE) for the following:

Problematic Takeover Defenses

Classified Board Structure:

1.1.
The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election. All appropriate nominees (except new) may be held accountable.

Director Performance Evaluation:

1.2.
The board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only). Take into consideration the company’s five-year total shareholder return and operational metrics. Problematic provisions include but are not limited to:

·	A classified board structure;
·	A supermajority vote requirement;
·	Either a plurality vote standard in uncontested director elections or a majority vote standard with no plurality carve-out for contested elections;
·	The inability of shareholders to call special meetings;
·	The inability of shareholders to act by written consent;
·	A dual-class capital structure; and/or
·	A non–shareholder-approved poison pill.

Poison Pills3:

1 In general, companies with a plurality vote standard use “Withhold” as the contrary vote option in director elections; companies with a majority vote standard use “Against.” However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.
2 A “new nominee” is any current nominee who has not already been elected by shareholders and who joined the board after the problematic action in question transpired. If ISS cannot determine whether the nominee joined the board before or after the problematic action transpired, the nominee will be considered a “new nominee” if he or she joined the board within the 12 months prior to the upcoming shareholder meeting.
3 The Advisor may vote AGAINST or WITHHOLD from an individual director if the director also serves as a director for another company that has (i) adopted a poison pill for any purpose other than protecting such other company’s net

1.3	The company’s poison pill has a “dead-hand” or “modified dead-hand” feature. Vote AGAINST or WITHHOLD from nominees every year until this feature is removed;
1.4
The board adopts a poison pill with a term of more than 12 months (“long-term pill”), or renews any existing pill, including any “short-term” pill (12 months or less), without shareholder approval. A commitment or policy that puts a newly adopted pill to a binding shareholder vote may potentially offset an adverse vote recommendation. Review such companies with classified boards every year, and such companies with annually elected boards at least once every three years, and vote AGAINST or WITHHOLD votes from all nominees if the company still maintains a non-shareholder-approved poison pill; or

1.5	The board makes a material adverse change to an existing poison pill without shareholder approval.

Vote CASE-BY-CASE on all nominees if:

1.6	The board adopts a poison pill with a term of 12 months or less (“short-term pill”) without shareholder approval, taking into account the following factors:
·
The date of the pill‘s adoption relative to the date of the next meeting of shareholders—i.e. whether the company had time to put the pill on ballot for shareholder ratification given the circumstances;

·	The issuer’s rationale;
·	The issuer’s governance structure and practices; and
·	The issuer’s track record of accountability to shareholders.

Problematic Audit-Related Practices

Generally vote AGAINST or WITHHOLD from the members of the Audit Committee if:
1.7	The non-audit fees paid to the auditor are excessive (see discussion under “Auditor Ratification”);
1.8	The company receives an adverse opinion on the company’s financial statements from its auditor; or
1.9
There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote CASE-BY-CASE on members of the Audit Committee and potentially the full board if:

1.10.
Poor accounting practices are identified that rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether WITHHOLD/AGAINST votes are warranted.

Problematic Compensation Practices/Pay for Performance Misalignment

In the absence of an Advisory Vote on Executive Compensation ballot item or in egregious situations, vote AGAINST or WITHHOLD from the members of the Compensation Committee and (potentially the full board) if:

1.11.	There is a significant misalignment between CEO pay and company performance (pay for performance);
1.12.	The company maintains significant problematic pay practices;

operating losses, or (ii) failed to eliminate a poison pill following a proxy contest in which a majority of directors were replaced.

1.13.	The board exhibits a significant level of poor communication and responsiveness to shareholders;
1.14.	The company fails to submit one-time transfers of stock options to a shareholder vote; or
1.15.	The company fails to fulfill the terms of a burn rate commitment made to shareholders.

Vote CASE-BY-CASE on Compensation Committee members (or, in exceptional cases, the full board) and the Management Say-on-Pay proposal if:

1.16.	The company's previous say-on-pay proposal received the support of less than 70 percent of votes cast, taking into account:
·	The company's response, including:
o	Disclosure of engagement efforts with major institutional investors regarding the issues that contributed to the low level of support;
o	Specific actions taken to address the issues that contributed to the low level of support;
o	Other recent compensation actions taken by the company;
·	Whether the issues raised are recurring or isolated;
·	The company's ownership structure; and
·	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

Unilateral Bylaw/Charter Amendments

1.17.
Generally vote AGAINST or WITHHOLD from directors individually, committee members, or the entire board (except new nominees, who should be considered case-by-case) if the board amends the company's bylaws or charter without shareholder approval in a manner that materially diminishes shareholders' rights or that could adversely impact shareholders, considering the following factors, as applicable:

·	The board's rationale for adopting the bylaw/charter amendment without shareholder ratification;
·	Disclosure by the company of any significant engagement with shareholders regarding the amendment;
·	The level of impairment of shareholders' rights caused by the board's unilateral amendment to the bylaws/charter;
·	The board's track record with regard to unilateral board action on bylaw/charter amendments or other entrenchment provisions;
·	The company's ownership structure;
·	The company's existing governance provisions;
·	Whether the amendment was made prior to or in connection with the company's initial public offering;
·	The timing of the board's amendment to the bylaws/charter in connection with a significant business development;
·	Other factors, as deemed appropriate, that may be relevant to determine the impact of the amendment on shareholders.

Governance Failures

Under extraordinary circumstances, vote AGAINST or WITHHOLD from directors individually, committee members, or the entire board, due to:

1.18.	Material failures of governance, stewardship, risk oversight4, or fiduciary responsibilities at the company;
1.19.	Failure to replace management as appropriate; or
1.20.
Egregious actions related to a director’s service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.

2.	Responsiveness
Vote CASE-BY-CASE on individual directors, committee members, or the entire board of directors (as appropriate) if:

2.1.	The board failed to act on a shareholder proposal that received the support of a majority of the shares cast in the previous year. Factors that will be considered are:
·	Disclosed outreach efforts by the board to shareholders in the wake of the vote;
·	Rationale provided in the proxy statement for the level of implementation;
·	The subject matter of the proposal;
·	The level of support for and opposition to the resolution in past meetings;
·	Actions taken by the board in response to the majority vote and its engagement with shareholders;
·	The continuation of the underlying issue as a voting item on the ballot (as either shareholder or management proposals); and
·	Other factors as appropriate.
2.2.	The board failed to act on takeover offers where the majority of shares are tendered;
2.3.
At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote;

2.4.
The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received the majority of votes cast at the most recent shareholder meeting at which shareholders voted on the say-on-pay frequency; or

2.5.
The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received a plurality, but not a majority, of the votes cast at the most recent shareholder meeting at which shareholders voted on the say-on-pay frequency, taking into account:

·	The board's rationale for selecting a frequency that is different from the frequency that received a plurality;
·	The company's ownership structure and vote results;
·	ISS' analysis of whether there are compensation concerns or a history of problematic compensation practices; and
·	The previous year's support level on the company's say-on-pay proposal.
3.	Composition

Attendance at Board and Committee Meetings:

3.1.
Generally vote AGAINST or WITHHOLD from directors (except new nominees, who should be considered CASE-BY-CASE5) who attend less than 75 percent of the aggregate of their board and committee meetings for the period

4 Examples of failure of risk oversight include, but are not limited to: bribery; large or serial fines or sanctions from regulatory bodies; significant adverse legal judgments or settlements; hedging of company stock; or significant pledging of company stock.
5 For new nominees only, schedule conflicts due to commitments made prior to their appointment to the board are considered if disclosed in the proxy or another SEC filing.

for which they served, unless an acceptable reason for absences is disclosed in the proxy or another SEC filing. Acceptable reasons for director absences are generally limited to the following:
·	Medical issues/illness;
·	Family emergencies; and
·	Missing only one meeting (when the total of all meetings is three or fewer).

3.2.
If the proxy disclosure is unclear and insufficient to determine whether a director attended at least 75 percent of the aggregate of his/her board and committee meetings during his/her period of service, vote AGAINST or WITHHOLD from the director(s) in question.

Overboarded Directors:

Vote AGAINST or WITHHOLD from individual directors who:

3.3. 3.4.	Sit on more than six public company boards6; or Are CEOs of public companies who sit on the boards of more than two public companies besides their own—withhold only at their outside boards7.
4.	Independence
Vote AGAINST or WITHHOLD from Inside Directors and Affiliated Outside Directors when:

4.1.	The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;
4.2.	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;
4.3.	The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee; or
4.4.	Independent directors make up less than a majority of the directors.

Independent Chair (Separate Chair/CEO)

Generally vote with management on shareholder proposals requiring that the chairman’s position be filled by an independent director.

6 Dimensional may screen votes otherwise subject to this policy based on the qualifications and circumstances of the directors involved.
7 Although all of a CEO’s subsidiary boards will be counted as separate boards, ISS will not recommend a withhold vote from the CEO of a parent company board or any of the controlled (>50 percent ownership) subsidiaries of that parent, but will do so at subsidiaries that are less than 50 percent controlled and boards outside the parent/subsidiary relationships.

Proxy Access8

ISS supports proxy access as an important shareholder right, one that is complementary to other best-practice corporate governance features. However, in the absence of a uniform standard, proposals to enact proxy access may vary widely; as such, ISS is not setting forth specific parameters at this time and will take a case-by-case approach in evaluating these proposals.

Vote CASE-BY-CASE on proposals to enact proxy access, taking into account, among other factors:

·	Company-specific factors; and
·	Proposal-specific factors, including:
o	The ownership thresholds proposed in the resolution (i.e., percentage and duration);
o	The maximum proportion of directors that shareholders may nominate each year; and
o	The method of determining which nominations should appear on the ballot if multiple shareholders submit nominations.

Proxy Contests—Voting for Director Nominees in Contested Elections9

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

·	Long-term financial performance of the target company relative to its industry;
·	Management’s track record;
·	Background to the proxy contest;
·	Nominee qualifications and any compensatory arrangements;
·	Strategic plan of dissident slate and quality of critique against management;
·	Likelihood that the proposed goals and objectives can be achieved (both slates); and
·	Stock ownership positions.

When the addition of shareholder nominees to the management card (“proxy access nominees”) results in a number of nominees on the management card which exceeds the number of seats available for election, vote CASE-BY-CASE considering the same factors listed above.

Shareholder Rights & Defenses10

Litigation Rights (including Exclusive Venue and Fee-Shifting Bylaw Provisions)

Bylaw provisions impacting shareholders' ability to bring suit against the company may include exclusive venue provisions, which provide that the state of incorporation shall be the sole venue for certain types of litigation, and fee-shifting provisions that require a shareholder who sues a company unsuccessfully to pay all

8 Dimensional will vote against binding proposals where the shareholder proponent(s) hold less than a 5% ownership interest in the company for companies included in the S&P 500 Index, or less than a 7.5% ownership interest in the company for all other companies. Where these ownership thresholds have been met by the shareholder proponent(s), Dimensional will vote in accordance with the recommendation of ISS.
9 See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.
10 See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

litigation expenses of the defendant corporation.

Vote CASE-BY-CASE on bylaws which impact shareholders' litigation rights, taking into account factors such as:

· The company's stated rationale for adopting such a provision;

· Disclosure of past harm from shareholder lawsuits in which plaintiffs were unsuccessful or shareholder lawsuits outside the jurisdiction of incorporation;

· The breadth of application of the bylaw, including the types of lawsuits to which it would apply and the definition of key terms; and

· Governance features such as shareholders' ability to repeal the provision at a later date (including the vote standard applied when shareholders attempt to amend the bylaws) and their ability to hold directors accountable through annual director elections and a majority vote standard in uncontested elections

Generally vote AGAINST bylaws that mandate fee-shifting whenever plaintiffs are not completely successful on the merits (i.e., in cases where the plaintiffs are partially successful).
Unilateral adoption by the board of bylaw provisions which affect shareholders' litigation rights will be evaluated under ISS' policy on Unilateral Bylaw/Charter Amendments.

Poison Pills- Management Proposals to Ratify Poison Pill

Vote CASE-BY-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

·	No lower than a 20 percent trigger, flip-in or flip-over;
·	A term of no more than three years;
·	No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;
·
Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

Poison Pills- Management Proposals to Ratify a Pill to Preserve Net Operating Losses (NOLs)

Vote AGAINST proposals to adopt a poison pill for the stated purpose of protecting a company's net operating losses (NOL) if the term of the pill would exceed the shorter of three years and the exhaustion of the NOL.

Vote CASE-BY-CASE on management proposals for poison pill ratification, considering the following factors, if the term of the pill would be the shorter of three years (or less) and the exhaustion of the NOL:

·	The ownership threshold to transfer (NOL pills generally have a trigger slightly below 5 percent);
·	The value of the NOLs;
·	Shareholder protection mechanisms (sunset provision, or commitment to cause expiration of the pill upon exhaustion or expiration of NOLs);
·
The company's existing governance structure including: board independence, existing takeover defenses, track record of responsiveness to shareholders, and any other problematic governance concerns; and

·	Any other factors that may be applicable.

Shareholder Ability to Act by Written Consent

Generally vote AGAINST management and shareholder proposals to restrict or prohibit shareholders' ability to act by written consent.

Generally vote FOR management and shareholder proposals that provide shareholders with the ability to act by written consent, taking into account the following factors:
·	Shareholders' current right to act by written consent;
·	The consent threshold;
·	The inclusion of exclusionary or prohibitive language;
·	Investor ownership structure; and
·	Shareholder support of, and management's response to, previous shareholder proposals.

Vote CASE-BY-CASE on shareholder proposals if, in addition to the considerations above, the company has the following governance and antitakeover provisions:

·	An unfettered11 right for shareholders to call special meetings at a 10 percent threshold;
· ·	A majority vote standard in uncontested director elections; No non-shareholder-approved pill; and
·	An annually elected board.

CAPITAL/RESTRUCTURING12

Common Stock Authorization

Vote FOR proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote AGAINST proposals at companies with more than one class of common stock to increase the number of authorized shares of the class of common stock that has superior voting rights.

Vote AGAINST proposals to increase the number of authorized common shares if a vote for a reverse stock split on the same ballot is warranted despite the fact that the authorized shares would not be reduced proportionally.

Vote CASE-BY-CASE on all other proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

·	Past Board Performance:
o	The company's use of authorized shares during the last three years

11 "Unfettered" means no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10 percent threshold, and only reasonable limits on when a meeting can be called: no greater than 30 days after the last annual meeting and no greater than 90 days prior to the next annual meeting.
12 See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

·	The Current Request:
o	Disclosure in the proxy statement of the specific purposes of the proposed increase;
o	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request; and
o
The dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company's need for shares and total shareholder returns.

Dual Class Structure

Generally vote AGAINST proposals to create a new class of common stock unless:

·	The company discloses a compelling rationale for the dual-class capital structure, such as:
o	The company's auditor has concluded that there is substantial doubt about the company's ability to continue as a going concern; or
o	The new class of shares will be transitory;
·	The new class is intended for financing purposes with minimal or no dilution to current shareholders in both the short term and long term; and
·	The new class is not designed to preserve or increase the voting power of an insider or significant shareholder.

Preferred Stock Authorization

Vote FOR proposals to increase the number of authorized preferred shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote AGAINST proposals at companies with more than one class or series of preferred stock to increase the number of authorized shares of the class or series of preferred stock that has superior voting rights.

Vote CASE-BY-CASE on all other proposals to increase the number of shares of preferred stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

·	Past Board Performance:
o	The company's use of authorized preferred shares during the last three years;
·	The Current Request:
o	Disclosure in the proxy statement of the specific purposes for the proposed increase;
o	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request;
o
In cases where the company has existing authorized preferred stock, the dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company's need for shares and total shareholder returns; and

o	Whether the shares requested are blank check preferred shares that can be used for antitakeover purposes.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions. Review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

·
Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

·	Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.
·
Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

·
Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

·
Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the "ISS Transaction Summary" section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

·
Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

COMPENSATION13

Executive Pay Evaluation

Underlying all evaluations are five global principles that most investors expect corporations to adhere to in designing and administering executive and director compensation programs:

1.
Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors, the link between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;

2.	Avoid arrangements that risk “pay for failure”: This principle addresses the appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;
3.
Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);

13 See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

4.
Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;

5.
Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

Advisory Votes on Executive Compensation—Management Proposals (Management Say-on-Pay)14

Vote CASE-BY-CASE on ballot items related to executive pay and practices, as well as certain aspects of outside director compensation.

Vote AGAINST Advisory Votes on Executive Compensation (Management Say-on-Pay—MSOP) if:
·	There is a significant misalignment between CEO pay and company performance (pay for performance);
·	The company maintains significant problematic pay practices;
·	The board exhibits a significant level of poor communication and responsiveness to shareholders.

Vote AGAINST or WITHHOLD from the members of the Compensation Committee and potentially the full board if:

·
There is no MSOP on the ballot, and an AGAINST vote on an MSOP is warranted due to a pay for performance misalignment, problematic pay practices, or the lack of adequate responsiveness on compensation issues raised previously, or a combination thereof;

·	The board fails to respond adequately to a previous MSOP proposal that received less than 70 percent support of votes cast;
·	The company has recently practiced or approved problematic pay practices, including option repricing or option backdating; or
·	The situation is egregious.

Primary Evaluation Factors for Executive Pay
Pay-for-Performance Evaluation

ISS annually conducts a pay-for-performance analysis to identify strong or satisfactory alignment between pay and performance over a sustained period. With respect to companies in the Russell 3000 or Russell 3000E indices, this analysis considers the following:

1.	Peer Group15 Alignment:

14 The Advisor will generally vote AGAINST the Say-on-Pay proposal when either ISS or Glass Lewis issues a recommendation against the proposal.
15 The revised peer group generally comprises 14-24 companies that are selected using market cap, revenue (or assets for certain financial firms), GICS industry group and GICS industry group of the company's selected peers with size constraints, via a process designed to select peers that are closest to the subject company in terms of revenue/assets and industry and also within a market cap bucket that is reflective of the company's.

·	The degree of alignment between the company's annualized TSR rank and the CEO's annualized total pay rank within a peer group, each measured over a three-year period.
·	The multiple of the CEO's total pay relative to the peer group median.

2.
Absolute Alignment – the absolute alignment between the trend in CEO pay and company TSR over the prior five fiscal years – i.e., the difference between the trend in annual pay changes and the trend in annualized TSR during the period.

If the above analysis demonstrates significant unsatisfactory long-term pay-for-performance alignment or, in the case of companies outside the Russell indices, misaligned pay and performance are otherwise suggested, our analysis may include any of the following qualitative factors, as relevant to evaluating how various pay elements may work to encourage or to undermine long-term value creation and alignment with shareholder interests:

·	The ratio of performance- to time-based equity awards;
·	The overall ratio of performance-based compensation;
·	The completeness of disclosure and rigor of performance goals;
·	The company's peer group benchmarking practices;
·	Actual results of financial/operational metrics, such as growth in revenue, profit, cash flow, etc., both absolute and relative to peers;
·	Special circumstances related to, for example, a new CEO in the prior FY or anomalous equity grant practices (e.g., bi-annual awards);
·	Realizable pay16 compared to grant pay; and
·	Any other factors deemed relevant.

Problematic Pay Practices

The focus is on executive compensation practices that contravene the global pay principles, including:

·	Problematic practices related to non-performance-based compensation elements;
·	Incentives that may motivate excessive risk-taking; and
·	Options Backdating.

Problematic Pay Practices related to Non-Performance-Based Compensation Elements

Pay elements that are not directly based on performance are generally evaluated CASE-BY-CASE considering the context of a company's overall pay program and demonstrated pay-for-performance philosophy. Please refer to ISS' Compensation FAQ document for detail on specific pay practices that have been identified as potentially problematic and may lead to negative recommendations if they are deemed to be inappropriate or unjustified relative to executive pay best practices. The list below highlights the problematic practices that carry significant weight in this overall consideration and may result in adverse vote recommendations:

·	Repricing or replacing of underwater stock options/SARS without prior shareholder approval (including cash buyouts and voluntary surrender of underwater options);
·	Excessive perquisites or tax gross-ups, including any gross-up related to a secular trust or restricted stock vesting;
·	New or extended agreements that provide for:

16 ISS research reports will include realizable pay for S&P 1500 companies.

o	CIC payments exceeding 3 times base salary and average/target/most recent bonus;
o	CIC severance payments without involuntary job loss or substantial diminution of duties ("single" or "modified single" triggers);
o	CIC payments with excise tax gross-ups (including "modified" gross-ups).

Incentives that may Motivate Excessive Risk-Taking

·	Multi-year guaranteed bonuses;
·	A single or common performance metric used for short- and long-term plans;
·	Lucrative severance packages;
·	High pay opportunities relative to industry peers;
·	Disproportionate supplemental pensions; or
·	Mega annual equity grants that provide unlimited upside with no downside risk.
Factors that potentially mitigate the impact of risky incentives include rigorous claw-back provisions and robust stock ownership/holding guidelines.

Options Backdating

The following factors should be examined CASE-BY-CASE to allow for distinctions to be made between “sloppy” plan administration versus deliberate action or fraud:
·	Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;
·	Duration of options backdating;
·	Size of restatement due to options backdating;
·	Corrective actions taken by the board or compensation committee, such as canceling or re-pricing backdated options, the recouping of option gains on backdated grants; and
·	Adoption of a grant policy that prohibits backdating, and creates a fixed grant schedule or window period for equity grants in the future.
Compensation Committee Communications and Responsiveness
Consider the following factors CASE-BY-CASE when evaluating ballot items related to executive pay on the board’s responsiveness to investor input and engagement on compensation issues:

·	Failure to respond to majority-supported shareholder proposals on executive pay topics; or
·	Failure to adequately respond to the company's previous say-on-pay proposal that received the support of less than 70 percent of votes cast, taking into account:
o	The company's response, including:
▪	Disclosure of engagement efforts with major institutional investors regarding the issues that contributed to the low level of support;
▪	Specific actions taken to address the issues that contributed to the low level of support;
▪	Other recent compensation actions taken by the company;
o	Whether the issues raised are recurring or isolated;
o	The company's ownership structure; and
o	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

Frequency of Advisory Vote on Executive Compensation ("Say When on Pay")

Vote FOR annual advisory votes on compensation, which provide the most consistent and clear communication channel for shareholder concerns about companies' executive pay programs.

Voting on Golden Parachutes in an Acquisition, Merger, Consolidation, or Proposed Sale

Vote CASE-BY-CASE on say on Golden Parachute proposals, including consideration of existing change-in-control arrangements maintained with named executive officers rather than focusing primarily on new or extended arrangements.

Features that may result in an AGAINST recommendation include one or more of the following, depending on the number, magnitude, and/or timing of issue(s):

·	Single- or modified-single-trigger cash severance;
·	Single-trigger acceleration of unvested equity awards;
·	Excessive cash severance (>3x base salary and bonus);
·	Excise tax gross-ups triggered and payable (as opposed to a provision to provide excise tax gross-ups);
·	Excessive golden parachute payments (on an absolute basis or as a percentage of transaction equity value); or
·
Recent amendments that incorporate any problematic features (such as those above) or recent actions (such as extraordinary equity grants) that may make packages so attractive as to influence merger agreements that may not be in the best interests of shareholders; or

·	The company's assertion that a proposed transaction is conditioned on shareholder approval of the golden parachute advisory vote.

Recent amendment(s) that incorporate problematic features will tend to carry more weight on the overall analysis. However, the presence of multiple legacy problematic features will also be closely scrutinized.

In cases where the golden parachute vote is incorporated into a company's advisory vote on compensation (management say-on-pay), ISS will evaluate the say-on-pay proposal in accordance with these guidelines, which may give higher weight to that component of the overall evaluation.

Equity-Based and Other Incentive Plans17

Vote CASE-BY-CASE on certain equity-based compensation plans18 depending on a combination of certain plan features and equity grant practices, where positive factors may counterbalance negative factors, and vice versa, as evaluated using an "equity plan scorecard" (EPSC) approach with three pillars:
Plan Cost: The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company's estimated Shareholder Value Transfer (SVT) in relation to peers and considering both:

·	SVT based on new shares requested plus shares remaining for future grants, plus outstanding unvested/unexercised grants; and
·	SVT based only on new shares requested plus shares remaining for future grants.

17 See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.
18 Proposals evaluated under the EPSC policy generally include those to approve or amend (1) stock option plans for employees and/or employees and directors, (2) restricted stock plans for employees and/or employees and directors, and (3) omnibus stock incentive plans for employees and/or employees and directors.

Plan Features:
·	Automatic single-triggered award vesting upon a change in control (CIC);
·	Discretionary vesting authority;
·	Liberal share recycling on various award types;
·	Lack of minimum vesting period for grants made under the plan.
Grant Practices:
·	The company’s three year burn rate relative to its industry/market cap peers;
·	Vesting requirements in most recent CEO equity grants (3-year look-back);
·	The estimated duration of the plan (based on the sum of shares remaining available and the new shares requested, divided by the average annual shares granted in the prior three years);
·	The proportion of the CEO's most recent equity grants/awards subject to performance conditions;
·	Whether the company maintains a claw-back policy;
·	Whether the company has established post exercise/vesting share-holding requirements.
Generally vote AGAINST the plan proposal if the combination of above factors indicates that the plan is not, overall, in shareholders' interests, or if any of the following egregious factors apply:
·	Awards may vest in connection with a liberal change-of-control definition;
·
The plan would permit repricing or cash buyout of underwater options without shareholder approval (either by expressly permitting it – for NYSE and Nasdaq listed companies -- or by not prohibiting it when the company has a history of repricing – for non-listed companies);

·	The plan is a vehicle for problematic pay practices or a significant pay-for-performance disconnect under certain circumstances; or
·	Any other plan features are determined to have a significant negative impact on shareholder interests.
Social/Environmental Issues

Global Approach

Generally vote FOR the management’s recommendation on shareholder proposals involving social/environmental issues. When evaluating social and environmental shareholder proposals, Dimensional considers the most important factor to be whether adoption of the proposal is likely to enhance or protect shareholder value.

With respect to environmentally screened portfolios, the Advisor will generally vote on shareholder proposals involving environmental issues in accordance with the following ISS U.S. Proxy Voting Guidelines:

Generally vote CASE-BY-CASE, taking into consideration whether implementation of the proposal is likely to enhance or protect shareholder value, and in addition the following will also be considered:

·	If the issues presented in the proposal are more appropriately or effectively dealt with through legislation or government regulation;
·	If the company has already responded in an appropriate and sufficient manner to the issue(s) raised in the proposal;
·	Whether the proposal's request is unduly burdensome (scope, or timeframe) or overly prescriptive;

·	The company's approach compared with any industry standard practices for addressing the issue(s) raised by the proposal;
·
If the proposal requests increased disclosure or greater transparency, whether or not reasonable and sufficient information is currently available to shareholders from the company or from other publicly available sources; and

·
If the proposal requests increased disclosure or greater transparency, whether or not implementation would reveal proprietary or confidential information that could place the company at a competitive disadvantage.

Foreign Private Issuers Listed on U.S. Exchanges

Vote AGAINST (or WITHHOLD from) non-independent director nominees at companies which fail to meet the following criteria: a majority-independent board, and the presence of an audit, a compensation, and a nomination committee, each of which is entirely composed of independent directors.

Where the design and disclosure levels of equity compensation plans are comparable to those seen at U.S. companies, U.S. compensation policy will be used to evaluate the compensation plan proposals. Otherwise, they, and all other voting items, will be evaluated using the relevant ISS regional or market proxy voting guidelines.

Political Issues

Overall Approach

Generally vote FOR the management’s recommendation on shareholder proposals involving political issues. When evaluating political shareholder proposals, Dimensional considers the most important factor to be whether adoption of the proposal is likely to enhance or protect shareholder value.

APPENDIX

INTERNATIONAL PROXY VOTING SUMMARY GUIDELINES19

Effective for Meetings on or after February 17, 2015

In order to provide greater analysis on certain shareholder meetings, the Advisor has elected to receive research reports for certain meetings, as indicated below, from Glass Lewis and Ownership Matters in addition to Institutional Shareholder Services, Inc. (“ISS”) and may in certain circumstances purchase research from other third parties as well.

Specifically, if available, the Advisor may obtain research from Glass Lewis or other third parties in addition to ISS for shareholder meetings in the following circumstances: (1) where the Advisor’s clients have a significant aggregate holding in the issuer and the meeting agenda contains proxies concerning: Anti-takeover Defenses or Voting Related Issues, Mergers and Acquisitions or Reorganizations or Restructurings, Capital Structure Issues, Compensation Issues or a proxy contest; or (2) where the Advisor in its discretion, has deemed that additional research is warranted. The Advisor may purchase research from Ownership Matters with respect to the proxies of certain large Australian Companies.

Where research is obtained from Glass Lewis in accordance with these Guidelines, the Advisor will first review the research reports obtained from ISS and Glass Lewis. If the recommendations contained in the research reports from ISS and Glass Lewis are the same, the Advisor will vote accordingly. If the recommendations contained in the research reports from ISS and Glass Lewis are inconsistent, the Advisor will vote in accordance with the Corporate Governance Committee’s (or its designee’s) determination considering the principle of preserving shareholder value.

1. General Policies

Financial Results/Director and Auditor Reports
Vote FOR approval of financial statements and director and auditor reports, unless:

·	There are concerns about the accounts presented or audit procedures used; or
·	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.
Appointment of Auditors and Auditor Compensation
Vote FOR proposals to ratify auditors and proposals authorizing the board to fix auditor fees, unless:

·	There are serious concerns about the accounts presented or the audit procedures used;
·	The auditors are being changed without explanation; or

19 This is a summary of the majority of International Markets; however, certain countries and/or markets have separate policies which are generally consistent with the principles reflected in this summary but are modified to reflect issues such as those related to customs, disclosure obligations and legal structures of the relevant jurisdiction.

·	non‐audit-related fees are substantial or are routinely in excess of standard annual audit-related fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Appointment of Internal Statutory Auditors

Vote FOR the appointment or (re)election of statutory auditors, unless:

·	There are serious concerns about the statutory reports presented or the audit procedures used;
·	Questions exist concerning any of the statutory auditors being appointed; or
·	The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Allocation of Income

Vote FOR approval of the allocation of income, unless:

·	The dividend payout ratio has been consistently below 30 percent without adequate explanation; or
·	The payout is excessive given the company's financial position.

Stock (Scrip) Dividend Alternative
Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association
Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term
Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

Lower Disclosure Threshold for Stock Ownership
Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5 percent unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements
Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Transact Other Business
Vote AGAINST other business when it appears as a voting item.

2. BOARD OF DIRECTORS

Non-Contested Director Elections

Vote FOR management nominees in the election of directors, unless:

·	Adequate disclosure has not been provided in a timely manner;
·	There are clear concerns over questionable finances or restatements;
·	There have been questionable transactions with conflicts of interest;
·	There are any records of abuses against minority shareholder interests; or
·	The board fails to meet minimum corporate governance standards.

Vote AGAINST the election or reelection of any and all director nominees when the names of the nominees are not available at the time the ISS analysis is written and therefore no research is provided on the nominee.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).

Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees. Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

Vote on a CASE-BY-CASE basis for contested elections of directors, e.g. the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.20

ISS Classification of Directors - International Policy

Executive Director
· Employee or executive of the company;
· Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.
Non-Independent Non-Executive Director (NED)
· Any director who is attested by the board to be a non-independent NED;
· Any director specifically designated as a representative of a significant shareholder of the company;
· Any director who is also an employee or executive of a significant shareholder of the company;
· Beneficial owner (direct or indirect) of at least 10% of the company's stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., members of a family that beneficially own less than 10% individually, but collectively own more than 10%), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);
· Government representative;
· Currently provides (or a relative[1] provides) professional services[2] to the company, to an affiliate of the company, or to an

20 See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

individual officer of the company or of one of its affiliates in excess of $10,000 per year;

· Represents customer, supplier, creditor, banker, or other entity with which the company maintains a transactional/commercial relationship (unless the company discloses information to apply a materiality test[3]);

· Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;

· Relative[1] of a current or former executive of the company or its affiliates;

· A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);

· Former executive (5 year cooling off period);

· Years of service will NOT be a determining factor unless it is recommended best practice in a market:

o 9 years (from the date of election) in the United Kingdom and Ireland;
o 12 years in European markets;
o 7 years in Russia.
Independent NED
· Not classified as non-independent by ISS (see above);
· No material[4] connection, either directly or indirectly, to the company other than a board seat.
Employee Representative
· Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).
Footnotes:
[1] “Relative” follows the SEV’s proposed definition of “immediate family members” which covers spouses, parents, children, step-parents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.
[2] Professional services can be characterized as advisory in nature and generally include the following: investment banking/financial advisory services; commercial banking (beyond deposit services); investment services; insurance services; accounting/audit services; consulting services; marketing services; and legal services. The case of participation in a banking syndicate by a non-lead bank should be considered a transaction (and hence subject to the associated materiality test) rather than a professional relationship.
[3] If the company makes or receives annual payments exceeding the greater of $200,000 or 5 percent of the recipient's gross revenues. (The recipient is the party receiving the financial proceeds from the transaction.)
[4] For purposes of ISS' director independence classification, “material” will be defined as a standard of relationship (financial, personal or otherwise) that a reasonable person might conclude could potentially influence one's objectivity in the boardroom in a manner that would have a meaningful impact on an individual's ability to satisfy requisite fiduciary standards on behalf of shareholders.

Contested Director Elections21

For shareholder nominees, ISS places the persuasive burden on the nominee or the proposing shareholder to prove that they are better suited to serve on the board than management's nominees. Serious consideration of shareholder nominees will be given only if there are clear and compelling reasons for the nominee to join the board. These nominees must also demonstrate a clear ability to contribute positively to board deliberations; some nominees may have hidden or narrow agendas and may unnecessarily contribute to divisiveness among directors.

The major decision factors are:

·	Company performance relative to its peers;
·	Strategy of the incumbents versus the dissidents;
·	Independence of directors/nominees;
·	Experience and skills of board candidates;
·	Governance profile of the company;

21 See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

·	Evidence of management entrenchment;
·	Responsiveness to shareholders;
·	Whether a takeover offer has been rebuffed.

When analyzing a contested election of directors, ISS will generally focus on two central questions: (1) Have the proponents proved that board change is warranted? And if so, (2) Are the proponent board nominees likely to effect positive change (i.e., maximize long-term shareholder value)?

Voting on Directors for Egregious Actions

Under extraordinary circumstances, vote AGAINST or WITHHOLD from directors individually, on a committee, or the entire board, due to:

·	Material failures of governance, stewardship, risk oversight, or fiduciary responsibilities at the company;
·	Failure to replace management as appropriate; or
·
Egregious actions related to the director(s)’service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.22

Discharge of Board and Management

Vote for the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling concerns that the board is not fulfilling its fiduciary duties warranted on a CASE-BY-CASE basis by:

·
A lack of oversight or actions by board members which invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest

·
Any legal issues (e.g. civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged action yet to be confirmed (and not only in the fiscal year in question) such as price fixing, insider trading, bribery, fraud, and other illegal actions

·	Other egregious governance issues where shareholders will bring legal action against the company or its directors

For markets which do not routinely request discharge resolutions (e.g. common law countries or markets where discharge is not mandatory), analysts may voice concern in other appropriate agenda items, such as approval of the annual accounts or other relevant resolutions, to enable shareholders to express discontent with the board.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify external auditors.

Board Structure

Vote FOR routine proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

22 The Advisor may vote AGAINST or WITHHOLD from an individual director if the director also serves as a director for another company that has adopted a poison pill for any purpose other than protecting such other company’s net operating losses.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

3. CAPITAL STRUCTURE23

Share Issuance Requests

General Issuances

Vote FOR issuance authorities with pre-emptive rights to a maximum of 100 percent over currently issued capital and as long as the share issuance authorities’ periods are clearly disclosed (or implied by the application of a legal maximum duration) and in line with market-specific practices and/or recommended guidelines.

Vote FOR issuance authorities without pre-emptive rights to a maximum of 20 percent (or a lower limit if local market best practice recommendations provide) of currently issued capital as long as the share issuance authorities’ periods are clearly disclosed (or implied by the application of a legal maximum duration) and in line with market-specific practices and/or recommended guidelines

Specific Issuances

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:
·	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or
·	The increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Capital Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

23 See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Pledging of Assets for Debt

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Increase in Borrowing Powers

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans

Generally vote FOR share repurchase programs/market authorities, provided that the proposal meets the following parameters:

·	Maximum Volume: 10 percent for market repurchase within any single authority and 10 percent of outstanding shares to be kept in treasury (“on the shelf”); and
·	Duration does not exceed 18 months.

ISS will recommend AGAINST any proposal where:

·	The repurchase can be used for takeover defenses;
·	There is clear evidence of abuse;
·	There is no safeguard against selective buybacks; and/or
·	Pricing provisions and safeguards are deemed to be unreasonable in light of market practice.

ISS may support share repurchase plans in excess of 10 percent volume under exceptional circumstances, such as one-off company specific events (e.g. capital re-structuring). Such proposals will be assessed CASE-BY-CASE based on merits, which should be clearly disclosed in the annual report, provided that following conditions are met:

·	The overall balance of the proposed plan seems to be clearly in shareholders’ interests;
·	The plan still respects the 10 percent maximum of shares to be kept in treasury.

Reissuance of Repurchased Shares

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase in Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

4. COMPENSATION24

Compensation Plans

Vote compensation plans on a CASE-BY-CASE basis.

Director Compensation

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

5. OTHER ITEMS

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

24 See introductory information concerning proxies involving this issue and the supplementary actions the Advisor may take.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:

For every M&A analysis, ISS reviews publicly available information as of the date of the report and evaluates the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

·
Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, ISS places emphasis on the offer premium, market reaction, and strategic rationale.

·	Market reaction - How has the market responded to the proposed deal? A negative market reaction will cause ISS to scrutinize a deal more closely.
·
Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

·
Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? ISS will consider whether any special interests may have influenced these directors and officers to support or recommend the merger.

·
Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

Vote AGAINST if the companies do not provide sufficient information upon request to allow shareholders to make an informed voting decision.

Mandatory Takeover Bid Waivers

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Expansion of Business Activities

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis.

Antitakeover Mechanisms

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

Shareholder Proposals

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

Corporate Social Responsibility (CSR) Issues

Generally vote FOR the management’s recommendation on shareholder proposals involving CSR Issues. When evaluating social and environmental shareholder proposals, Dimensional considers the most important factor to be whether adoption of the proposal is likely to enhance or protect shareholder value.

With respect to environmentally screened portfolios, the Advisor will generally vote on shareholder proposals involving environmental issues in accordance with the following ISS International Proxy Voting Guidelines:

Generally vote CASE-BY-CASE, taking into consideration whether implementation of the proposal is likely to enhance or protect shareholder value, and in addition the following will be considered:

·	If the issues presented in the proposal are more appropriately or effectively dealt with through legislation or government regulation;
·	If the company has already responded in an appropriate and sufficient manner to the issue(s) raised in the proposal;
·	Whether the proposal's request is unduly burdensome (scope, timeframe, or cost) or overly prescriptive;
·	The company's approach compared with any industry standard practices for addressing the issue(s) raised by the proposal;
·
If the proposal requests increased disclosure or greater transparency, whether or not reasonable and sufficient information is currently available to shareholders from the company or from other publicly available sources; and

·
If the proposal requests increased disclosure or greater transparency, whether or not implementation would reveal proprietary or confidential information that could place the company at a competitive disadvantage.

Country of Incorporation vs. Country of Listing-Application of Policy

In general, country of incorporation will be the basis for policy application. However, ISS will generally apply its US policies to the extent possible at issuers that file DEF 14As, 10-K annual and 10-Q quarterly reports and are thus considered domestic issuers by the U.S. Securities and Exchange Commission (SEC).

Foreign Private Issuers Listed on U.S. Exchanges

Companies that are incorporated outside of the U.S. and listed solely on U.S. exchanges, where they qualify as Foreign Private Issuers, will be subject to the following policy:

Vote AGAINST (or WITHHOLD from) non-independent director nominees at companies which fail to meet the following criteria: a majority-independent board, and the presence of an audit, a compensation, and a nomination committee, each of which is entirely composed of independent directors.

Where the design and disclosure levels of equity compensation plans are comparable to those seen at U.S. companies, U.S. compensation policy will be used to evaluate the compensation plan proposals. In all other cases, equity compensation plans will be evaluated according to ISS' International Proxy Voting Guidelines.

All other voting items will be evaluated using ISS' International Proxy Voting Guidelines.

Foreign private issuers ("FPIs") are defined as companies whose business is administered principally outside the U.S., with more than 50 percent of assets located outside the U.S.; a majority of whose directors/officers are not U.S. citizens or residents; and a majority of whose outstanding voting shares are held by non-residents of the U.S.

DIMENSIONAL EMERGING MARKETS VALUE FUND (the “Registrant”)
(Amendment No. 34)

PART C
OTHER INFORMATION

Item 28.                 Exhibits.

(a)	Charter.

(1)           Agreement and Declaration of Trust effective as of March 18, 2009
Incorporated herein by reference to:
Filing: File No.: Filing Date:	Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A. 811-7440. October 30, 2009.

(2)	Certificate of Trust dated March 18, 2009
Incorporated herein by reference to:
Filing: File No.: Filing Date:	Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A. 811-7440. October 30, 2009.

(b)	Bylaws.
Bylaws as adopted March 18, 2009
Incorporated herein by reference to:
Filing: File No.: Filing Date:	Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A. 811-7440. October 30, 2009.

(c)	Instruments Defining the Rights of Security Holders.
(1)	No specimen securities are issued on behalf of the Registrant.

(2)	Relevant portion of Agreement and Declaration of Trust
See Article V.

(3)	Relevant portion of Bylaws
See Article II.

(d)	Investment Advisory Contracts

(1)           Investment Management Agreements.

(a)          Form of Investment Management Agreement between the Registrant and Dimensional Fund Advisors LP dated July 21, 2015.
ELECTRONICALLY FILED HEREWITH AS EX-28.d.1.a.

(e)	Underwriting Contracts.
Form of Distribution Agreement between the Registrant and DFA Securities LLC dated October 30, 2009
Incorporated herein by reference to:
Filing: File No.: Filing Date:	Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A. 811-7440. October 30, 2009.

(f)	Bonus or Profit Sharing Contracts.
Not applicable.

(g)	Custodian Agreements.
(1)
Global Custody Agreement between the Registrant and The Chase Manhattan Bank, dated March 31, 1998.
Incorporated herein by reference to:
Filing:  Post-Effective Amendment No. 13 to the Registrant’s Registration Statement on Form N-1A.
File No.:  811-7440.
Filing Date:  March 29, 2001.

(2)
Form of Global Custodial Services Agreement between the Registrant and Citibank, N.A. dated December 21, 2012.
Incorporated herein by reference to:
Filing:   Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A.
File No.:   811-7440.
Filing Date:   February 28, 2014.

(3)
Custodian Agreement between the Registrant and State Street Bank and Trust Company
Incorporated herein by reference to:
Filing:   Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A.
File No.:   811-7440.
Filing Date:   February 28, 2013.

(h)	Other Material Contracts.
(1)	Transfer Agency Agreement between the Registrant and State Street Bank and Trust Company Incorporated herein by reference to:
Filing:        Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A.
File No.:    811-7440.
Filing Date:   February 28, 2013.

(a)           Form of Amendment No. 1 re: the addition of “FAN” services
        Incorporated herein by reference to:
Filing:           Post-Effective Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A.
File No.:        811-7440.

2

Filing Date:  February 28, 2014.

(2)	Administration Agreement between the Registrant and State Street Bank and Trust Company Incorporated herein by reference to:
Filing:           Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A.
File No.:       811-7440.
Filing Date:  February 28, 2013.

(i)	Legal Opinion.
Not applicable.

(j)	Other Opinions.
Consent of Independent Certified Public Accountants, PricewaterhouseCoopers LLP
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 32 to the Registrant’s Registration Statement on Form N-1A.
File No.:	811-7440.
Filing Date:	February 27, 2015.

(k)	Omitted Financial Statements.
Not applicable.

(l)	Initial Capital Agreements.
Subscription Agreement dated as of February 1, 1993.
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 13 to the Registrant’s Registration Statement on Form N-1A.
File No.:	811-7440.
Filing Date:	March 29, 2001.

(m)	Rule 12b-1 Plan.
Not applicable.

(n)	Rule 18f-3 Plan.
Not applicable.

(o)	Power-of-Attorney.
Power-of-Attorney dated as of December 17, 2010, appointing David G. Booth, David R. Martin, Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon and Carolyn L. O as attorneys-in-fact to David G. Booth, Eduardo A. Repetto, George M. Constantinides, John P. Gould, Roger G. Ibbotson, Edward P. Lazear, Myron S. Scholes, Abbie J. Smith and David R. Martin.
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 27 to the Registrant’s Registration Statement on Form N-1A.
File No.: Filing Date:	811-7440. February 28, 2011.

3

(p)	Code of Ethics.
Code of Ethics of Registrant, Advisor and Underwriter.
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A.
File No.:	811-7440.
Filing Date:	March 29, 2004.

Item 29.	Persons Controlled by or Under Common Control with Registrant.
If an investor beneficially owns more than 25% of the outstanding voting securities of the feeder fund that invests all of its investable assets in a Series of the Registrant, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor.  Accordingly, the feeder portfolio of DFA Investment Dimensions Group (“DFAIDG”), a Maryland corporation and registered investment company, may be deemed to be under common control with its corresponding Series of the Registrant.  As of January 31, 2015, no person beneficially owned more than 25% of the outstanding voting securities of the feeder portfolio investing in the Registrant.

Item 30.	Indemnification.
Reference is made to Article VII of the Registrant’s Agreement and Declaration of Trust, which is incorporated by reference to Amendment No. 25 electronically filed on October 30, 2009.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”); may be permitted to the trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, an officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.	Business and Other Connections of the Investment Advisor.
Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.), the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., The DFA Investment Trust Company and Dimensional Investment Group Inc.  The Advisor also serves as sub-advisor for certain other registered investment companies.

For additional information, please see “Management of the Fund” in Part A of this Registration Statement.

4

Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor’s Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference, and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.	Principal Underwriters.

(a)
DFA Securities LLC, (“DFAS”) is the principal underwriter for the Registrant.  DFAS also serves as principal underwriter for Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company.

(b)
The following table sets forth information as to the Distributor’s Directors, Officers, Partners and Control Persons.  The address of each officer is 6300 Bee Cave Road, Building One, Austin, Texas 78746:

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
April A. Aandal	Vice President	Vice President
Robyn G. Alcorta	Vice President	Vice President
Darryl D. Avery	Vice President	Vice President
Arthur H. Barlow	Vice President	Vice President
Peter Bergan	Vice President	Vice President
Lana Bergstein	Vice President	Vice President
Robert D. Bessett	Vice President	Vice President
Stanley W. Black	Vice President	Vice President
Aaron T. Borders	Vice President	Vice President
Scott A. Bosworth	Vice President	Vice President
Valerie A. Brown	Vice President and Assistant Secretary	Vice President and Assistant Secretary
David P. Butler	Vice President	Vice President
Douglas M. Byrkit	Vice President	Vice President
Hunt M. Cairns	Vice President	Vice President
Dennis M. Chamberlain	Vice President	Vice President
Ryan J. Chaplinski	Vice President	Vice President
James G. Charles	Vice President	Vice President
Joseph H. Chi	Vice President	Vice President
Pil Sun Choi	Vice President	Vice President
Stephen A. Clark	Vice President	Vice President
Matt B. Cobb	Vice President	Vice President
Rose C. Cooke	Vice President	Vice President
Ryan Cooper	Vice President	Vice President
Jeffrey D. Cornell	Vice President	Vice President
Robert P. Cornell	Vice President	Vice President
Brian M. Cosmano	Vice President	Vice President
George H. Crane	Vice President	Vice President
Christopher S. Crossan	Vice President and Chief Compliance Officer	Vice President and Global Chief Compliance Officer
John Dashtara	Vice President	Vice President

5

James L. Davis	Vice President	Vice President
Robert T. Deere	Vice President	Vice President
Johnathon K. DeKinder	Vice President	Vice President
Mark J. Dennis	Vice President	Vice President
Massimiliano DeSantis	Vice President	Vice President
Peter F. Dillard	Vice President	Vice President
Robert W. Dintzner	Vice President	Vice President
Karen M. Dolan	Vice President	Vice President
L. Todd Erskine	Vice President	Vice President
Richard A. Eustice	Vice President and Assistant Secretary	Vice President and Assistant Secretary
Gretchen A. Flicker	Vice President	Vice President
Jed S. Fogdall	Vice President	Vice President
Edward A. Foley	Vice President	Vice President
Deborah J.G. Foster	Vice President	Vice President
Jeremy P. Freeman	Vice President	Vice President
Mark R. Gochnour	Vice President	Vice President
Tom M. Goodrum	Vice President	Vice President
Henry F. Gray	Vice President	Vice President
John T. Gray	Vice President	Vice President
Christian Gunther	Vice President	Vice President
Robert W. Hawkins	Vice President	Vice President
Joel H. Hefner	Vice President	Vice President
Kevin B. Hight	Vice President	Vice President
Christine W. Ho	Vice President	Vice President
Michael C. Horvath	Vice President	Vice President
Mark A. Hunter	Vice President	Vice President
Jeff J. Jeon	Vice President	Vice President
Garret D. Jones	Vice President	Vice President
Stephen W. Jones	Vice President	Vice President
Scott P. Kaup	Vice President	Vice President
David M. Kavanaugh	Vice President	Vice President
Andrew K. Keiper	Vice President	Vice President
Glenn E. Kemp	Vice President	Vice President
David M. Kershner	Vice President	Vice President
Kimberly L. Kiser	Vice President	Vice President
Timothy R. Kohn	Vice President	Vice President
Joseph F. Kolerich	Vice President	Vice President
Mark D. Krasniewski	Vice President	Vice President
Kahne L. Krause	Vice President	Vice President
Stephen W. Kurad	Vice President	Vice President
Michael F. Lane	Vice President	Vice President
Francis R. Lao	Vice President	Vice President
David F. LaRusso	Vice President	Vice President
Juliet H. Lee	Vice President	Vice President
Marlena I. Lee	Vice President	Vice President
Paul A. Lehman	Vice President	Vice President
John B. Lessley	Vice President	Vice President
Joy L. Lopez	Vice President	Vice President

6

Apollo D. Lupescu	Vice President	Vice President
Timothy P. Luyet	Vice President	Vice President
Peter Magnusson	Vice President	Vice President
Kenneth M. Manell	Vice President	Vice President
Aaron M. Marcus	Vice President	Vice President
David R. Martin	Vice President, Chief Financial Officer and Treasurer	Vice President, Chief Financial Officer and Treasurer
Duane R. Mattson	Vice President	Vice President
Bryan R. McClune	Vice President	Vice President
Philip P. McInnis	Vice President	Vice President
Travis A. Meldau	Vice President	Vice President
Jonathan G. Nelson	Vice President	Vice President
Catherine L. Newell	Vice President and Secretary	Vice President and Secretary
John R. Nicholson	Vice President	Vice President
Pamela B. Noble	Vice President	Vice President
Selwyn Notelovitz	Vice President and Deputy Chief Compliance Officer	Vice President and Deputy Chief Compliance Officer
Carolyn L. O	Vice President	Vice President
Gerard K. O’Reilly	Vice President and Co-Chief Investment Officer	Vice President and Co-Chief Investment Officer
Daniel C. Ong	Vice President	Vice President
Kyle K. Ozaki	Vice President	Vice President
Matthew A. Pawlak	Vice President	Vice President
Jeffrey L. Pierce	Vice President	Vice President
Olivian T. Pitis	Vice President	Vice President
David A. Plecha	Vice President	Vice President
Allen Pu	Vice President	Vice President
Theodore W. Randall	Vice President	Vice President
David J. Rapozo	Vice President	Vice President
Mark A. Regier	Vice President	Vice President
Cory T. Riedberger	Vice President	Vice President
Savina B. Rizova	Vice President	Vice President
Michael F. Rocque	Vice President	Vice President
L. Jacobo Rodriguez	Vice President	Vice President
Oliver J. Rowe	Vice President	Vice President
Joseph S. Ruzicka	Vice President	Vice President
Julie A. Saft	Vice President	Vice President
Joel P. Schneider	Vice President	Vice President
Walid A. Shinnawi	Vice President	Vice President
Ashish Shrestha	Vice President	Vice President
Bruce A. Simmons	Vice President	Vice President
Ted R. Simpson	Vice President	Vice President
Bhanu P. Singh	Vice President	Vice President
Bryce D. Skaff	Vice President	Vice President
Lukas J. Smart	Vice President	Vice President
Andrew D. Smith	Vice President	Vice President
Grady M. Smith	Vice President	Vice President
Lawrence R. Spieth	Vice President	Vice President
Richard H. Tatlow V	Vice President	Vice President

7

Blake T. Tatsuta	Vice President	Vice President
Erik T. Totten	Vice President	Vice President
John H. Totten	Vice President	Vice President
Robert C. Trotter	Vice President	Vice President
Dave C. Twardowski	Vice President	Vice President
Karen E. Umland	Vice President	Vice President
Benjamin C. Walker	Vice President	Vice President
Brian J. Walsh	Vice President	Vice President
Jessica Walton	Vice President	Vice President
Weston J. Wellington	Vice President	Vice President
Ryan J. Wiley	Vice President	Vice President
Stacey E. Winning	Vice President	Vice President
Paul E. Wise	Vice President	Vice President
Joseph L. Young	Vice President	Vice President
David G. Booth	Chairman, Director, President and Co-Chief Executive Officer	Chairman, Director, President and Co-Chief Executive Officer
Kenneth R. French	Director	Not Applicable
John A. McQuown	Director	Not Applicable
Eduardo A. Repetto	Director, Co-Chief Executive Officer and Co-Chief Investment Officer	Director, Co-Chief Executive Officer and Chief Investment Officer
Dimensional Fund Advisors LP	Shareholder	Not Applicable

(c)	Not applicable.

Item 33.	Location of Accounts and Records.
The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

Name	Address
Dimensional Emerging Markets Value Fund	6300 Bee Cave Road, Building One Austin, TX 78746
State Street Bank and Trust Company Citibank, N.A.	1 Lincoln Street, Boston, MA 02111 111 Wall Street New York, New York 10005

Item 34.	Management Services.
None.

Item 35.	Undertakings.
Not applicable.

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SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 34 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, the State of Texas, as of the 21st day of July, 2015.

DIMENSIONAL EMERGING MARKETS VALUE FUND
(Registrant)

By:	/s/ Carolyn L. O
Carolyn L. O (Attorney-in-Fact to Registrant pursuant to a Power of Attorney incorporated herein by reference)
Vice President
(Signature and Title)

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EXHIBIT INDEX

N-1A Exhibit No.	EDGAR Exhibit No.	Description
28.d.1.a	28.d.1.a	Form of Investment Management Agreement between the Registrant and Dimensional Fund Advisors LP dated July 21, 2015.

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